The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell the securities described in this preliminary prospectus supplement until we deliver a final prospectus supplement and accompanying prospectus. This preliminary prospectus supplement is not an offer to sell these securities nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 22, 2010

PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 22, 2010)

$750,000,000
Volkswagen Auto Lease Trust 2010-A
Issuing Entity
Volkswagen Auto Lease/Loan Underwritten Funding, LLC
Depositor
VW Credit, Inc.
Sponsor and Servicer

You should carefully read the “risk factors” beginning on page S-9 of this prospectus supplement and page 1 of the prospectus.

The notes are asset backed securities. The notes will be the sole obligation of the issuing entity only and will not be obligations of or guaranteed by VW Credit, Inc., VW Credit Leasing, Ltd., Volkswagen Auto Lease/Loan Underwritten Funding, LLC or any of their affiliates.

No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus.

The following notes are being offered by this prospectus supplement:

	Principal		Final Scheduled	Expected Final
	Amount	Interest Rate	Payment Date	Maturity Date(1)

Class A-1 Notes	$158,000,000		November 21, 2011	June 20, 2011
Class A-2 Notes	256,000,000		January 22, 2013	May 21, 2012
Class A-3 Notes	265,000,000		November 20, 2013	March 20, 2013
Class A-4 Notes	71,000,000		October 20, 2015	June 20, 2013

Total	$750,000,000

		Underwriting	Proceeds to the
	Price to Public(2)	Discount	depositor(3)

Per Class A-1 Note
Per Class A-2 Note
Per Class A-3 Note
Per Class A-4 Note

Total

(1)	Assuming 75% prepayment assumption to maturity. See “Weighted Average Life of the Notes.”

(2)	Plus accrued interest, if any, from November 4, 2010.

(3)	The proceeds to the depositor exclude expenses, estimated at $1,000,000.

•	The notes are payable solely from the assets of the issuing entity, which consist primarily of a special unit of beneficial interest in a portfolio of retail automobile leases and the related Volkswagen and Audi leased vehicles, payments due on the lease contracts, proceeds from the sale of the leased vehicles, and funds on deposit in the reserve account.

•	The issuing entity will pay interest and principal on the notes on the 20th day of each month, or, if the 20th is not a business day, the next business day, starting on November 22, 2010.

•	Credit enhancement for the notes offered hereby will consist of a reserve account, with an initial deposit of $4,464,307.09, and overcollateralization of $142,861,417.73.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Joint Bookrunners

Barclays Capital	Deutsche Bank Securities

BofA Merrill Lynch
Citi
J.P. Morgan
RBS
SOCIETE GENERALE

The date of this prospectus supplement is          , 2010

i

WHERE TO FIND INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
     This prospectus supplement and the accompanying prospectus provide information about the issuing entity and the notes offered by this prospectus supplement and the accompanying prospectus.
     We tell you about the notes in two separate documents:
•	the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which describes the specific terms of your notes.
     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.
     We have started with two introductory sections in this prospectus supplement describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:
•
Summary of Terms — provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors — describes briefly some of the risks to investors in the securities.
     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page S-67 of this prospectus supplement and page 71 of the accompanying prospectus.
     Wherever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
     If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters.
     In this prospectus supplement, the terms “we,” “us” and “our” refer to Volkswagen Auto Lease/Loan Underwritten Funding, LLC.
REPORTS TO NOTEHOLDERS
     After the notes are issued, unaudited monthly servicing reports containing information concerning the issuing entity, the notes and the leases and leased vehicles will be prepared by VW Credit, Inc. (“VW Credit”) and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co. See the accompanying prospectus under “Reports to Securityholders.”
     Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at https://tss.sfs.db.com/investpublic/. The indenture trustee will forward a hard copy of the reports to each noteholder promptly after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (800) 735-7777. The indenture trustee is obligated to notify the securityholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.
     The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. VW Credit, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Volkswagen Auto Lease Trust 2010-A” and file number 333-160515-____.
NOTICE TO RESIDENTS OF THE UNITED KINGDOM
THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.
NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE SECURITIES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS
     This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.

•	The special unit of beneficial interest, or SUBI, represents a beneficial interest in specific Origination Trust assets.

•	The SUBI represents a beneficial interest in a pool of closed-end Volkswagen and Audi vehicle leases and the related Volkswagen and Audi leased vehicles.

•
The UTI represents Origination Trust assets not allocated to the SUBI or any other special unit of beneficial interest similar to the SUBI and the issuing entity has no rights in the UTI, the UTI assets or the assets related to any other SUBI of the Origination Trust.

Flow of Funds*
(Prior to an Acceleration after an Event of Default)

*	For more information regarding priority of payments, see “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments”.

v

SUMMARY OF TERMS
     This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES
Issuing Entity/Trust
Volkswagen Auto Lease Trust 2010-A, a Delaware statutory trust, will be the “issuing entity” of the notes. The principal asset of the issuing entity will be the beneficial interest in a pool of closed-end, new retail automobile leases, the related Volkswagen and Audi leased vehicles and related assets.
Depositor
Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company and a wholly owned special purpose subsidiary of VW Credit, is the “depositor” of the issuing entity and the seller of the beneficial interest in the pool of leases and related leased vehicles to the issuing entity. The depositor will be the initial holder of the issuing entity’s certificate, which represents the residual interest in the issuing entity.
You may contact the depositor by mail at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171, or by calling (703) 364-7000.
Servicer/Sponsor
VW Credit, Inc., a Delaware corporation, known as “VW Credit” or the “servicer”, will service the pool of leases and related leased vehicles owned by the origination trust and beneficially held by the issuing entity and is the “sponsor” of the transaction described in this prospectus supplement and the related prospectus. The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 1.00%; (2) one-twelfth (or, in the case of the first payment date, one-sixth) and (3) the aggregate securitization value of the leases and related leased vehicles as of the first day of the related collection period (or as of the cutoff date, in the case of the first collection period). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.
Origination Trust
VW Credit Leasing, Ltd., a Delaware statutory trust, is the “origination trust”. Motor vehicle dealers in the Volkswagen and Audi network of dealers have assigned closed-end retail lease contracts and the related leased vehicles to the origination trust.
Some of the leases and related leased vehicles assigned to the origination trust have been allocated to a separate pool of assets, which we call the “Transaction SUBI”, which is represented by a certificate called the “Transaction SUBI Certificate”. The issuing entity will hold the Transaction SUBI Certificate.
Administrator
VW Credit will be the “administrator” of the issuing entity, and in such capacity will provide administrative services for the issuing entity.
Trustees
Deutsche Bank Trust Company Americas, a New York banking corporation, will be the “indenture trustee”.
Citibank, N.A., a national banking association, will be the “owner trustee”.
Citigroup Trust — Delaware, National Association, a federally chartered trust company, will be the “issuer Delaware trustee”.
U.S. Bank National Association, a national banking association, is the “UTI trustee”, “SUBI trustee” and “administrative trustee” of the origination trust.
Wilmington Trust Company, a Delaware banking corporation, is the “Delaware trustee” of the origination trust.

The UTI trustee, administrative trustee, SUBI trustee and Delaware trustee are each referred to in this prospectus supplement as an “origination trustee” and, collectively, as the “origination trustees”.
THE OFFERED NOTES
The issuing entity will issue and offer the following notes:

	Principal	Interest	Final Scheduled
Class	Amount	Rate	Payment Date
Class A-1 Notes	$158,000,000	%	Nov. 21, 2011
Class A-2 Notes	$256,000,000	%	Jan. 22, 2013
Class A-3 Notes	$265,000,000	%	Nov. 20, 2013
Class A-4 Notes	$71,000,000	%	Oct. 20, 2015
The issuing entity will also issue a subordinated and non-interest bearing “certificate”, which represents an equity interest in the issuing entity and is not offered hereby. The certificateholder will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date.
The notes are issuable in a minimum denomination of $100,000 and integral multiples of $1,000 in excess thereof.
The issuing entity expects to issue the notes on November 4, 2010, which we refer to as the “closing date”.
PRINCIPAL AND INTEREST
The issuing entity will pay interest on the notes monthly, on the 20th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date”. The first payment date is November 22, 2010. On each payment date, payments on the notes will be made to holders of record as of the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date”.
Interest Payments
•	Interest on the notes will accrue from and including the prior payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the current payment date.
•	Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).
•
The issuing entity will pay interest on the Class A-1 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of (i) the outstanding principal amount on the Class A-1 notes, (ii) the related interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

•
The issuing entity will pay interest on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be the product of (i) the outstanding principal amount of the related class of notes, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, 18) divided by 360.

•	Interest payments on all classes of notes will have the same priority.
Principal Payments
•	The issuing entity will generally pay principal on the notes monthly on each payment date in accordance with the payment priorities described below under “— Priority of Payments.”

•	The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the leases during the prior collection period.
•	This prospectus supplement describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.
•
On each payment date, prior to the acceleration of the notes following an event of default, which is described below under “— Interest and Principal Payments after an Event of Default,” the issuing entity will distribute funds available to pay principal of the notes in the following order of priority:
(1)	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

(2)	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

(3)	third, to the Class A-3 notes, until the Class A-3 notes are paid in full; and

(4)	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full.
•	All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.
Interest and Principal Payments after an Event of Default
On each payment date after an event of default under the indenture occurs and the notes are accelerated, after payment of certain amounts to the trustees and the servicer, interest on the notes will be paid ratably to each class of notes and principal payments of each class of notes will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of notes will receive principal payments, ratably, based on the aggregate outstanding principal amount of each remaining class of notes. Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account. See “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments May Change Upon an Event of Default” in this prospectus supplement.
If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth above under “— Principal Payments.”
Optional Redemption of the Notes
The depositor will have the right at its option to exercise an “optional purchase” and to purchase the Transaction SUBI Certificate from the issuing entity on any payment date if, either before or after giving effect to any payment of principal required to be made on that payment date, the aggregate outstanding principal amount of the notes is less than or equal to 10% of the aggregate initial principal amount of the notes. If the depositor exercises this option, any notes that are outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest up to but not including the date of redemption. It is expected that at the time this option becomes available to the depositor, only the Class A-3 and Class A-4 notes will be outstanding.
Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account, after giving effect to any deposits thereto or withdrawals therefrom on such date, would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes as determined by the servicer. On such payment date, (i) the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.
Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that the record date otherwise applicable to that redemption date is not applicable, and (v) that interest on the notes will cease to accrue from and after the redemption date; and (vi) the CUSIP number (if applicable) for the notes.
INDENTURE DEFAULTS
The occurrence of any one of the following events will be an “indenture default” under the indenture:
•	a default for five days or more in the payment of interest on any note after the same becomes due;
•	a default in the payment of principal of a note on the related final scheduled payment date or the redemption date;
•
a default in the observance or performance of any covenant or agreement of the issuing entity in the indenture, or any representation or warranty of the issuing entity made in the indenture or any related certificate or writing delivered pursuant to the indenture proves to have been incorrect in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the noteholders, and the continuation of that default or inaccuracy for a period of 60 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than a majority of the outstanding principal amount of the notes (excluding any notes owned by the issuing entity, the depositor, the servicer, the administrator or any of their respective affiliates); and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity;
provided, however, that a delay in or failure of performance referred to in the first three bullet points above for a period of 120 days will not constitute an indenture default if that delay or failure was caused by force majeure or other similar occurrence.
The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.
ISSUING ENTITY PROPERTY
The primary assets of the issuing entity will be the Transaction SUBI Certificate, which is described below, and will entitle the issuing entity to receive the monthly payments under the leases and the amounts realized from sales of the related leased vehicles.
The Leases and the Leased Vehicles
The leased vehicles allocated to the Transaction SUBI are new automobiles and sport utility vehicles titled in the name of the origination trust. The leases allocated to the Transaction SUBI are the related retail closed-end leases that were originated by Volkswagen and Audi motor vehicle dealers. The leases provide for equal monthly payments that amortize a “capitalized cost” (which may exceed the manufacturer’s suggested retail price) to a stated residual value of the related leased vehicle established by the servicer at the time of origination of the lease. The “securitization value” of each lease and the related leased vehicle will be the sum of (i) the present value (discounted at the securitization rate) of the remaining monthly payments payable under the lease and (ii) the present value (discounted at the securitization rate) of the “base residual value” of the leased vehicle, which is the lowest of (a) the residual value estimate established by Automotive Lease Guide at the time of origination of the lease without making a distinction between value adding options and non-value adding options, (b) the residual value estimate established by Automotive Lease Guide at the time of origination of the lease giving only partial credit or no credit for options that add little or no value to the resale price of the vehicle and (c) the stated residual value estimate established by the servicer at the time the lease was originated. For purposes of presenting the pool information in this prospectus supplement, a statistical securitization rate of 7.00% has been used. The actual securitization rate may be greater than or less than the statistical securitization but such variance is not expected to be material.
The “issuing entity property” will include the following:
•	Transaction SUBI Certificate;
•	amounts on deposit in the accounts owned by the issuing entity and permitted investments of those accounts;

•	rights under certain transaction documents; and
•
the proceeds of any and all of the above, except that, while the servicer will deposit an amount equal to the sales proceeds of leased vehicles into the collection account, actual sales proceeds will not constitute part of the issuing entity property except after an exercise of remedies upon an indenture default. See “The Transaction Documents — Like Kind Exchange Program” in the accompanying prospectus.

Lease Information
The information in this prospectus supplement is based on the leases and leased vehicles in the statistical pool as of August 28, 2010, which we refer to as the “cutoff date”. The statistical distribution of the characteristics of the actual pool of leases and leased vehicles allocated to the Transaction SUBI will vary somewhat from the statistical distribution of those characteristics in this prospectus supplement because the actual pool will be selected from the leases and leased vehicles in the statistical pool and other leases and leased vehicles owned by the origination trust. Any variance between the characteristics of the statistical pool and the actual pool will not be material.
As of the close of business on the cutoff date, the leases and the related leased vehicles in the statistical pool described in this prospectus supplement had:
•	an aggregate securitization value of $892,861,417.73, of which $491,309,481.49 (approximately 55.03%) represented the discounted base residual values of the leased vehicles;
•	a weighted average original lease term of approximately 38.21 months; and
•	a weighted average remaining term of approximately 27.36 months.
As of the cut-off date, the leases and the related vehicles to be allocated to the Transaction SUBI will have an aggregate securitization value of not less than $892,861,417.73.
The Transaction SUBI Certificate
The origination trust will issue a special unit of beneficial interest, which is also called the “Transaction SUBI”, constituting a beneficial interest in the leases and the related vehicles related to this transaction.
The Transaction SUBI will be represented by a Transaction SUBI Certificate representing a beneficial interest in the origination trust relating solely to the assets included in the Transaction SUBI, which are the leases and related vehicles related to this transaction. The Transaction SUBI Certificate will be transferred by the depositor to the issuing entity at the time the issuing entity issues the notes. The Transaction SUBI Certificate is not offered under this prospectus supplement.
The Transaction SUBI Certificate will evidence a beneficial interest, not a direct ownership interest, in the related assets included in the Transaction SUBI. The Transaction SUBI Certificate will not evidence an interest in any assets of the origination trust other than those assets, and payments made on or in respect of any other origination trust assets will not be available to make payments on the notes. By holding the Transaction SUBI Certificate, the issuing entity is entitled to receive an amount equal to all payments made on or in respect of the assets included in the Transaction SUBI.
For more information regarding the issuing entity’s property, you should refer to “The Transaction SUBI” and “The Leases” in this prospectus supplement.
In addition to the purchase of the Transaction SUBI from the issuing entity in connection with the depositor’s exercise of its “optional purchase” option as described above under “— Principal and Interest — Optional Redemption of the Notes,” the beneficial interest in any affected leases and related leased vehicles must be purchased from the issuing entity by the depositor, in connection with the breach of certain representations and warranties concerning the characteristics of the leases and leased vehicles, and by the servicer, in connection with the breach of certain servicing covenants or in connection with the grant of a postmaturity term extension with respect to a lease, as described under “The Leases — Representations, Warranties and Covenants” in this prospectus supplement.
PRIORITY OF PAYMENTS
On each payment date, except after the acceleration of the notes following an event of default, the indenture trustee will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account) in the following amounts and order of priority:
•	first, to the servicer, the sum of all outstanding advances made by the servicer prior to that payment date;
•
second, pro rata, to the servicer and the administrator, the servicing fee and administration fee, respectively, together with any unpaid servicing fees and administration fees in respect of one or more prior collections periods, respectively;

•
third, pro rata, to the noteholders, to pay interest due on the outstanding notes on that payment date (including overdue interest), and, to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable interest rate;

•	fourth, to the principal distribution account, the “first priority principal distribution amount”,

which will generally be an amount not less than zero, equal to the excess of: (x) the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date), over (y) the aggregate securitization value of the leases and leased vehicles allocated to the Transaction SUBI as of the end of the related collection period;

•
fifth, to the reserve account, until the amount of funds on deposit in the reserve account is equal to the targeted reserve account balance, as defined in “— Credit Enhancement — Reserve Account” below;

•	sixth, to the principal distribution account, the “regular principal distribution amount”, which will generally be an amount not less than zero equal to the excess of:
•	the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date) over

•	the difference between
(1)	the aggregate securitization value of the leases and leased vehicles allocated to the Transaction SUBI at the end of the collection period minus

(2)	$160,715,055.19;
provided, that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with the fourth clause above;
•
seventh, to pay any required fees or indemnification amounts due to the indenture trustee, the SUBI trustee, the issuer Delaware trustee or the owner trustee which have not been paid by VW Credit pursuant to the transaction documents; and

•	eighth, any remaining funds will be distributed to or at the direction of the holder of the issuing entity’s certificate (which initially will be the depositor).
The final distribution to any noteholder will be made only upon surrender and cancellation of its notes at an office or agency of the indenture trustee specified in a notice from the indenture trustee, in the name of and on behalf of the issuing entity. If any notes are not surrendered for cancellation, any funds held by the indenture trustee or any paying agent for the payment of any amount due with respect to any note after the indenture trustee has taken certain measures to locate the related noteholders and those measures have failed, will be distributed to the holder of the issuing entity’s certificate.
Amounts deposited in the principal distribution account will be paid to the noteholders of the notes as described above under “Principal and Interest — Principal Payments” and in “The Notes — Payments of Principal” in this prospectus supplement.
CREDIT ENHANCEMENT
The credit enhancement provides protection for the notes against losses and delays in payment or other shortfalls of cash flow. The credit enhancement for the notes will be overcollateralization and the reserve account.
If the credit enhancement is not sufficient to cover all amounts payable on the notes, because of the sequential payment of principal on the notes, notes having a higher numerical class designation will generally bear the risk of loss to a greater degree than notes having a lower numerical class designation. See also “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement.
Reserve Account
As a source of credit enhancement, the issuing entity will establish a reserve account in the name of the indenture trustee. The reserve account will be fully funded on the closing date with a deposit of $4,464,307.09, which is 0.50% of the aggregate initial securitization value of the assets allocated to the Transaction SUBI as of the cutoff date. We refer to this amount as the “targeted reserve account balance.”
On each payment date, any excess collections remaining after required interest and certain principal payments on the notes and various other obligations and expenses of the issuing entity have been paid will be deposited into the reserve account if the funds in the reserve account are less than the targeted reserve account balance.

On each payment date, after all appropriate deposits and withdrawals are made to and from the reserve account, any amounts on deposit in the reserve account in excess of the targeted reserve account balance will be distributed to or at the direction of the holder of the issuing entity’s certificate.
Available amounts in the reserve account on each payment date (including investment income earned on those amounts) will be distributed to cover shortfalls in the amount available to make the payments in clauses first through fourth under “—Priority of Payments.”
For more information regarding the reserve account, you should refer to “Description of the Transfer Agreements and the Administration Agreement — The Accounts — The Reserve Account” in this prospectus supplement.
Overcollateralization
Overcollateralization is the amount by which the aggregate securitization value of the assets allocated to the Transaction SUBI exceeds the outstanding principal amount of the notes. Overcollateralization means that there will be additional assets generating collections that will be available to cover credit losses and residual losses on the leases and related leased vehicles allocated to the Transaction SUBI. The initial amount of overcollateralization will be $142,861,417.73, or 16.00% of the initial securitization value of the Transaction SUBI assets as of the cutoff date.
TAX STATUS
Mayer Brown LLP, special federal tax counsel to the depositor, will deliver an opinion stating that (i) for United States federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation and (ii) the notes (other than notes, if any, retained by the issuing entity or a person considered the same person as the issuing entity for United States federal income tax purposes) will be treated as debt for United States federal income tax purposes.
Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.
We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.
See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.
CERTAIN ERISA CONSIDERATIONS
Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.
See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.
MONEY MARKET INVESTMENT
The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should review the Class A-1 notes for eligibility and consider these requirements before making a purchase.
RATINGS
The depositor expects that the notes will receive credit ratings from two credit rating agencies hired by the sponsor to rate the notes (the “Hired Agencies”).
Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s independent evaluation of the leases and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors — The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus supplement.

RISK FACTORS
     An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page 1 of the accompanying prospectus.

Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture.
An event of default under the indenture may result in payments on your notes being accelerated. As a result:

•   you may suffer losses on your securities if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

•   payments on your notes may be delayed until more senior classes of notes are repaid; and

•   your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

Your share of possible losses may not be proportional.
Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.
Because the servicing fee is structured as a percentage of the aggregate securitization value of the leases and leased vehicles, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the aggregate outstanding securitization value of the leases and leased vehicles has been repaid. Due to the reduction in servicing fee as described in the foregoing, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

The concentration of leased vehicles to particular models could negatively affect the issuing entity’s assets.
The A4 and Jetta models represent approximately 21.55% and 18.29% of the aggregate securitization value, respectively, of the leases allocated to the Transaction SUBI as of the cutoff date. Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle. As a result, you may incur a loss on your investment.

The geographic concentration of the leases, economic factors and lease performance could negatively affect the issuing entity’s assets.
Economic conditions, such as unemployment, interest rates, inflation rates and consumer perceptions of the economy, in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables. Further, the effect of natural disasters, such as hurricanes and floods, on the performance of the leases, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. If there is a concentration of vehicle registrations in particular states, these or any other adverse economic conditions or natural disasters in those states may affect the rate of prepayment and defaults on the specified leases and the ability to sell or dispose of the related specified vehicles for an amount at least equal to their Automotive Lease Guide residual values.

As of the cutoff date, the servicer’s records indicate that the aggregate securitization value of the leases and leased vehicles were concentrated in the following states:

Percentage of Aggregate Securitization
State	Value as of the Cutoff Date
California	19.77%
New York	15.32%
Florida	13.51%
New Jersey	9.58%

No other state, based on the addresses of the state of origination of the leases, accounted for more than 5.00% of the aggregate securitization value of the leases and related leased vehicles as of the cutoff date.

This prospectus supplement provides information regarding only the leases and the related leased vehicles in the statistical pool; however, the leases and related leased vehicles to be allocated to the Transaction SUBI could have different characteristics.

This prospectus supplement describes only the characteristics of the leases and related leased vehicles in the statistical pool. The leases and related leased vehicles allocated to the Transaction SUBI on the closing date may have characteristics that differ somewhat from the characteristics of the statistical pool of leases and related leased vehicles described in this prospectus supplement. We do not expect the characteristics of the leases and related leased vehicles to differ materially from the leases and related leased vehicles in the statistical pool, and each lease and related leased vehicle to be allocated to the Transaction SUBI on the closing date must satisfy the eligibility criteria specified in the transaction documents. If you purchase a note, you must not assume that the characteristics of the leases and related leased vehicles sold to the issuing entity on the closing date will be identical to the characteristics of the leases and related leased vehicles in the statistical pool disclosed in this prospectus supplement.

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes.
Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency. The ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of losses on the related leases in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

The Hired Agencies have been hired by the sponsor to provide their ratings on the notes. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the notes by the Hired Agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus supplement. Consequently, if you intend to purchase notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your note may be adversely affected.

The absence of a secondary market could limit your ability to resell your notes.
There will be no market for the notes prior to their issuance, and there can be no assurance that a secondary market will develop after such issuance. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment, that it will enable you to realize your desired yield, or that the market will continue for the life of the notes. The underwriters presently expect to make a secondary market in the offered notes, but have no obligation to do so. Absent a secondary market for the notes, you may experience a delay if you choose to sell your note or the price you receive for your note may be less than you would receive for a comparable liquid note. The market values of the notes are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you. The secondary market for asset-backed securities is experiencing significantly reduced liquidity. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. This period of illiquidity may continue and may adversely affect the market value of your notes. See “Risk Factors — The absence of a secondary market for the securities could limit your ability to resell your securities” in the prospectus.

The residual value of leased vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and recent economic developments.
Historical residual value loss experience on lease vehicles is partially attributable to new vehicles pricing policies of all manufacturers. Discount pricing incentives or other marketing incentive programs on new vehicles by VW Credit or by its competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for used vehicles. Although VW Credit currently does not have any marketing incentive program that reduces the prices of the new vehicles, it may introduce such programs in the future.

The residual value published in Automotive Lease Guide for a leased vehicle and the stated residual value for a leased vehicle are only estimates, and are not guarantees of the residual value of a leased vehicle. The reduced demand for used vehicles resulting from discount pricing incentives or other marketing incentive programs introduced by VW Credit or any of its competitors may reduce the prices consumers will be willing to pay for used vehicles, including leased vehicles included in the pool assets at the end of the related leases and thus reduce the residual value of such leased vehicles.

In addition, the United States has experienced a period of economic slowdown. Rising unemployment and continued lack of availability of credit may lead to increased default rates. This period may be accompanied by decreased consumer demand for vehicles and declining values of off-lease vehicles, which increases the amount of a loss in the event of default by a lessee. Significant increases in the inventory of used vehicles during periods of economic slowdown or recession may also depress the prices at which off-lease vehicles may be sold or delay the timing of these sales. As a result, the proceeds received by the titling trust upon disposition of leased vehicles may be reduced and may not be sufficient to pay amounts owing on the notes.

Retention of the notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes.
Some or all of one or more classes of notes may be retained or purchased by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected.

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases.
Information regarding credit scores for the lessees obtained at the time of origination of the related lease is presented in “The Leases — Representations, Warranties and Covenants — Eligibility Criteria and Portfolio Characteristics” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any lessee’s current credit score or the actual performance of any lease or that a particular credit score should be relied upon as a basis for an expectation that a lease will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “The Leases —Representations, Warranties and Covenants — Eligibility Criteria and Portfolio Characteristics” was affected by several variables, including general economic conditions and market residual values, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to VW Credit’s managed portfolio of leases will reflect actual experience with respect to the leases allocated to the Transaction SUBI. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the leases will be better or worse than that set forth in this prospectus supplement with respect to VW Credit’s managed portfolio. However, delinquencies and losses with respect to leases generally have trended higher during periods of economic uncertainty (including the current period of economic slowdown), and these negative trends may continue.

OVERVIEW OF THE TRANSACTION
     Please refer to page v for a diagram providing an overview of the transaction described in this prospectus supplement and accompanying prospectus. You can find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page S-67.
     All of the motor vehicle dealers in the VW Credit, Inc. (“VW Credit”) network of dealers have entered into agreements pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to VW Credit Leasing, Ltd., a Delaware statutory trust (the “origination trust”). The origination trust was created in June 1999 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The origination trust issued to VW Credit the undivided trust interest representing the entire beneficial interest in the unallocated assets of the origination trust. In this prospectus supplement, we refer to the undivided trust interest in the origination trust as the “UTI”. See “The Origination Trust — Property of the Origination Trust” in the accompanying prospectus. In connection with this transaction, VW Credit will instruct the trustees of the origination trust:
•	to establish a special unit of beneficial interest in the origination trust (the “Transaction SUBI”); and
•
to allocate a separate portfolio of leases and the related vehicles leased under the leases and some related assets of the origination trust to the Transaction SUBI. A lease, the related leased vehicle and the other origination trust assets directly related to the lease and leased vehicle are collectively called a “Unit”, and all of the Units allocated to the Transaction SUBI are called the “Included Units.”

     The Transaction SUBI will represent the entire beneficial interest in the Included Units. The origination trust will issue a certificate evidencing the interest in the Transaction SUBI (the “Transaction SUBI Certificate”) to or upon the order of VW Credit, as beneficiary of the UTI. Upon the creation of the Transaction SUBI, the Included Units will no longer constitute assets of the origination trust represented by the UTI and VW Credit’s interest in the origination trust assets represented by the UTI will be reduced accordingly. The Transaction SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the Included Units. The Transaction SUBI will not represent a beneficial interest in any origination trust assets other than the Included Units. Payments made on or in respect of any origination trust assets other than the Included Units will not be available to make payments on the notes. VW Credit, as beneficiary of the UTI, may from time to time cause special units of beneficial interest similar to the Transaction SUBI (each, an “Other SUBI”) to be created. The issuing entity (and, accordingly, the noteholders) will have no interest in the UTI, any Other SUBI or any assets of the origination trust evidenced by the UTI or any Other SUBI. See “The Origination Trust” in the accompanying prospectus and “The Transaction SUBI” in this prospectus supplement.
     On the closing date, which is the date of initial issuance of the notes, VW Credit will sell, transfer and assign the Transaction SUBI Certificate to Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “depositor”). The depositor will in turn transfer and assign the Transaction SUBI Certificate to Volkswagen Auto Lease Trust 2010-A, a newly formed Delaware statutory trust (the “issuing entity”). The issuing entity will issue the notes in an aggregate principal amount of $750,000,000 (the “initial note balance”), and will pledge the Transaction SUBI Certificate to the indenture trustee as security therefor. Each note will represent an obligation of the issuing entity.
     The notes are the only securities being offered by this prospectus supplement.
     The depositor expects that the notes will receive credit ratings from the Hired Agencies. See “Summary of Terms — Ratings” and “Risk Factors — The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” above for further information concerning the ratings assigned to the notes, including the limitations of those ratings.
USE OF PROCEEDS
     The depositor will use the net proceeds from the offering of the notes to:

•	purchase the Transaction SUBI Certificate from VW Credit; and
•	make the initial deposit into the reserve account.
     The depositor or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts.
THE ISSUING ENTITY
Limited Purpose and Limited Assets
     Volkswagen Auto Lease Trust 2010-A is a statutory trust formed on September 30, 2010 under the laws of the State of Delaware by the depositor for the purpose of owning the Transaction SUBI Certificate and issuing the notes. The issuing entity will be established and operated pursuant to a trust agreement. VW Credit will be the “administrator” of the issuing entity. The depositor will be the initial holder of the issuing entity’s certificate.
     The issuing entity will engage in only the following activities:
•	issuing, selling, transferring and exchanging the notes and the certificates of beneficial interest in the issuing entity;

•	acquiring the Transaction SUBI Certificate and the other property of the issuing entity;

•	making deposits to and withdrawals from the collection account, the reserve account and the principal distribution account;

•	assigning, granting, transferring, mortgaging, conveying and pledging the property of the issuing entity;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	making payments on the notes and distributions on the issuing entity’s certificate;

•	holding, managing and distributing to the holders of the issuing entity’s certificate any portion of the issuing entity property released from the lien of indenture;

•	entering into and performing its obligations under the transaction documents to which it is a party;

•
engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish, or that are incidental to or connected with, any of the foregoing activities; and

•
subject to compliance with the transaction documents, engaging in such other activities as may be required in connection with conservation of the issuing entity property and the making of distributions to the holders of the notes and the certificate.

     The issuing entity may not engage in any additional activities other than in connection with the foregoing purposes or other than as required or authorized by the terms of the issuing entity’s trust agreement, the other transaction documents or the Delaware Statutory Trust Act.
     The issuing entity’s trust agreement, including permissible activities, may be amended in accordance with the procedures described in “Description of the Transfer Agreements and the Administration Agreement — Amendment Provisions” in this prospectus supplement.

     The issuing entity’s principal offices initially will be in Wilmington, Delaware, in care of the owner trustee, at the address listed below under “The Trustees — The Owner Trustee.” The fiscal year of the issuing entity begins on January 1st of each year. The issuing entity’s fiscal year ends on December 31st.
Capitalization and Liabilities of the Issuing Entity
     The following table illustrates the expected assets of the issuing entity as of the closing date:

Transaction SUBI Certificate	$892,861,417.73
Reserve Account	$4,464,307.09
     The following table illustrates the capitalization of the issuing entity as of the closing date as if the issuance and the sale of the notes had taken place on that date:

Class A-1 Asset Backed Notes	$158,000,000.00
Class A-2 Asset Backed Notes	$256,000,000.00
Class A-3 Asset Backed Notes	$265,000,000.00
Class A-4 Asset Backed Notes	$71,000,000.00
Certificate	$142,861,417.73

Total	$892,861,417.73

     The certificate is not offered by this prospectus supplement, and initially will be retained by the depositor. The certificate represents the residual interest in the issuing entity.
The Issuing Entity Property
     The notes will be collateralized by the issuing entity property. The primary asset of the issuing entity will be the Transaction SUBI Certificate.
     The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:
•	the Transaction SUBI Certificate, evidencing a 100% beneficial interest in the Transaction SUBI and the Included Units, including the rights to payments thereunder after August 28, 2010;

•	the Transaction SUBI;

•	funds on deposit in the reserve account, the principal distribution account and the collection account (including investment earnings — net of losses and expenses — on amounts on deposit therein);

•	the rights of the depositor, as buyer, under the SUBI Sale Agreement;

•	the rights of the issuing entity, as buyer, under the SUBI Transfer Agreement;

•
the rights of the issuing entity as a third-party beneficiary under the base servicing agreement, origination trust agreement and the supplements to those agreements, to the extent relating to the Included Units; and

•
all proceeds of the foregoing, provided that, with respect to sales proceeds, actual sales proceeds will not constitute part of the issuing entity property (as described under “The Transaction Documents — Like Kind Exchange Program” in the accompanying prospectus).

     The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture.

THE TRUSTEES
The Owner Trustee
     The owner trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as owner trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2010, Citibank’s Agency and Trust group manages in excess of $4.5 trillion in fixed income and equity investments on behalf of approximately 2,800 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2010, Citibank, N.A. acts as indenture trustee and/or paying agent for approximately 120 various asset backed trusts supported by auto loans or leases.
     The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. Citibank, N.A. is not affiliated with VW Credit or any of its affiliates. VW Credit and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The administrator will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement.
     Citigroup Global Markets Inc., an underwriter for the notes, and Citibank, N.A., the owner trustee, are affiliates.
     For a description of the roles and responsibilities of the owner trustee, see “The Trust Agreement” and “The Transaction Documents — The Administrator” in the accompanying prospectus.
The Issuer Delaware Trustee
     The issuer Delaware trustee is Citigroup Trust — Delaware, National Association. Citigroup Trust — Delaware, National Association is a federally chartered trust company under the supervision of The Office of the Comptroller of the Currency and is an affiliate of Citibank, N.A. Citigroup Trust — Delaware, National Association’s principal place of business is located in Wilmington, Delaware. As of the end of the second quarter of 2010, Citigroup Trust — Delaware, National Association acts as Delaware trustee for approximately eleven Delaware statutory trusts.
     The issuer Delaware trustee has been appointed solely for the purpose of complying with the requirement of the Delaware Statutory Trust Statute that the trust have one trustee, which, in the case of a natural person, is a resident of the State of Delaware, or which in all other cases, has its principal place of business in the State of Delaware. The duties and responsibilities of the issuer Delaware trustee shall be limited solely to the execution and delivery of all documents and certificates to form and maintain the existence of the trust under the Delaware Statutory Trust Statute. Except for the purpose of the foregoing sentence, the Delaware trustee shall not be deemed a trustee and shall have no management responsibilities or owe any fiduciary duties to the trust, the depositor or any beneficial owner.
     Citigroup Global Markets Inc., an underwriter for the notes and Citigroup Trust — Delaware, National Association, the issuer Delaware trustee, are affiliates.

     Citigroup Trust — Delaware, National Association is not affiliated with VW Credit or any of its affiliates. VW Credit and its affiliates may maintain normal commercial banking or investment banking relations with the issuer Delaware trustee and its affiliates.
The Indenture Trustee
     Deutsche Bank Trust Company Americas is a New York banking corporation. Deutsche Bank Trust Company Americas has acted as indenture trustee on numerous asset-backed securities transactions, including acting as indenture trustee on various auto loan and auto lease securitization transactions. While the structure of the transactions referred to in the preceding sentence may differ among these transactions, Deutsche Bank Trust Company Americas is experienced in administering transactions of this kind. Deutsche Bank Trust Company Americas has no legal proceeding that would materially affect its ability to perform its duties as indenture trustee. Correspondence may be directed to the indenture trustee at its corporate trust office located at Deutsche Bank Trust Company Americas c/o Deutsche Bank National Trust Company, Structured Finance Services — Trust & Securities Services, 100 Plaza One, 6th Floor, MS JCY03-0699, Jersey City, New Jersey 07311-3901, Attn: Volkswagen Auto Lease Trust 2010-A.
     The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. Deutsche Bank Trust Company Americas is not affiliated with VW Credit or any of its affiliates. VW Credit and its affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. The administrator will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement.
     Deutsche Bank Securities Inc., an underwriter for the notes, and Deutsche Bank Trust Company Americas, the indenture trustee, are affiliates and engage in transactions with each other, including securitization transactions.
     For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” and “The Transaction Documents” in the prospectus and “Description of the Transfer Agreements and the Administration Agreement” in this prospectus supplement.
The UTI Trustee, the Administrative Trustee and SUBI Trustee
     U.S. Bank National Association (“U.S. Bank”) is the UTI trustee and administrative trustee for the origination trust and the SUBI trustee for the Transaction SUBI. Since the creation of the origination trust, U.S. Bank has served as the UTI trustee and the administrative trustee. U.S. Bancorp, with total assets exceeding $283 billion as of June 30, 2010, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of June 30, 2010, U.S. Bancorp served approximately 17.2 million customers, operated over 3,000 branch offices in 24 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
     U.S. Bank has provided origination trustee services for auto lease-backed securities since 1993. It has one of the largest origination trustee businesses in the country. As of June 30, 2010, U.S. Bank, or a subsidiary thereof, was providing origination trustee services for over 20 issuers of auto lease-backed securities. The Origination Trust Agreement will be administered from U.S. Bank’s trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.
     U.S. Bank is not affiliated with VW Credit or any of its affiliates. VW Credit, and its affiliates may maintain normal commercial banking or investment banking relationships with U.S. Bank and its affiliates.

The Delaware Trustee
     Wilmington Trust Company (“WTC”) is the Delaware trustee for the origination trust. WTC is a Delaware banking corporation with trust powers incorporated in 1903. WTC’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTC has served as Delaware trustee in numerous asset-backed securities transactions involving auto lease receivables.
     WTC is not affiliated with VW Credit or any of its affiliates. VW Credit and its affiliates may maintain normal commercial banking relations with the Delaware trustee and its affiliates.
THE ORIGINATION TRUST
     The origination trust is a Delaware statutory trust and is governed by the trust agreement, dated as of June 2, 1999 (the “origination trust agreement”), among VW Credit, as settlor and initial beneficiary, and the origination trustees. The primary business purpose of the origination trust is to take assignments of, and serve as record holder of title to, the Units in order to facilitate sale or financing transactions involving Units, including the securitization of Units in connection with the issuance of asset backed securities. Additional information regarding the origination trust is set forth under the caption “The Origination Trust” in the accompanying prospectus.
THE DEPOSITOR
     The “depositor”, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a wholly owned special purpose subsidiary of VW Credit, was formed on August 9, 2002 as a Delaware limited liability company named Volkswagen Auto Lease Underwritten Funding, LLC. On December 15, 2006, Volkswagen Auto Lease Underwritten Funding, LLC changed its name to Volkswagen Auto Lease/Loan Underwritten Funding, LLC. The principal place of business of the depositor is at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. You may also reach the depositor by telephone at (703) 364-7000. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, sell, and assign the Transaction SUBI Certificate; and to issue and sell one or more securities. Since its inception, the depositor has been engaged in these activities solely as (i) the purchaser of Transaction SUBI Certificates from VW Credit pursuant to SUBI sale agreements, (ii) the seller of Transaction SUBI Certificates to securitization trusts pursuant to SUBI transfer agreements, (iii) the depositor that formed various securitization trusts pursuant to trust agreements, (iv) the entity that executes underwriting agreements in connection with issuances of asset-backed securities, (v) the purchaser of motor vehicle loans and motor vehicle installment sale contracts from VW Credit pursuant to purchase agreements and (vi) the seller of motor vehicle loans and motor vehicle installment sale contracts to securitization trusts pursuant to sale agreements.
THE SPONSOR
     VW Credit was incorporated in the State of Delaware in April 1981 and is a wholly owned subsidiary of Volkswagen Group of America, Inc. (“Volkswagen Group of America”). Volkswagen Group of America is a wholly owned subsidiary of Volkswagen Aktiengesellschaft ("Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen Group of America, including purchasing retail installment sales contracts, installment loans and leases from Volkswagen and Audi dealers. VW Credit offers and services a wide range of automobile-related financial products, including wholesale floorplan financing and retail auto loan and lease financing.
     The principal place of business of VW Credit is at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. You may also reach VW Credit by telephone at (703) 364-7000. VW Credit will act as the “servicer”.
     VW Credit securitized its first portfolio of motor vehicle leases in 1987 and has more recently sponsored motor vehicle lease securitizations in conjunction with public offerings of asset-backed securities in 2002, 2004, 2005, 2006 and 2009. VW Credit’s experience in and overall procedures for underwriting and servicing leases is described in “Origination and Servicing Procedures” in the accompanying prospectus. No securitizations sponsored by VW Credit have defaulted or experienced an early amortization triggering event.

     VW Credit has participated in the structuring of the transaction described in this prospectus supplement. VW Credit is responsible for servicing the leases and the related leased vehicles allocated to the Transaction SUBI as described below. VW Credit is also the administrator of the issuing entity.
THE SERVICER
     VW Credit will be the servicer. VW Credit offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) approximately 850 dealers in the United States that sell Volkswagen and/or Audi Vehicles.
Securitization
     Since 2000, one of the funding sources for VW Credit has been the packaging and sale of loans and leases through asset-backed securitization transactions. These loans and leases are purchased by VW Credit or the origination trust, respectively, from Volkswagen and Audi dealers. VW Credit generally holds, or ages these loans and leases for an interim period prior to transferring them in connection with an asset-backed securitization transaction.
     VW Credit has never defaulted in its payment obligations under its asset-backed securitization offerings, and none of the public asset-backed securitization securities have defaulted, or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event.
     A portion of VW Credit’s assets are sold in asset-backed securitization transactions, although the assets remain on VW Credit’s balance sheet. These assets support payments on the asset-backed securitization securities and are not available to VW Credit’s creditors generally. At June 30, 2010, VW Credit in the United States had approximately $7.8 billion, or 48% of its consolidated assets pledged in connection with asset-backed securitization transactions. VW Credit expects that asset-backed securitization debt offerings will continue to be a material funding source for VW Credit.
     Lease Securitization
     VW Credit’s first auto lease asset-backed term securitization program using the origination trust was first established and used for the Volkswagen Auto Lease Trust 2002-A transaction. Prior to 1999, VW Credit had acquired the leases and titled the related lease vehicles in its own name. In connection with the establishment of the lease asset-backed securitization program, VW Credit formed Volkswagen Auto Leasing, Ltd., a Delaware statutory trust, which began titling leased vehicles into it in June 1999. As discussed under “Overview of the Transaction” in this prospectus supplement, creating the origination trust allowed VW Credit to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases.
Servicing
     VW Credit is the servicer for all of the loans and leases that it finances. Although VW Credit may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer replacement event (as defined under the applicable financing documents), VW Credit generally expects to service the loans and leases sold in an asset-backed securitization transaction for the life of that transaction. For more information regarding the circumstances under which VW Credit may be replaced or removed as servicer of the leases and the leased vehicles, you should refer to “Description of the Transfer Agreements and the Administration Agreement” in this prospectus supplement and “The Transaction Documents — The Servicing Agreement” in the accompanying prospectus. If the servicing of any leases and the leased vehicles were to be transferred from VW Credit to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although VW Credit expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the leases and the leased vehicles as a result of any servicing transfer.

     For more information regarding VW Credit’s experience with respect to its entire portfolio of new and used Volkswagen and Audi motor vehicle leases, including leases owned by VW Credit or the origination trust and leases that have been sold but are still being serviced by VW Credit, you should refer to “Prepayments, Delinquencies, Repossessions and Net Losses” in this prospectus supplement.
     As the servicer, VW Credit generally handles all collections, administers defaults and delinquencies and otherwise services the loans, the leases and the related vehicles. VW Credit started servicing auto retail loans and leases in 1996.
     Delinquencies, Repossessions and Net Losses
     For a discussion of VW Credit’s delinquency and loss experience with respect to its portfolio of Volkswagen leases, including leases owned by VW Credit or the origination trust and leases that have been sold but are still being serviced by VW Credit, you should refer to “Prepayments, Delinquencies, Repossession and Net Losses” in this prospectus supplement. For a description of the roles and responsibilities of the servicer, see “The Transaction Documents — The Servicing Agreement” of the accompanying prospectus.
     None of the public asset-backed securitization transactions involving VW Credit as servicer has defaulted or experienced an early amortization or other performance triggering event. VW Credit believes that it has materially complied with its servicing obligations with respect to each asset-backed securitization transaction involving VW Credit as servicer.
THE TRANSACTION SUBI
     The Transaction SUBI will be issued by the origination trust under a supplement to the origination trust agreement to be dated as of the closing date (the “Transaction SUBI Supplement” and, together with the origination trust agreement, the “Transaction SUBI Trust Agreement”). To provide for the servicing of the Included Units, the origination trust, the servicer and the SUBI trustee will enter into a supplement to the base servicing agreement to be dated as of the closing date (the “Transaction SUBI Servicing Supplement,” and together with the base servicing agreement, the “Servicing Agreement”). The Transaction SUBI will represent a beneficial interest, not a direct interest, in the Included Units. The Transaction SUBI will not represent an interest in any origination trust assets other than those Included Units. The issuing entity and the noteholders will have no interest in the UTI, any Other SUBI or any assets of the origination trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of origination trust assets not represented by the Transaction SUBI will not be available to make payments on the notes. For further information regarding the origination trust, you should refer to “Additional Legal Aspects of the Origination Trust and the Transaction SUBI — The Origination Trust” in the accompanying prospectus.
     The Transaction SUBI Certificate will evidence a beneficial interest in the origination trust assets allocated to the Transaction SUBI, which will generally consist of the Included Units and all proceeds of or payments on or in respect of the leases or leased vehicles received after the cutoff date.
     On the closing date, the origination trust will issue the Transaction SUBI Certificate to or upon the order of VW Credit, as initial beneficiary of the UTI.
     For further information regarding the origination trust, you should refer to “The Origination Trust” in the accompanying prospectus. See “Description of the Transfer Agreements and the Administration Agreement — Sale and Assignment of the Transaction SUBI and Related Security Interest” in this prospectus supplement regarding transfers of the Transaction SUBI Certificate.
THE LEASES
     The leases allocated to the Transaction SUBI consist of motor vehicle retail closed-end leases for new Volkswagen and Audi motor vehicles. Each of the leases was originated by a dealer in the ordinary course of that dealer’s business and assigned to the origination trust in accordance with underwriting procedures described under “Origination and Servicing Procedures — Underwriting Procedures” in the accompanying prospectus.
Characteristics of the Units
     Securitized Portfolio Information
     The portfolio information presented in this prospectus supplement and the accompanying prospectus is based on a statistical pool of leases as of the close of business on the cutoff date and is calculated based on the Securitization Value of the Units included in the statistical pool. The statistical pool consists of leases owned by the origination trust that met the criteria below as of the cutoff date. The Included Units will be selected from (i) the statistical pool and/or (ii) other Units having materially similar characteristics to those in the statistical pool which, in each case, satisfy the eligibility criteria as of the cutoff date. While the characteristics of the Included Units may vary somewhat from the characteristics of the Units included in the statistical pool illustrated in the tables below, any variance between the characteristics of the statistical pool and the actual pool will not be material. As of the cutoff date, the Units included in the statistical pool had an aggregate Securitization Value of approximately $892,861,417.73. As of the cut-off date, the leases and the related vehicles to be allocated to the Transaction SUBI will have an aggregate securitization value of not less than $892,861,417.73. For more information regarding how the Securitization Value for each lease is calculated, you should refer to “— Calculation of the Securitization Value” below.
Representations, Warranties and Covenants
     The Included Units will be identified in a schedule appearing as a schedule to the Transaction SUBI Supplement. In the SUBI Sale Agreement, VW Credit will make representations and warranties with respect to each lease and related leased vehicle, including, among other things, that each lease met the eligibility criteria described below under “— Eligibility Criteria and Portfolio Characteristics” as of the cutoff date. On the closing date, the depositor will assign all of its rights under the SUBI Sale Agreement to the issuing entity.
     The SUBI Sale Agreement will also provide that if VW Credit or the depositor discovers a breach of any representation or warranty referred to in the preceding paragraph that materially and adversely affects the issuing entity’s interest in the related lease or leased vehicle, which breach is not cured prior to the end of the collection period following the collection period in which the depositor was notified of that breach (either pursuant to notice or otherwise), then the applicable Unit will be reallocated to the UTI on the payment date related to that collection period. In connection with this reallocation, VW Credit will be required to deposit into the collection account a repurchase payment equal to the Securitization Value of the applicable Unit as of the beginning of the Collection Period preceding such payment date (the “repurchase payment”).
     In addition, VW Credit, as a servicer, will be required to cause the repurchase of any Units which include leases as to which the servicer grants a Postmaturity Term Extension. See “Origination and Servicing Procedures — Extensions and Pull-Aheads” in the accompanying prospectus. A “Postmaturity Term Extension” means, for any Included Unit, that the servicer has granted a term extension for that Included Unit beyond the last day of the collection period preceding the final scheduled payment date for the Class A-4 notes.
     The repurchase payment must be made by VW Credit as of the payment date immediately following the end of the collection period in which the related cure period ended or the Postmaturity Term Extension was granted. Upon making that payment, the related Unit will no longer constitute an Included Unit.
     Eligibility Criteria and Portfolio Characteristics
     The leases allocated to the Transaction SUBI on the closing date will be selected randomly from a pool of eligible leases from the statistical pool and other leases that each meet several criteria. The eligibility criteria for the leases include, among others, as of the cutoff date, that each lease:
•	Was originated out of the lease of a new vehicle.

•
Has a lessee which (a) is a resident of, or organized under the laws of and with its chief executive office in, the United States, (b) is not an affiliate of VW Credit, (c) is not a government or a governmental subdivision or agency, (d) is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding and (e) is not the lessee of any defaulted Unit.

•
Has a remaining term to maturity, as of the cutoff date greater than or equal to 6 months and less than or equal to 48 months and had an original lease term greater than or equal to 12 months and less than or equal to 60 months.

•	Provides for substantially equal monthly payments.

•	Is not more than 30 days past due as of the cutoff date and is not a defaulted lease.

•	Was originated in compliance with, and complies in all material respect with, all material applicable legal requirements.

•
Is the valid, legal, and binding payment obligation of the related lessee, enforceable against that lessee in accordance with its terms subject to no offset, counterclaim, defense or other lien, security interest, mortgage, pledge or encumbrance in, of or on that lease in favor of any other person, except for those liens permitted under the transaction documents.

•	Is payable solely in U.S. dollars.

•	The Securitization Value of the related Unit, as of the cutoff date, is no greater than $76,000.

•	Does not require the lessee to consent to the transfer, sale or assignment of the rights of the origination trust under that lease.

•
Does not, in whole or in part, materially contravene any law, rule or regulation applicable thereto (including, without limitation, those relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

•	Was generated in the ordinary course of the origination trust’s business.

•	Provides for level payments that fully amortize the adjusted capitalized cost of the lease to the related stated residual value over the lease term.

•	Was originated in compliance with the servicer’s customary servicing practices.

•	Is evidenced by only one original of the related lease, which is held by the servicer on behalf of the origination trust.

•	Has no credit-related recourse to the related dealer.

•	Was originated on or after March 27, 2007.

•	Is in full force and effect, and has not been satisfied, subordinated or rescinded.

•	Requires the related lessee to obtain physical damage insurance covering the related leased vehicle in accordance with the servicer’s customary servicing practices.

•	Is with respect to a Volkswagen brand or Audi brand vehicle.

     As of the cutoff date, the weighted average FICO®* score of the lessees is 753 (excluding, for calculation purposes, lessees with no FICO® score). The FICO® score of a lessee is calculated as of the origination of the related lease in the manner described in “Origination and Servicing Procedures — Underwriting Procedures.” A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by VW Credit in its credit scoring system to assess the credit risk associated with each applicant, see “Origination and Servicing Procedures — Underwriting Procedures” in the accompanying prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Units. In addition, FICO® scores may change over time, depending on the conduct of the lessee and changes in credit score technology and therefore, a lessee’s FICO® score at any time in the future may be higher or lower than the lessee’s FICO® score as of origination of the related lease. See “Risk Factors — Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases.”
     The Units, in the aggregate, possess the following characteristics:
Statistical Pool Characteristics
as of Cutoff Date

Lease Securitization	2010-A
Closing Date	November 4, 2010
Cutoff Date	August 28, 2010
Number of Leases	36,117
Original Book Value(1)	$982,809,855.69
Original Aggregate Securitization Value	$892,861,417.73
Average	$24,721.36
Minimum	$9,726.68
Maximum	$75,777.87
Percentage New Vehicles	100%
Percentage Audi Vehicles	51.21%
Percentage Volkswagen Vehicles	48.79%
Base Residual	$577,112,861.20
Average	$15,978.98
Minimum	$5,383.00
Maximum	$42,516.25
Original Term (Months)
Weighted Average(2)	38.21
Minimum	12
Maximum	60
Remaining Term (Months)
Weighted Average(2)	27.36
Minimum	6
Maximum	48
Seasoning (Months)(3)
Weighted Average(2)	10.85
Minimum	0
Maximum	42
FICO® Score(2)(4)(5)
Weighted Average	753
Minimum(5)	551
Maximum(5)	883
Discounted Base Residual as a % of Aggregate Securitization Value	55.03
Base Residual as a % of MSRP	47.87

(1)	Original Book Value is determined based on capitalized amounts of the leases less the accumulated depreciation of the related leased vehicles.

(2)	Weighted average by Securitization Value.

(3)	Seasoning refers to the number of months elapsed since origination of the leases.

(4)	FICO® is a federally registered trademark of Fair, Isaac & Company.

(5)	FICO® scores are calculated as of the origination of the related leases and excludes lessees for which no FICO® score was available as of the origination of the related lease.

*	FICO® is a federally registered trademark of Fair, Isaac & Company.

     Calculation of the Securitization Value
     Under the Servicing Agreement, the servicer will calculate a “Securitization Value” for each Included Unit equal to the following:

Calculation Date	Securitization Value Formula
as of any date other than its maturity date	the sum of the present values, calculated using a discount rate equal to the Securitization Rate, of (a) the aggregate monthly payments remaining on the lease (including monthly payments due but not yet paid) and (b) the Base Residual Value of the related leased vehicle; and

as of its maturity date	the Base Residual Value of the related leased vehicle.
     The Securitization Value of a Terminated Unit is equal to zero.
     The Securitization Value represents the amount of financing that will be raised against each lease and the related leased vehicle. The Securitization Value will, at any given time during the term of the lease, represent the principal amount of notes that can be amortized by the sum of the monthly payments due in respect of the leased vehicle over the remaining lease term, plus the Base Residual Value of the leased vehicle, in each case discounted at an annualized rate equal to the Securitization Rate.
     “Securitization Rate” means, for any Included Unit, 7.00%.
     For purposes of presenting the pool information in this prospectus supplement, a statistical securitization rate of 7.00% has been used. The actual securitization rate may be greater than or less than the statistical securitization rate but such variance is not expected to be material.
     The Securitization Rate is determined based on anticipated losses from the selected leases and leased vehicles so that it is anticipated that the excess spread between the coupon rate on the notes and the discount rate on the pool assets will be sufficient to make payments on the notes, after giving effect to, among other things, anticipated losses and prepayments on the selected leases and leased vehicles.
     “Base Residual Value” means, for each leased vehicle, the lowest of (i) the stated residual value estimate established by the servicer at the time the related lease was originated, (ii) the MSRP ALG Residual and (iii) the Maximum Residualized MSRP ALG Residual (which we also refer to as the “MRM ALG Residual”). The MSRP ALG Residual and the MRM ALG Residual are residual value estimates produced by the third-party source, Automotive Lease Guide (also referred to as “ALG”), an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting estimated vehicle market values at lease termination. The MRM ALG Residual calculates a residual value estimate that is a percentage of the “Maximum Residualized MSRP,” which consists of the manufacturer’s suggested retail price (commonly referred to as “MSRP”) of the typically equipped vehicle and value adding options, giving only partial credit or no credit for those options that add little or no value to the resale price of the vehicle. “MSRP ALG Residual” means, with respect to any lease, a residual value estimate produced by ALG based on the total MSRP of the base vehicle and all VW Credit authorized options, without making a distinction between the value adding options and non-value adding options. The calculation of Base Residual Value has the effect of placing a cap on the total capitalized cost of a vehicle for purposes of calculating the estimated residual value of such vehicle.
     A “Terminated Unit” is an Included Unit for which any of the following has occurred during a collection period:

•
the related leased vehicle was sold or otherwise disposed of by the servicer following (i) the related lease becoming a defaulted lease or (ii) the scheduled or early termination (including any early termination by the related lessee) of the related lease;

•	the related lease became a defaulted lease or the related lease terminated or expired more than 90 days prior to the end of that collection period and the related leased vehicle was not sold; or

•
the servicer’s records, in accordance with its customary servicing practices, disclose that all insurance proceeds expected to be received have been received by the servicer following a casualty or other loss with respect to the related leased vehicle.

     A “defaulted lease” means a lease for which any of the following has occurred during a collection period:
•	any payment on that lease is past due 90 or more days;

•	the related vehicle for that lease has been repossessed but has not been charged off; or

•	the lease has been charged off in accordance with the servicer’s customary servicing practices.
     Determination of Residual Values
     The value of the notes being offered under this prospectus supplement is based on the aggregate Securitization Value of the Included Units. Each lease sets forth a residual value, which we refer to in this prospectus as the “stated residual value” established at the time of lease origination (as it may be subsequently revised in connection with an extension of a lease in accordance with customary servicing practices). The stated residual value as provided in the lease agreement is the estimated value of the vehicle at the end of the lease and is the amount used to calculate the base monthly lease payments under the lease, assuming that the lease amortizes like a loan. If we assume that the original capitalized cost of the lease is the initial principal amount of the loan, that the lease rate is the interest rate, that the lease term is the term of the loan and that all monthly payments are timely made, the stated residual value is the amount to which the outstanding balance would decline at the scheduled expiration of the lease term. When a vehicle is sold after being returned by the lessee at the end of the related lease, there will be a residual loss if the net sales proceeds of the vehicle are less than the stated residual value. For more information regarding the determination of residual values, you should refer to “Origination and Servicing Procedures — Determination of Residual Values” in the accompanying prospectus.

     Distribution of the Leased Vehicles by Model
     The distribution of the leased vehicles as of the cutoff date by model was as follows:

				Percentage of
		Percentage of		Aggregate
	Number of	Total Number	Aggregate Securitization	Securitization
Vehicle Model	Leases	of Leases(1)	Value(1)(2)	Value(1)(2)

A4	6,702	18.56%	$192,416,555.85	21.55%
Jetta	9,597	26.57	163,268,374.48	18.29
Passat	6,039	16.72	132,865,279.12	14.88
A5	1,726	4.78	70,410,507.96	7.89
Q5	1,759	4.87	61,384,576.72	6.88
Q7	1,663	4.60	59,000,023.88	6.61
A6	1,498	4.15	56,903,671.67	6.37
Tiguan	2,072	5.74	44,691,797.09	5.01
EOS	956	2.65	24,364,534.18	2.73
Beetle	1,146	3.17	20,549,309.10	2.30
GTI	680	1.88	13,440,215.58	1.51
A3	501	1.39	12,421,149.75	1.39
Touareg	462	1.28	12,061,260.52	1.35
Routan	468	1.30	11,265,991.37	1.26
Golf	532	1.47	10,531,395.61	1.18
TT	134	0.37	4,691,253.63	0.53
Rabbit	181	0.50	2,547,950.15	0.29
Others	1	(3)	47,571.07	0.01

Total	36,117	100.00%	$892,861,417.73	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Based on the statistical Securitization Rate.

(3)	Less than 0.01%.
     Distribution of the Leases by Original Term to Maturity
     The distribution of the leases as of the cutoff date by original term to maturity was as follows:

				Percentage of
		Percentage of	Aggregate	Aggregate
	Number of	Total Number	Securitization	Securitization
Original Term (Months)	Leases	of Leases(1)	Value(1)(2)	Value(1)(2)

1 - 12	7	0.02%	$165,953.77	0.02%
13 - 24	535	1.48	11,932,982.52	1.34
25 - 36	24,891	68.92	571,585,610.19	64.02
37 - 48	10,520	29.13	306,318,204.94	34.31
49 - 60	164	0.45	2,858,666.31	0.32

Total	36,117	100.00%	$892,861,417.73	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Based on the statistical Securitization Rate.

     Distribution of the Leases by Remaining Term to Maturity
     The distribution of the leases as of the cutoff date by remaining term to maturity was as follows:

				Percentage of
		Percentage of		Aggregate
	Number of	Total Number	Aggregate Securitization	Securitization
Remaining Term (Months)	Leases	of Leases(1)	Value(1)(2)	Value(1)(2)

1 - 12	2,385	6.60%	$53,739,213.62	6.02%
13 - 24	12,202	33.78	266,220,432.56	29.82
25 - 36	17,388	48.14	449,311,649.80	50.32
37 - 48	4,142	11.47	123,590,121.74	13.84

Total	36,117	100.00%	$892,861,417.73	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Based on the statistical Securitization Rate.
     Distribution of the Leases by Maturity
     The distribution of the leases as of the cutoff date by year and quarter of maturity was as follows:

				Percentage of
		Percentage of		Aggregate
	Number of	Total Number	Aggregate Securitization	Securitization
Quarter of Maturity	Leases	of Leases(1)	Value(1)(2)	Value(1)(2)

1st Quarter 2011	70	0.19%	$1,797,555.90	0.20%
2nd Quarter 2011	1,784	4.94	38,722,433.97	4.34
3rd Quarter 2011	460	1.27	11,225,030.49	1.26
4th Quarter 2011	329	0.91	10,014,783.20	1.12
1st Quarter 2012	2,983	8.26	62,105,432.80	6.96
2nd Quarter 2012	4,832	13.38	109,955,515.84	12.31
3rd Quarter 2012	3,790	10.49	79,241,184.63	8.87
4th Quarter 2012	2,132	5.90	57,202,400.74	6.41
1st Quarter 2013	5,166	14.30	126,174,151.96	14.13
2nd Quarter 2013	5,290	14.65	133,272,307.47	14.93
3rd Quarter 2013	4,494	12.44	117,600,571.20	13.17
4th Quarter 2013	2,523	6.99	84,774,224.39	9.49
1st Quarter 2014	931	2.58	28,234,722.93	3.16
2nd Quarter 2014	715	1.98	18,249,620.30	2.04
3rd Quarter 2014	618	1.71	14,291,481.91	1.60

Total	36,117	100.00%	$892,861,417.73	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Based on the statistical Securitization Rate.

     Distribution of the Leases by State
     The distribution of the leases as of the cutoff date by state of origination (based on the address of the lessee), was as follows:

				Percentage of
		Percentage of	Aggregate	Aggregate
	Number of	Total Number	Securitization	Securitization
State of Origination	Leases	of Leases(1)	Value(1)(2)	Value(1)(2)

California	7,210	19.96%	$176,515,759.02	19.77%
New York	5,288	14.64	136,811,783.60	15.32
Florida	5,206	14.41	120,606,164.44	13.51
New Jersey	3,355	9.29	85,549,330.66	9.58
Texas	1,355	3.75	35,349,950.96	3.96
Connecticut	1,103	3.05	29,389,612.60	3.29
Ohio	1,228	3.40	29,225,869.81	3.27
Pennsylvania	1,156	3.20	28,511,209.62	3.19
Massachusetts	1,143	3.16	27,828,566.11	3.12
Illinois	965	2.67	26,097,858.30	2.92
Michigan	862	2.39	19,623,680.45	2.20
Washington	679	1.88	16,488,894.75	1.85
Colorado	507	1.40	13,596,501.35	1.52
Virginia	581	1.61	13,379,221.62	1.50
Georgia	504	1.40	13,059,416.09	1.46
Arizona	509	1.41	12,427,491.18	1.39
North Carolina	472	1.31	11,073,748.07	1.24
Minnesota	409	1.13	9,686,931.20	1.08
Maryland	351	0.97	8,984,033.68	1.01
Nevada	314	0.87	8,044,801.64	0.90
Wisconsin	347	0.96	8,011,068.82	0.90
Missouri	224	0.62	5,683,057.40	0.64
Indiana	239	0.66	5,613,201.57	0.63
Utah	199	0.55	5,046,599.07	0.57
Oregon	174	0.48	4,360,431.95	0.49
New Hampshire	179	0.50	4,207,772.42	0.47
Rhode Island	165	0.46	3,862,028.14	0.43
South Carolina	137	0.38	3,199,652.94	0.36
Kentucky	117	0.32	2,956,905.28	0.33
Nebraska	120	0.33	2,691,545.58	0.30
Louisiana	102	0.28	2,647,625.86	0.30
Tennessee	107	0.30	2,602,258.84	0.29
District of Columbia	108	0.30	2,461,668.80	0.28
Hawaii	93	0.26	2,314,396.61	0.26
Alabama	88	0.24	2,186,951.66	0.24
Kansas	76	0.21	1,935,971.00	0.22
Vermont	83	0.23	1,928,475.86	0.22
Iowa	80	0.22	1,920,020.74	0.22
Maine	40	0.11	962,479.88	0.11
South Dakota	39	0.11	873,022.17	0.10
Delaware	34	0.09	859,836.01	0.10
West Virginia	29	0.08	653,062.77	0.07
Oklahoma	22	0.06	646,358.05	0.07
New Mexico	28	0.08	626,071.54	0.07
Idaho	26	0.07	608,778.80	0.07
North Dakota	19	0.05	521,603.49	0.06
Montana	16	0.04	441,290.06	0.05
Wyoming	10	0.03	330,503.27	0.04
Mississippi	14	0.04	308,265.48	0.03
Alaska	2	0.01	79,465.18	0.01
Arkansas	3	0.01	70,223.37	0.01

Total	36,117	100.00%	$892,861,417.73	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Based on the statistical Securitization Rate.

     No state other than California, New York, Florida and New Jersey accounts for 5% or more of the cutoff date aggregate Securitization Value of the leases and related leased vehicles in the statistical pool. Adverse economic conditions in any of these states may have a disproportionate impact on the performance of the leases and the leased vehicles. See “Risk Factors — The geographic concentration of the leases, economic factors and lease performance could negatively affect the issuing entity’s assets” in this prospectus supplement.
     Distribution of the Leases by FICO® Score as of the Cut-off Date
     The distribution of the leases as of the cutoff date by FICO® score was as follows:

				Percent of
		Percent of	Aggregate	Aggregate
	Number of	Total Number	Securitization	Securitization
FICO® Score Range(3)	Leases	of Leases(1)	Value(1)(2)	Value(1)(2)
No FICO®	1,767	4.89%	$49,313,288.73	5.52%
550 - 599	38	0.11	903,060.03	0.10
600 - 649	1,742	4.82	41,392,107.56	4.64
650 - 699	5,311	14.70	126,299,407.27	14.15
700 - 749	9,767	27.04	235,402,641.40	26.36
750 - 799	8,468	23.45	211,004,902.64	23.63
800 - 849	7,859	21.76	199,726,402.50	22.37
850 and greater	1,165	3.23	28,819,607.61	3.23

Total	36,117	100.00%	$892,861,417.73	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Based on statistical Securitization Rate.

(3)	FICO® scores are calculated as of the origination of the related leases and excludes lessees for which no FICO® score was available as of the origination of the related lease.
PREPAYMENTS, DELINQUENCIES, REPOSSESSIONS AND NET LOSSES
     Set forth below is information concerning VW Credit’s experience with respect to its securitized portfolios of leases and the related leased vehicles. The information presented under “Prepayments, Delinquencies, Repossessions and Net Losses” in this prospectus supplement to the extent such information relates to VW Credit’s experience with its securitized portfolios of leases established prior to January 1, 2006, is not deemed to be part of this prospectus supplement, the accompanying prospectus or the registration statement.
Delinquency, Repossession and Loss Data
     Set forth below is information concerning VW Credit’s experience with respect to its entire portfolio of new and used Volkswagen and Audi motor vehicle leases and the related leased vehicles, which includes leases owned by VW Credit or the origination trust and leases that have been sold but are still being serviced by VW Credit. The dollar amounts of the leases outstanding is VW Credit’s book value. Credit losses are an expected cost in the business of extending credit and are considered in VW Credit’s rate-setting process. VW Credit’s strategy is to minimize credit losses while providing financing support for the sale of the motor vehicles.
     For credit loss terminations, VW Credit charges off the account balance of a lease upon the related vehicle’s sale date.
     Gains or losses associated with the sale of off-lease inventory also are recorded upon the vehicle sale date. Collections of end-of-term charges such as excess wear and use and excess mileage charges are credited when proceeds are received.
     Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond VW Credit’s control. There is no assurance that VW Credit’s delinquency, repossession and loss experience with respect to its leases and the related leased vehicles in the future, or the experience of the issuing entity with respect to the leases and the leased vehicles, will be similar to that set forth below.

Lease Delinquency Experience(1)(2)(4)
(Dollars in Thousands)

	At June 30		At December 31
	2010	2009	2009	2008	2007	2006	2005
Dollar Amount of Lease Contracts Outstanding(3)	$7,720,100	$7,844,028	$7,706,583	$8,183,975	$7,821,059	$7,523,819	$7,242,821
Number of Lease Contracts Outstanding	320,979	315,777	319,665	326,901	311,040	300,994	301,377

	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%
Number of Delinquent Lease Contracts(2)
31-60 Days	3,140	0.98%	3,386	1.07%	3,749	1.17%	3,999	1.22%	3,326	1.07%	2,929	0.97%	3,278	1.09%
61-90 Days	821	0.25%	681	0.21%	825	0.26%	939	0.29%	584	0.19%	436	0.14%	588	0.20%
91 Days or More	480	0.15%	396	0.13%	394	0.12%	566	0.17%	372	0.12%	246	0.08%	571	0.19%

Total 31 days or more	4,441	1.38%	4,463	1.41%	4,968	1.55%	5,504	1.68%	4,282	1.38%	3,611	1.20%	4,437	1.47%

(1)	Data presented in the table is based upon lease balances for new and used vehicles financed by VW Credit, including those that have been sold but are serviced by VW Credit.

(2)	VW Credit considers a payment to be past due or delinquent when a lessee fails to make at least 75% of the scheduled monthly payment by the related due date.

(3)	Outstanding balance is the net book value.

(4)	Balances and percentages may not add to total due to rounding.
Net Credit Loss and Repossession Experience(1)(2)(6)
(Dollars in Thousands)

	For the Six Months
	Ended June 30,		For the Twelve Months Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Dollar Amount of Lease Contracts Outstanding(3)	$7,720,100	$7,844,028	$7,706,583	$8,183,975	$7,821,059	$7,523,819	$7,242,821
Dollar Amount of Average Lease Contracts Outstanding(3)	$7,741,528	$8,005,484	$7,868,605	$8,143,124	$7,804,702	$7,499,613	$7,151,918
Number of Lease Contracts Outstanding	320,979	315,777	319,665	326,901	311,040	300,994	301,377
Average Number of Lease Contracts Outstanding	322,910	322,206	319,127	322,741	308,029	305,287	305,801
Repossessions Number of Repossessions	2,115	2,661	5,174	3,486	2,284	2,143	2,665
Number of Repossessions as a Percentage of the Average Number of Lease Contracts Outstanding	1.31%	1.65%	1.62%	1.08%	0.74%	0.70%	0.87%
Charge-offs(4)	$25,255	$33,815	$60,253	$40,820	$23,975	$22,527	$23,227
Recoveries(5)	$5,687	$4,725	$10,572	$8,448	$8,631	$9,140	$9,272
Net Losses	$19,568	$29,090	$49,681	$32,372	$15,345	$13,388	$13,956

Net Losses as a Percentage of Average Dollar Amount of Lease Contracts Outstanding(3)	0.51%	0.73%	0.63%	0.40%	0.20%	0.18%	0.20%

(1)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.

(2)	Data presented in the table is based upon lease balances for new and used vehicles financed by VW Credit, including those that have been sold but are serviced by VW Credit.

(3)	Outstanding balance is the net book value.

(4)
Charge-offs generally represent the total aggregate net outstanding balance of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (5).

(5)	Recoveries generally include the net amounts received with respect to lease contracts previously charged off.

(6)	Balances and percentages may not add to total due to rounding.

Residual Value Loss Experience
     Set forth below is information concerning residual value loss experience and return rates for Volkswagen and Audi vehicles at termination. The residual value loss rates are indicated as the difference between the ALG Residual at origination and the actual amounts received for the off-lease vehicles. See “The Leases — Representations, Warranties and Covenants — Determination of Residual Values.”
Residual Value Loss Experience(1)(2)(6)(7)

	For the Six Months Ended June 30,		For the Twelve Months Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Total Number of Vehicles Scheduled to Terminate	56,670	63,572	96,559	115,021	96,799	107,883	110,301
Total ALG Residual on Vehicles Scheduled to Terminate(3)	$895,096,313	$958,820,817	$1,500,158,061	$1,855,761,704	$1,552,891,235	$1,500,874,235	$1,527,761,641
Number of Vehicles Returned to VW Credit(4)	32,872	40,348	60,779	66,262	48,959	48,716	55,360
Vehicles Returned to VW Credit Ratio	58.0%	63.5%	62.9%	57.6%	50.6%	45.2%	50.2%
Total Gain/(Loss) on Vehicles Returned to VW Credit(5)	$8,917,200	($84,408,238)	($87,213,329)	($122,565,629)	($57,799,635)	($56,675,269)	($63,548,019)
Average Gain/(Loss) on Vehicles Returned to VW Credit	$271	($2,092)	($1,435)	($1,850)	($1,181)	($1,163)	($1,148)
Total ALG Residual on Vehicles Returned to VW Credit	$546,515,416	$650,794,173	$1,014,059,662	$1,167,025,365	$867,356,247	$748,056,086	$820,833,241
Total Gain/(Loss) on Vehicles Returned to VW Credit as a Percentage of ALG Residuals of Returned Vehicles Sold by VW Credit	1.63%	-12.97%	-8.60%	-10.50%	-6.66%	-7.58%	-7.74%
Total Gain/(Loss) on Vehicles Returned to VW Credit as a Percentage of ALG Residuals of Vehicles Scheduled to Terminate	1.00%	-8.80%	-5.81%	-6.60%	-3.72%	-3.78%	-4.16%
Average Stated Residual Value Percentage of MSRP	54.69	53.66	53.53	52.55	52.41	51.45	53.39
Average ALG Residual Percentage of MSRP	50.41	48.91	48.94	50.00	50.32	49.70	50.83

Percentage Difference	4.29	4.75	4.59	2.54	2.09	1.74	2.56

(1)	Includes leases which VW Credit has sold to third parties but continues to service. The leases are grouped by scheduled maturity date.

(2)	Includes only new and used Audi and VW leases with obligors in the United States with a VW Credit residual value less than MSRP.

(3)	MSRP ALG Residual Value is calculated as the MSRP ALG Residual Percentage multiplied by the lesser of MSRP or the MRM ALG Residual.

(4)	Excludes repossessions and vehicles terminating 90 days or more prior to scheduled maturity.

(5)
Gain/(Loss) calculated as (a) the sum of (i) gross sales proceeds plus (ii) excess wear and use and excess mileage charges paid by lessees minus (b) the sum of (i) auction expenses plus (ii) certification expenses plus (iii) MSRP ALG Residual.

(6)	All periods presented exclude the A8 family of vehicles (A8 and S8).

(7)	Balances and percentages may not add to total due to rounding.
STATIC POOL DATA
     Appendix A to this prospectus supplement sets forth in tabular format static pool information about prior pools of motor vehicle leases that were securitized by VW Credit in the last five years, including those leases acquired by the origination trust that were included in the Volkswagen Auto Lease Trust 2005-A, 2006-A and 2009-A transactions. Static pool information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information for the original characteristics of the prior pools. The term “securitized pool” refers to the securitized pool of motor vehicle leases as of the related cutoff date. The characteristics of the securitized pools included in Appendix A vary from the characteristics of the leases in this transaction.

     The characteristics of leases included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those leases were originated and repaid, may vary materially from the characteristics of the leases in this transaction and the social, economic and other conditions existing at the time when the leases in this transaction were originated and those that will exist in the future when the leases in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this lease securitization transaction.
     Information in Appendix A and in this section relating to securitized pools that were established before January 1, 2006 is not deemed to be part of this prospectus supplement, the prospectus or the registration statement to which this prospectus supplement relates.
WEIGHTED AVERAGE LIFE OF THE NOTES
     The following information is provided solely to illustrate the effect of prepayments of the leases and the related leased vehicles on the unpaid principal amounts of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the leases.
     Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this prospectus supplement is expressed in terms of percentages of “ABS,” which means a prepayment model that assumes a constant percentage of the original number of leases in the pool prepay each month. The base prepayment assumption, which we refer to in this prospectus supplement as the “75% Prepayment Assumption,” assumes that the original principal balance of the leases will prepay at 75% of the following curve:
(1)	In month one, prepayments will occur at 0.033% ABS and increase by 0.033% ABS each month until reaching 1.10% ABS in the 33rd month of the life of the lease.

(2)	In month 34 through 36, prepayments remain at 1.10% ABS.

(3)	In month 37, prepayments decrease to 0.75% ABS and remain at that level until the original outstanding principal balance of the contract has been paid in full.
     Neither any ABS rate nor the 75% Prepayment Assumption purports to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of the leases. We cannot assure you that the leases will prepay at the levels of the 75% Prepayment Assumption or at any other rate.
     The tables below were prepared on the basis of certain assumptions, including that:
•	all monthly payments are timely received and no lease is ever delinquent;

•	each fiscal month of VW Credit is equivalent to a calendar month;

•	each lease payment is made on the last day of each calendar month beginning in September, 2010;

•	no repurchase payment is required to be made by VW Credit in respect of any Included Unit;

•	there are no losses in respect of the leases;

•	payments on the notes are made on the 20th day of each month, whether or not that day is a business day;

•	the interest on the Class A-1 notes is based on an actual/360 day count and the interest on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes is based on a 30/360 day count;

•	although the cutoff date is August 28, only two months of lease payments will be applied on the first payment date;

•	the servicing fee is 1.00% per annum (or, in the case of the initial collection period, is equal to one-sixth of one percent of the initial aggregate securitization value);

•	all prepayments on the leases are prepayments in full (and the residual values of the related leased vehicles are paid in full);

•	the reserve account is funded with an amount equal to $4,464,307.09;

•	the aggregate Securitization Value of the Included Units as of the cutoff date is $892,861,417.73, based on the statistical Securitization Rate of 7.00%; and

•	the closing date (the “closing date”) is assumed to be November 4, 2010.
     No representation is made as to what the actual levels of losses and delinquencies on the leases will be. Because payments on the leases and the leased vehicles will differ from those used in preparing the following tables, distributions of principal of the notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.
     The following tables set forth the percentages of the unpaid principal amount of each class of the notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 75%, 100%, 150% and 200% of the Prepayment Assumption. As used in the table, “0% Prepayment Assumption” assumes no prepayments on a lease, “50% Prepayment Assumption” assumes that a lease will prepay at 50% of the Prepayment Assumption, “75% Prepayment Assumption” assumes that a lease will prepay at 75% of the Prepayment Assumption and so forth.

Percentage of Class A-1 Note Balance Outstanding(1)

Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2010	80.73%	78.38%	77.17%	75.93%	73.35%	70.64%
December 2010	71.28%	67.67%	65.80%	63.88%	59.89%	55.69%
January 2011	61.82%	56.90%	54.34%	51.71%	46.23%	40.44%
February 2011	53.87%	47.51%	44.20%	40.80%	33.69%	26.15%
March 2011	46.78%	38.98%	34.90%	30.70%	21.92%	12.57%
April 2011	38.68%	29.39%	24.53%	19.51%	8.99%	0.00%
May 2011	26.90%	16.16%	10.53%	4.71%	0.00%	0.00%
June 2011	16.62%	4.39%	0.00%	0.00%	0.00%	0.00%
July 2011	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2011	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2011	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2011	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2011	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2011	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (years)(2)	0.38	0.33	0.30	0.28	0.25	0.22
Weighted Average Life to Optional Purchase (years)(2)(3)	0.38	0.33	0.30	0.28	0.25	0.22

(1)	Percentages assume no optional purchase occurs.

(2)
The weighted average life of the Class A-1 notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)	Assumes depositor exercises its optional purchase right on the first payment date on which it is permitted to do so.

Percentage of Class A-2 Note Balance Outstanding(1)

Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2011	100.00%	100.00%	100.00%	100.00%	100.00%	98.60%
May 2011	100.00%	100.00%	100.00%	100.00%	95.34%	87.22%
June 2011	100.00%	100.00%	98.74%	94.62%	85.93%	76.56%
July 2011	98.10%	89.78%	85.39%	80.83%	71.18%	60.70%
August 2011	92.62%	83.35%	78.44%	73.34%	62.47%	50.62%
September 2011	87.15%	76.92%	71.49%	65.82%	53.71%	40.40%
October 2011	82.04%	70.82%	64.84%	58.60%	45.18%	30.31%
November 2011	76.90%	64.69%	58.16%	51.31%	36.53%	20.02%
December 2011	71.83%	58.62%	51.52%	44.06%	27.86%	9.59%
January 2012	66.50%	52.28%	44.62%	36.54%	18.88%	0.00%
February 2012	60.51%	45.33%	37.12%	28.42%	9.31%	0.00%
March 2012	51.46%	35.54%	26.88%	17.68%	0.00%	0.00%
April 2012	36.12%	19.93%	11.09%	1.65%	0.00%	0.00%
May 2012	23.00%	6.50%	0.00%	0.00%	0.00%	0.00%
June 2012	9.44%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (years)(2)	1.34	1.21	1.15	1.09	0.97	0.86
Weighted Average Life to Optional Purchase (years)(2)(3)	1.34	1.21	1.15	1.09	0.97	0.86

(1)	Percentages assume no optional purchase occurs.

(2)
The weighted average life of the Class A-2 notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)	Assumes depositor exercises its optional purchase right on the first payment date on which it is permitted to do so.

Percentage of Class A-3 Note Balance Outstanding(1)

Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2012	100.00%	100.00%	100.00%	100.00%	100.00%	98.80%
February 2012	100.00%	100.00%	100.00%	100.00%	100.00%	87.66%
March 2012	100.00%	100.00%	100.00%	100.00%	97.39%	74.33%
April 2012	100.00%	100.00%	100.00%	100.00%	81.24%	56.99%
May 2012	100.00%	100.00%	97.53%	88.15%	67.01%	41.35%
June 2012	100.00%	93.01%	84.13%	74.55%	52.76%	25.70%
July 2012	95.02%	78.96%	70.04%	60.38%	38.16%	9.78%
August 2012	82.66%	66.64%	57.71%	47.99%	25.41%	0.00%
September 2012	72.28%	56.26%	47.29%	37.49%	14.54%	0.00%
October 2012	65.78%	49.47%	40.30%	30.26%	6.57%	0.00%
November 2012	60.83%	44.48%	35.31%	25.29%	1.81%	0.00%
December 2012	52.45%	36.47%	27.54%	17.81%	0.00%	0.00%
January 2013	43.76%	28.27%	19.63%	10.24%	0.00%	0.00%
February 2013	33.10%	18.40%	10.22%	1.35%	0.00%	0.00%
March 2013	20.23%	6.68%	0.00%	0.00%	0.00%	0.00%
April 2013	7.22%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (years)(2)	2.16	2.03	1.95	1.87	1.70	1.54
Weighted Average Life to Optional Purchase (years)(2)(3)	2.16	2.03	1.95	1.87	1.70	1.54

(1)	Percentages assume no optional purchase occurs.

(2)
The weighted average life of the Class A-3 notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)	Assumes depositor exercises its optional purchase right on the first payment date on which it is permitted to do so.

Percentage of Class A-4 Note Balance Outstanding(1)

Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2012	100.00%	100.00%	100.00%	100.00%	100.00%	84.76%
September 2012	100.00%	100.00%	100.00%	100.00%	100.00%	40.27%
October 2012	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
November 2012	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
December 2012	100.00%	100.00%	100.00%	100.00%	81.87%	0.00%
January 2013	100.00%	100.00%	100.00%	100.00%	57.06%	0.00%
February 2013	100.00%	100.00%	100.00%	100.00%	28.79%	0.00%
March 2013	100.00%	100.00%	96.87%	66.49%	0.00%	0.00%
April 2013	100.00%	81.13%	55.73%	28.32%	0.00%	0.00%
May 2013	83.63%	42.23%	19.32%	0.00%	0.00%	0.00%
June 2013	37.39%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (years)(2)	2.65	2.56	2.52	2.46	2.27	1.90
Weighted Average Life to Optional Purchase (years)(2)(3)	2.54	2.46	2.38	2.29	2.13	1.79

(1)	Percentages assume no optional purchase occurs.

(2)
The weighted average life of the Class A-4 notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)	Assumes depositor exercises its optional purchase right on the first payment date on which it is permitted to do so.

THE NOTES
     The following information summarizes material provisions of the notes and related provisions in the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer.
General
     The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders. We will file a copy of the indenture with the Securities and Exchange Commission (the “SEC”) concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. Holders of the notes will have the right to receive payments made with respect to the leases and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture. Deutsche Bank Trust Company Americas will be the “indenture trustee”. You may contact the indenture trustee at Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company Structured Finance Services — Trust & Securities Services, 100 Plaza One, 6th Floor, MS JCY03-0699, Jersey City, New Jersey 07311-3901, Attn: Volkswagen Auto Lease Trust 2010-A, Telephone Number: 201-593-8420, Fax Number: 212-553-2461.
     All payments required to be made on the notes will be made monthly on each payment date, which will be the 20th day of each month or, if that day is not a business day, then the next business day beginning November 22, 2010.
     The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.
     The original principal amount, interest rate and final scheduled payment date for each class of the notes offered hereby are set forth on the cover page to this prospectus supplement.
     Distributions with respect to the certificate will be subordinated to distributions of principal of and interest on the notes to the extent described in “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement.
Delivery of Notes
     The offered notes will be issued in the minimum denomination of $100,000 and in integral multiples of $1,000 in excess thereof on or about the closing date in book-entry form through the facilities of The Depository Trust Company against payment in immediately available funds.
Payments of Interest
     Interest on the unpaid outstanding balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate (a) for the Class A-1 notes, from and including the most recent payment date (or from and including the closing date in the case of the first interest period) to but excluding the following payment date or (b) for the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, from and including the 20th day of each calendar month preceding each payment date (or from and including the closing date in the case of the first payment period) to but excluding the 20th day of the following month.
     Interest will accrue and will be calculated on the various classes of notes as follows:
•
Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed during the applicable interest period, but assuming a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of (i) the outstanding principal amount on the Class A-1 notes (before giving effect to any payments made on that payment date), (ii) the related interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•
30/360. Interest on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be the product of (i) the outstanding principal amount of the related class of notes (before giving effect to any payments made on that payment date), (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, 18) divided by 360.

•
Interest Accrual Periods. Interest will accrue on the outstanding principal balance of each class of notes (a) with respect to the Class A-1 notes, from the prior payment date (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to the Class A-2 notes the Class A-3 notes and the Class A-4 notes, from the 20th day of each calendar month (or in the case of first payment date, the closing date) to but excluding the 20th day of the following month. Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

     Interest on each note will be paid to the person in whose name that note is registered on the record date. If the notes are issued as book-entry notes, then the “record date” is the close of business on the business day immediately preceding the applicable payment date. If the notes are issued as definitive notes, then the “record date” is the close of business on the last business day of the calendar month immediately preceding the calendar month in which the applicable payment date occurs. (The holders of record of the notes are referred to as “noteholders” in this prospectus supplement.) The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the principal amount of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes. In this transaction, a “business day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Virginia or New York are authorized or obligated by law, executive order or government decree to be closed.
     A failure to pay the interest due on the notes on any payment date that continues for a period of five days or more will result in an event of default. See “Description of the Transfer Agreements and the Administration Agreement — Events of Default” in this prospectus supplement.
Payments of Principal
     On each payment date, the noteholders collectively will be entitled to receive (to the extent funds are available therefor) the “Principal Distribution Amount”, which is an amount of principal equal to the sum of
•	the First Priority Principal Distribution Amount (as defined in this prospectus supplement); and

•	the Regular Principal Distribution Amount (as defined in this prospectus supplement).
     Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account, after giving effect to all deposits or withdrawals on that payment date, would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer.
     Notwithstanding the foregoing, the aggregate amount of principal paid in respect of a class of notes will not exceed its initial note balance.
     On each payment date prior to the acceleration of the notes following an indenture default, principal payments on the notes will be made sequentially so that no principal will be paid on any class of notes until each class of the notes with a lower numerical designation has been paid in full. Thus, no principal will be paid on the Class A-2 notes until the principal on the Class A-1 notes has been paid in full, no principal will be paid on the Class A-3 notes until the principal on the Class A-2 notes has been paid in full and no principal will be paid on the Class A-4 notes until the principal on the Class A-3 notes has been paid in full.
     On any payment date, the “note balance” will equal the initial note balance for that class or classes, reduced by all payments of principal made on or prior to the payment date on that class or classes of notes.
     On each payment date after the maturity of the notes has been accelerated following an indenture default, principal will be allocated first, to the Class A-1 notes until the Class A-1 notes are paid in full and then, pro rata among all other classes of the notes until they have been paid in full. See “The Notes” and “Description of the Transfer Agreements and the Administration Agreement” in this prospectus supplement.
     To the extent not previously paid prior to those dates, the outstanding principal amount of each class of notes will be payable in full on the payment date in the months specified below (each, a “final scheduled payment date”):
•	for the Class A-1 notes, the November 2011 payment date;

•	for the Class A-2 notes, the January 2013 payment date;

•	for the Class A-3 notes, the November 2013 payment date; and

•	for the Class A-4 notes, the October 2015 payment date.
     The remaining outstanding balance of each class of notes will be due on the related final scheduled payment date for each class. Failure to pay the full principal amount of a class of notes by the applicable final scheduled payment date will be an event of default under the indenture.

Payments of Principal on each Payment Date (other than
Payment Dates after the Notes Have been Accelerated
Following the Occurrence of an Indenture Default)

DESCRIPTION OF THE TRANSFER AGREEMENTS AND
THE ADMINISTRATION AGREEMENT
     The following information summarizes material provisions of the “SUBI Sale Agreement” entered into between VW Credit and the depositor, the “SUBI Transfer Agreement” entered into between the depositor and the issuing entity, the “base servicing agreement” entered into between the origination trust and the servicer, the “Transaction SUBI Servicing Supplement” entered into between the origination trust, the servicer and the SUBI trustee and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” The following information also summarizes the "administration agreement” entered into among the issuing entity, VW Credit and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the section titled “The Transaction Documents”, to which reference is hereby made.
     We will file a copy of the actual transfer agreements and the administration agreement with the SEC concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. This is not a complete description of the transfer agreements or the administration agreement, and the summaries of the transfer agreements and the administration agreement in this prospectus supplement are subject to all of the provisions of the transfer agreements and the administration agreement.
Sale and Assignment of the Transaction SUBI and Related Security Interests
     Under the SUBI Sale Agreement, VW Credit will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the Transaction SUBI Certificate and the related beneficial interest in the Included Units. The SUBI Sale Agreement will create a first priority security interest in that property in favor of the depositor.
     Under the SUBI Transfer Agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the Transaction SUBI Certificate and the related beneficial interest of the Included Units. The SUBI Transfer Agreement will create an ownership/first priority security interest in that property in favor of the issuing entity.
     Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.
Collection and Other Servicing Procedures
     Currently, the servicer uses fiscal months rather than calendar months. Each fiscal month is either four or five weeks and generally begins on a Sunday and ends on a Saturday. The servicer uses fiscal months rather than calendar months to assure that each month ends on a weekend, which facilitates an easier internal end of month accounting cut-off. Because the fiscal month does not precisely correspond to the calendar month, a particular fiscal month (for example, the June fiscal month) may include one or more days of the preceding calendar month (for example, a few days of May) at the beginning of the fiscal month and/or a few days of the next calendar month (for example, a few days of July). Fiscal months are determined from time to time by the servicer. Each "collection period” will be the period commencing on the first day of each fiscal month of the servicer and ending on the last day of such fiscal month (or in the case of the initial collection period, the period commencing on the close of business on the cutoff date and ending on October 30, 2010). The servicer may elect in the future to have its fiscal months coincide with calendar months. It is expected that there generally will be a greater amount of collections received and paid in the aggregate to investors on a payment date relating to a five week collection period then a payment date relating to a four week collection period.
Administration Agreement
     VW Credit will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement, the indenture, the trust agreement and other related agreements as well as certain duties and obligations of the issuing entity and the owner trustee under those agreements. However, except as otherwise provided in those agreements, the administrator will have no obligation to make any payment required to be made by the issuing entity under the agreements. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise those parties when action is necessary to comply with their duties and obligations under the administration agreement, the indenture, the trust agreement and other related agreements. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to the those agreements.
The Accounts
     The issuing entity will have the following bank accounts, which initially will be maintained at and will be maintained in the name of the indenture trustee on behalf of the noteholders:
•	the collection account;

•	the principal distribution account; and

•	the reserve account.
     The Collection Account
     On or prior to the closing date, a “collection account” will be established for the benefit of the noteholders into which an amount equal to the Collections on or in respect of the leases and other Available Funds will generally be deposited. The collection account will be under the sole control of the indenture trustee until the outstanding note amount is reduced to zero. As more fully described under “The Transaction Documents — Collections” in the accompanying prospectus, an amount equal to the Collections received and other Available Funds generally will be deposited by the servicer into the collection account within two business days after identification by the servicer. If the monthly remittance condition is satisfied, however, the servicer will deposit an amount equal to all Collections into the collection account (net of any amounts that would otherwise be paid to the servicer and its affiliates) on the related payment date. The “monthly remittance condition” will be satisfied if (i) VW Credit is the servicer, (ii) no servicer replacement event has occurred and is continuing and (iii) (x) Volkswagen AG has a short-term debt rating of at least “P-1” from Moody’s Investors Service, Inc. (“Moody’s”) and “A-1” from Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s”), (y) both Moody’s and Standard & Poor’s are then rating a debt issuance of Volkswagen Group of America or VW Credit (and, in the case of VW Credit, that debt issuance is guaranteed by Volkswagen AG) and (z) VW Credit remains a direct or indirect wholly-owned subsidiary of Volkswagen AG. See “The Transaction Documents — Collections” in the accompanying prospectus.
     On each payment date, the paying agent (which initially will be the indenture trustee) will transfer the sum of all Available Funds for the related collection period from the collection account and apply such amounts in the priority as set forth under “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement.
     The Principal Distribution Account
     On each payment date, payments will be made to the principal distribution account by the paying agent. Such amount on deposit in the principal distribution account will be distributed to the noteholders in accordance with each noteholder’s right to receive payments of principal.
     The Reserve Account
     The reserve account will be established in the name of the indenture trustee for the benefit of the noteholders. On each payment date, amounts on deposit in the reserve account will be available to the extent Available Funds are insufficient to make certain of the distributions described under “Description of the Transfer

Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement. The reserve account will be under the sole control of the indenture trustee until the outstanding note amount is reduced to zero.
     The reserve account will be funded by a deposit from proceeds of the offering of the notes on the closing date in an amount equal to $4,464,307.09 (the “Targeted Reserve Account Balance”), representing 0.50% of the aggregate initial Securitization Value of the assets allocated to the Transaction SUBI as of the cutoff date. The reserve account and all amounts on deposit in the reserve account will be pledged to the indenture trustee.
     On each payment date, the indenture trustee will withdraw funds from the reserve account in an amount equal to the lesser of (1) any amount by which the Available Funds for that payment date are less than the amounts required to be paid under clauses (a) through (d) of the Payment Waterfall or (2) the amount on deposit in the reserve account after giving effect to all deposits thereto on that payment date for distribution in accordance with the Payment Waterfall.
     On any payment date on which the amount on deposit in the reserve account, after giving effect to all withdrawals therefrom or deposits thereto in respect of that payment date, exceeds the Targeted Reserve Account Balance, the indenture trustee will release any of that excess to or at the direction of the holder of the issuing entity’s certificate (initially, the depositor). In addition, if on any payment date the amount on deposit in the reserve account, after giving effect to all withdrawals therefrom or deposits thereto in respect of that payment date would be sufficient to pay in full the aggregate unpaid principal amount of all notes then outstanding, that amount will be used to redeem the then outstanding notes on that payment date.
     Maintenance of the Accounts
     The reserve account, the collection account and the principal distribution account are required by the transaction documents to be eligible accounts. An “eligible account” is either (a) a segregated account with an eligible institution or (b) a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity which is organized under the laws of the United States or any state or the District of Columbia (or any domestic branch of a foreign bank) having corporate trust powers and acting as trustee for funds deposited in such account and which has at least an investment grade long-term unsecured debt rating from each of Standard & Poor’s and Moody’s. An “eligible institution” is a depository institution or trust company which is organized under the laws of the United States or any state or the District of Columbia (or any domestic branch of a foreign bank), which (x) at all times has either (i) a long-term senior unsecured debt rating of at least “Aa2” or “AA-” by each of Moody’s and Standard & Poor’s, respectively, or (ii) a certificate of deposit rating of “P-1” or “A-1+” by each of Moody’s and Standard & Poor’s, respectively, or (y) otherwise satisfies the Rating Agency Condition. To be an “eligible institution,” the institution must also have deposits insured by the Federal Deposit Insurance Corporation (or, in the case of a foreign financial institution, meet the requirements of Rule 13K-1-(b)(1) of the Exchange Act)..
     If the requirements summarized above are satisfied, the accounts may be maintained at the owner trustee, the indenture trustee or any of their affiliates. The reserve account, the principal distribution account and the collection account initially will be maintained with the indenture trustee. If the indenture trustee at any time is not an eligible institution or if the reserve account, collection account and the principal distribution account are not otherwise eligible accounts, the administrator will (with the assistance of the indenture trustee) as necessary, cause the accounts to be moved to an eligible account.
     On the payment date on which all notes have been paid in full and after the discharge of the indenture following payment of any remaining obligations of the issuing entity under the transaction documents, any amounts remaining on deposit in the collection account, the reserve account and the principal distribution account — after giving effect to all withdrawals and deposits in respect of that payment date — will be paid to the holder of the issuing entity’s certificate, which initially will be the depositor.

     Permitted Investments
     When funds are deposited in the collection account and the reserve account, they will be invested and reinvested by the indenture trustee at the direction of the administrator in one or more permitted investments maturing no later than the day before the next payment date. “Permitted investments” will be limited to highly-rated investments that meet criteria established by each Hired Agency.
     All net investment earnings from the investment of funds on deposit in the collection account in respect of the related collection period will be Available Funds distributed in accordance with the Payment Waterfall, and all net investment earnings received from the investment of funds on deposit in the reserve account will be considered amounts on deposit in the reserve account and will be either reinvested in permitted investments or will be distributed as described above under “— The Reserve Account.”
Payments on the Notes
     General
     On the second business day preceding each payment date (each, a “determination date”), the servicer will deliver a report to the indenture trustee, the issuing entity, the administrator and each paying agent which includes, among other information, the amount of (a) Collections, (b) advances to be made by the servicer and included in Available Funds and (c) the servicing fee payable to the servicer and the administration fee payable to the administrator, in each case with respect to the related collection period. A “collection period” is the period commencing on the first day of each fiscal month of the servicer and ending on the last day of that fiscal month; however, the initial collection period will begin on the close of business on the cutoff date and will end on October 30, 2010. For any payment date, the “related collection period” is the collection period which precedes that payment date. For a more detailed discussion of collection periods, please see “— Collection and Other Servicing Procedures” above. On or before each determination date, the servicer will also determine the Principal Distribution Amount and, based on the Available Funds and other amounts available for distribution on the related payment date as described below, the amount to be distributed to the noteholders.
     The paying agent will make distributions to the noteholders out of amounts on deposit in the collection account and the principal distribution account (including amounts transferred from the reserve account). The amount to be distributed to the servicer, the noteholders and other parties will be determined in the manner described below.
     Determination of Available Funds
     The amount of funds available for distribution on a payment date will generally equal the sum of the Available Funds and amounts on deposit in the reserve account.
     “Available Funds” for a payment date and the related collection period will be an amount equal to the sum of (1) the Collections received by the servicer during that collection period, (2) advances made by the servicer on that payment date, (3) any repurchase payments made by VW Credit or the Servicer and (4) all investment earnings (if any) on amounts on deposit in the collection account for the related collection period.
     “Collections” means, with respect to any collection period, all monthly lease payments on any lease, Sales Proceeds in respect of any leased vehicle, Pull-Ahead Amounts, excess wear and use charges, excess mileage charges and any other payments, receipts or Recoveries (including any residual value insurance proceeds and other insurance proceeds) by or on behalf of any lessee or otherwise with respect to an Included Unit other than:
•	Supplemental Servicing Fees;

•
payments allocable to sales, use or other taxes (which will be collected by the servicer and remitted to the applicable governmental authority or used to reimburse the servicer for payment of those amounts in accordance with the servicer’s customary servicing practices);

•
payments allocable to premiums for force-placed insurance policies purchased by the servicer on behalf of any lessee (which will be collected by the servicer and remitted to the applicable insurance company (or if those amounts were paid by the servicer, to the servicer) in accordance with the servicer’s customary servicing practices);

•
payments allocable to fines for parking violations incurred by any lessee but assessed to the origination trust as the owner of the related leased vehicle (which will be collected by the servicer and remitted to the applicable governmental authority (or if those amounts were paid by the servicer, to the servicer) in accordance with the customary servicing practices); and

•	rebates of premiums with respect to the cancellation of any insurance policy or service contract.
     “Pull-Ahead Amount” means, with respect to any vehicle allocated to the Transaction SUBI and the related lease, an amount equal to (a) the sum of (i) any due and unpaid payments under that lease plus (ii) the monthly payment amount times the number of monthly payments not yet due with respect to that lease minus (b) any unearned rent charges calculated under the scheduled actuarial method under that lease.
     “Recoveries” means, with respect to any lease or leased vehicle that has become a defaulted lease, all monies collected by the servicer (from whatever source, including, but not limited to, proceeds of a deficiency balance or insurance proceeds recovered after the charge-off of the related lease) on such defaulted lease, net of any expenses incurred by the servicer in connection therewith, Supplemental Servicing Fees and any payments required by law to be remitted to the lessee.
     “Sales Proceeds” means, with respect to any leased vehicle, an amount equal to the aggregate amount of proceeds received by the servicer from the purchaser in connection with the sale or other disposition of that leased vehicle, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with that sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses.
     “Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) prepayment charges, (iv) early termination fees or any other fees paid to the servicer in connection with the termination of any lease (other than monthly lease payments and excess wear and use charges and excess mileage charges), (v) non-sufficient funds charges and (vi) any and all other administrative fees or similar charges allowed by applicable law received by or on behalf of the servicer, the issuing entity, the depositor or the origination trust with respect to any Unit.
Advances
     On each payment date, the servicer will be obligated to deposit into the collection account an advance in an amount equal to the lesser of (1) any shortfall in the amounts available to make the payments described in clauses (a) through (d) of the Payment Waterfall and (2) the aggregate scheduled monthly lease payments due on Included Units but not received (or not received in full) during and prior to the related collection period (an “advance”).
     However, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that such advance is not likely to be repaid from future cash flows from the Transaction SUBI assets. No advances will be made with respect to defaulted leases. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the leases, rather than guaranteeing or insuring against losses. Accordingly, all advances will be reimbursable to the servicer, without interest, from Available Funds prior to any distributions on the notes. See “Description of the Transfer Agreements and the Administration Agreement — Priority of Payments” in this prospectus supplement.
Servicer Certificate
     The issuing entity will cause the servicer to agree to deliver to the indenture trustee, the administrator and each paying agent, if any, on the second business day preceding each payment date, a certificate (the “Servicer

Certificate”) including, among other things, the following information with respect to such payment date and the related collection period:
(i)	the amount of Collections for that collection period;

(ii)	the amount of Available Funds for that collection period;

(iii)	the amount of interest accrued since the preceding payment date on each class of notes;

(iv)	the Class A-1 note balance, the Class A-2 note balance, the Class A-3 note balance and the Class A-4 note balance, in each case before giving effect to payments on that payment date;

(v)
(A) the amount on deposit in the reserve account and the Targeted Reserve Account Balance, each as of the beginning and end of the related collection period, (B) the amount to be deposited in the reserve account in respect of that payment date, if any, (C) the amount, if any, to be withdrawn from the reserve account on that payment date, (D) the balance on deposit in the reserve account on that payment date after giving effect to withdrawals therefrom or deposits thereto in respect of that payment date and (E) the change in that balance from the immediately preceding payment date;

(vi)	the aggregate amount being paid on that payment date in respect of interest on and principal of each class of the notes;

(vii)	the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount for that payment date;

(viii)	the note factor for each class of the notes, after giving effect to distributions to the noteholders on that payment date;

(ix)	the amount of advances by the servicer included in Available Funds for that collection period;

(x)	the amount of any Payment Date Advance Reimbursement for that collection period;

(xi)	the amounts released to the holder of the issuing entity’s certificate (which initially will be the depositor) on that payment date;

(xii)	the servicing fee and the administration fee for that collection period;

(xiii)	the aggregate amount of residual losses and credit losses for that collection period;

(xiv)	amounts paid by the issuing entity to the indenture trustee, the owner trustee, the issuer Delaware trustee or any origination trustee with respect to trustee fees, expenses or indemnifications;

(xv)	the aggregate Securitization Value of the Included Units, and the aggregate Base Residual Value of the Included Units;

(xvi)	the number of Included Units at the beginning and at the end of that collection period;

(xvii)	the number and Securitization Value of vehicles turned-in by lessees at the end of the related lease terms;

(xviii)	the number and Securitization Value of Included Units for which a Pull-Ahead Amount has been paid to the issuing entity during that collection period;

(xix)
a summary of material modifications, extensions or waivers, if any, to the terms of the leases related to the Included Units during that collection period, or since the closing date, if such modifications, extensions or waivers have become material over time;

(xx)
a summary of material breaches of representations or warranties related to eligibility criteria for the Units, together with the number and aggregate Securitization Value of repurchased Included Units in connection with such breaches during that collection period;

(xxi)	the number and aggregate Securitization Value of repurchased Included Units in connection with a Postmaturity Term Extension; and

(xxii)	a summary of any material breach by the issuing entity of covenants contained in the transfer agreements.
     Each amount set forth pursuant to clauses (iii), (iv), (vi) and (vii) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a note.
     The indenture trustee has no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer Certificate delivered to the indenture trustee, and the indenture trustee will be fully protected in relying upon the Servicer Certificate.
Priority of Payments
     On each payment date prior to an acceleration of the maturity of the notes following an indenture default, the paying agent in accordance with the related Servicer Certificate described above under “— Servicer Certificate” and pursuant to the instructions of the servicer, will transfer all Available Funds from the collection account and will make the following deposits and distributions in the following amounts and order of priority:
(a)	to the servicer, the Payment Date Advance Reimbursement;

(b)
pro rata, to the servicer and the administrator, the servicing fee and administration fee, respectively, together with any unpaid servicing fees and administration fees in respect of one or more prior collection periods, respectively;

(c)
pro rata, to the noteholders, to pay interest due on the outstanding notes on that payment date (including overdue interest) and, to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable interest rate;

(d)
to the principal distribution account, the First Priority Principal Distribution Amount for that payment date, if any, which will be allocated to pay principal on the notes, first, to the Class A-1 notes, until they have been paid in full, second, to the Class A-2 notes, until they have been paid in full, third, to the Class A-3 notes, until they have been paid in full and fourth, to the Class A-4 notes, until they have been paid in full;

(e)	to the reserve account, until the amount of funds on deposit in the reserve account is equal to the Targeted Reserve Account Balance;

(f)
to the principal distribution account, the Regular Principal Distribution Amount for that payment date, if any, which will be allocated to pay principal on the notes first, to the Class A-1 notes, until they have been paid in full, second, to the Class A-2 notes, until they have been paid in full, third, to the Class A-3 notes, until they have been paid in full and fourth, to the Class A-4 notes, until they have been paid in full;

(g)
to pay all amounts due as compensation or indemnification payments to the indenture trustee, the owner trustee, the issuer Delaware trustee or the SUBI trustee which have not been previously paid pursuant to the transaction documents; and

(h)	any remaining funds will be distributed to or at the direction of the holder of the issuing entity’s certificate, which initially will be the depositor.
     Upon and after any distribution to the holder of the issuing entity’s certificate of any amounts, the noteholders will not have any rights in, or claims to, those amounts. Upon acceleration of the maturity of the notes following an indenture default, payments and deposits will be made on each payment date in the order of priority specified below in “— Priority of Payments May Change Upon an Event of Default.”
     The foregoing list of distributions from the collection account on each payment date is referred to as the “Payment Waterfall.”
     For the purposes of this prospectus supplement, the following terms will have the following meanings:
     “First Priority Principal Distribution Amount” means, with respect to any payment date, an amount not less than zero, equal to (a) the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date), minus (b) the aggregate Securitization Value at the end of the collection period preceding that payment date; provided, however, that the First Priority Principal Distribution Amount on and after the final scheduled payment date of any class of notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that class of notes to zero.
     The “Payment Date Advance Reimbursement” for a payment date will equal the sum of all outstanding advances made by the servicer prior to that payment date.
     “Regular Principal Distribution Amount” means, with respect to any payment date, an amount not less than zero, equal to the difference between (a) the excess, if any, of (i) the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date) over (ii) the Targeted Note Balance minus (b) the First Priority Principal Distribution Amount, if any, with respect to that payment date.
     “Targeted Note Balance” means, with respect to any payment date, the excess, if any, of (x) the aggregate Securitization Value at the end of the collection period preceding that payment date over (y) the Targeted Overcollateralization Amount.
     “Targeted Overcollateralization Amount” means $160,715,055.19.
     None of the noteholders, the indenture trustee, the owner trustee, the issuer Delaware trustee, the depositor, the administrator or the servicer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent payment date to make in full distributions to the noteholders.
Overcollateralization
     Overcollateralization is the amount by which the aggregate Securitization Value of the assets allocated to the Transaction SUBI exceeds the outstanding principal amount of the notes. Overcollateralization means that there will be additional assets generating collections that will be available to cover credit losses and residual losses on the leases and related leased vehicles allocated to the Transaction SUBI. The initial amount of overcollateralization will be $142,861,417.73, or 16.00% of the initial Securitization Value of the Transaction SUBI assets as of the cutoff date.

Fees and Expenses
     The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “— Priority of Payments”.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution

Servicing Fee	Product of (a) one-twelfth (or, in the case of the initial collection period, one-sixth), (b) 1.00% and (c) the aggregate Securitization Value of all Included Units as of the beginning of the related collection period, or in the case of the first payment date, at the cutoff date	servicer	Payable pro rata with administration fees prior to payment of interest and principal on the notes

Administration Fee	$5,000 as compensation for its services during the preceding collection period	administrator	Payable pro rata with servicing fees prior to payment of interest and principal on the notes

Unpaid Indenture Trustee Compensation or Indemnification Payments(1)	$3,000 as compensation for its services on a per annum basis and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents	indenture trustee	Payable following payment of interest and principal on the notes and funding of the reserve account

Unpaid Owner Trustee Compensation or Indemnification Payments(1)	$3,000 as compensation for its services on a per annum basis and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents	owner trustee	Payable following payment of interest and principal on the notes and funding of the reserve account

Unpaid SUBI Trustee Compensation or Indemnification Payments(1)	$2,500 as compensation for its services on a per annum basis and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents	SUBI trustee	Payable following payment of interest and principal on the notes and funding of the reserve account

Unpaid Issuer Delaware Trustee Compensation or Indemnification Payments(1)	Any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents	issuer Delaware trustee	Payable following payment of interest and principal on the notes and funding of the reserve account

(1)
VW Credit, as the administrator pursuant to the administration agreement or as the servicer pursuant to the Servicing Agreement, as applicable, is required to pay fees, expenses and indemnity payments of the indenture trustee, the owner trustee, the issuer Delaware trustee and the SUBI trustee. However, to the extent that the administrator or the servicer fails to make these payments, fees, expenses and indemnity payments will be paid out of Available Funds to the extent they have not been previously paid when due.

Redemption of the Notes
     In order to avoid excessive administrative expenses, the depositor will have the right at its option to purchase the Transaction SUBI Certificate from the issuing entity on any payment date if the then-outstanding aggregate note balance is less than or equal to 10% of the initial note balance. The exercise of that option by the depositor is referred to in this prospectus supplement as the “optional purchase”. The purchase price for the Transaction SUBI Certificate will be equal to the greater of (i) the unpaid outstanding principal amount of the notes, together with accrued interest on the notes to (but not including) the date fixed for redemption and (ii) the aggregate Securitization Value of the Included Units as of the redemption date. The amount of the purchase price will be deposited by the depositor into the collection account on the payment date fixed for redemption. In connection with the optional purchase, the outstanding notes, if any, will be redeemed on the redemption date in whole, but not in part, for the redemption price. No interest will accrue on the notes after the payment date fixed for redemption. The “redemption price” for the notes being redeemed will equal the unpaid principal amount of the notes, plus accrued and unpaid interest on the notes at the applicable interest rates, to but not including the payment date fixed for redemption. The administrator or the issuing entity will provide at least 30 days’ prior notice of the redemption of the notes to the indenture trustee. The indenture trustee will provide prompt — but at least 10 days’ — notice to the noteholders of such redemption.
Servicing Compensation and Expenses
     The servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the Included Units under the Transaction SUBI Servicing Supplement. The servicer will be entitled to receive a fee in respect of the Included Units equal to, for each collection period, of the product of (a) one-twelfth (or, in the case of the initial collection period, one-sixth), (b) 1.00% and (c) the aggregate Securitization Value of all Included Units as of the beginning of that collection period, or in the case of the first payment date, at the cutoff date (the “servicing fee”). The servicing fee will be payable on each payment date.
     The servicer will also be entitled to the Supplemental Servicing Fees. The servicer will pay all expenses incurred by it in connection with its servicing activities under the Servicing Agreement and will not be entitled to reimbursement of those expenses. The servicer will have no responsibility, however, to pay any losses with respect to any origination trust assets.
Servicer Replacement Events
     The following events constitute “servicer replacement events” under the Transaction SUBI Servicing Supplement:
•
any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for ten business days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

•
any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the base servicing agreement and the Transaction SUBI Servicing Supplement, which failure materially and adversely affects the rights of any holder of the Transaction SUBI Certificate or the noteholders, and which continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

•
any representation or warranty of the servicer made in the base servicing agreement and the Transaction SUBI Servicing Supplement, any other transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the base servicing agreement and the Transaction SUBI Servicing Supplement proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of any holder of a Transaction SUBI Certificate or the noteholders, and that failure continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes, voting together as a single class (provided, that any repurchase of a Unit by VW Credit pursuant to the SUBI Sale Agreement will be deemed to remedy any incorrect representation or warranty with respect to such Unit); and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the servicer;
provided, however, that a delay in or failure of performance referred to in the first three bullet points above for a period of 120 days will not constitute a servicer replacement event if that failure or delay or failure was caused by force majeure or other similar occurrence.

     Upon the occurrence of any servicer replacement event, the sole remedy available to the holder of the Transaction SUBI Certificate will be to remove the servicer and appoint a successor servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, and a bankruptcy trustee or similar official has been appointed for the servicer, the trustee or such official may have the power to prevent the servicer’s removal. See “— Removal or Replacement of the Servicer” below.
Removal or Replacement of the Servicer
     If a servicer replacement event is unremedied, the SUBI trustee will, upon the direction of the indenture trustee, acting at the direction of noteholders holding not less than 66 2/3% of the aggregate outstanding principal amount of the notes terminate all of the rights and obligations of the servicer under the Servicing Agreement with respect to the Transaction SUBI and the Included Units. The SUBI trustee will effect that termination by delivering notice thereof to the servicer, the indenture trustee, the issuing entity and the administrator.
     The servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable legal requirements and that the continuance of those duties would cause the servicer to be in violation of those legal requirements in a manner that would have a material adverse effect on the servicer or its financial condition. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations under the Servicing Agreement. The servicer may not assign the Servicing Agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation, merger, conveyance or transfer of substantially all of its assets. However, the servicer may delegate, at any time without notice or consent, (i) any or all of its duties under the Servicing Agreement to any person more than 50% of the voting securities of which are owned, directly or indirectly, by Volkswagen AG or any successor thereto or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain responsible for any duties it has delegated.
     Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the Transaction SUBI portfolio has assumed the responsibilities and obligations of the resigning or terminated servicer under the Transaction SUBI Servicing Supplement and has provided in writing the information reasonably requested by the depositor to comply with its reporting obligations under the Exchange Act with respect to a replacement servicer.
     Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the Transaction SUBI portfolio under the Servicing Agreement (other than the obligation of the predecessor servicer to indemnify against certain events arising before its replacement); provided, however, that no successor servicer will have any responsibilities with respect to making advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee, the noteholders or the holder of the issuing entity’s certificate from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances made with respect to the Included Units to the extent funds are available therefor in accordance with the Payment Waterfall.
     In the event of a replacement of VW Credit as servicer, the indenture trustee, acting at the direction of the holders of not less than 66 2/3% of the aggregate outstanding principal amount of the notes is required to cause the successor servicer to agree to indemnify VW Credit against any losses, liabilities, damages or expenses (including attorneys’ fees) as a result of the negligence or willful misconduct of such successor servicer.
     The SUBI Trustee, acting at the direction of the Indenture Trustee, (acting at the direction of the holders of not less than 66 2/3% of the aggregate outstanding principal amount of the notes), may waive any servicer replacement event.

Events of Default
     The following events (each, an “indenture default”) will be events of default under the indenture:
•	a default for five days or more in the payment of interest on any note after the same becomes due;

•	a default in the payment of principal of a note on the related final scheduled payment date or the Redemption Date;

•
a default in the observance or performance of any covenant or agreement of the issuing entity in the indenture, or any representation or warranty of the issuing entity made in the indenture or any related certificate or writing delivered pursuant to the indenture proves to have been incorrect in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the noteholders, and the continuation of that default or inaccuracy for a period of 60 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than a majority of the outstanding principal amount of the notes (excluding any notes owned by the issuing entity, the depositor, the servicer, the administrator or any of their respective affiliates); and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity;
provided, however, that a delay in or failure of performance referred to in the first three bullet points above for a period of 120 days will not constitute an indenture default if that delay or failure was caused by force majeure or other similar occurrence.
     The indenture requires the issuing entity to give written notice of any indenture default, its status and what action the issuing entity is taking or proposes to take to the indenture trustee and each Hired Agency.
Rights Upon Event of Default
     Upon the occurrence and continuation of any indenture default (other than an indenture default arising from a bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may (or if directed by the holders of at least a majority of the outstanding principal amount of the notes, voting together as a single class will) declare the principal of the notes to be immediately due and payable. This declaration may be rescinded by the holders of at least a majority of the aggregate outstanding principal amount of the notes, voting together as a single class, before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:
•
the issuing entity has deposited with the indenture trustee an amount sufficient to pay (1) all interest on and principal of the notes as if the indenture default giving rise to that declaration had not occurred and (2) all reasonable amounts previously advanced by the indenture trustee and its reasonable costs and expenses; and

•	all indenture defaults — other than the nonpayment of principal of the notes that has become due solely due to that acceleration — have been cured or waived.
     At any time prior to the declaration of the acceleration of the maturity of the notes, noteholders holding not less than a majority of the aggregate outstanding principal amount of the notes, voting together as a single class, may waive any indenture default and its consequences by giving written notice to the issuing entity and the indenture trustee other than the following defaults:
•	the failure of the issuing entity to pay principal of or interest on the notes; and

•	any default related to any covenant or provision of the indenture that cannot be modified or amended without the consent of 100% of the noteholders.

No waiver will affect any subsequent default or impair any related right.
     If an indenture default arising from a bankruptcy, insolvency, receivership or liquidation of the issuing entity has occurred, the outstanding principal amount of the notes shall automatically become immediately due and payable without any further action by the indenture trustee or the holders of the notes, and such acceleration of the maturity of the notes may not be rescinded except by the holders of all outstanding notes.
     If the notes have been declared due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the issuing entity property, or elect to maintain the issuing entity property and continue to apply proceeds from the issuing entity property as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the issuing entity property following an indenture default unless:
•	the depositor elects to exercise the optional purchase and purchases the Transaction SUBI Certificate;

•	100% of the noteholders consent thereto;

•	the proceeds of that sale are sufficient to pay in full all unpaid principal of and accrued interest on all outstanding notes; or

•
there has been an indenture default described in one of the first two bullet points under the caption “— Events of Default” above and the indenture trustee determines that the issuing entity property would not be sufficient on an ongoing basis to make all payments of principal of and interest on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of holders of 66?% of the outstanding principal amount of the notes, voting together as a single class.

     The indenture trustee may, but is not required to, obtain (at the expense of the issuing entity) and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the issuing entity property to pay interest on and principal of the notes on an ongoing basis. Prior to selling the issuing entity property, the indenture trustee must obtain an opinion of counsel to the effect that that sale will not cause the origination trust or an interest or portion thereof or the issuing entity to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.
Priority of Payments May Change Upon an Event of Default
     Following the occurrence and during the continuation of an indenture default resulting in the acceleration of the maturity of the notes, the indenture trustee will pay out of the issuing entity property (including, in the event of a sale of the issuing entity property at the direction of the indenture trustee or the noteholders, the proceeds of that sale and available monies on deposit in the reserve account) in accordance with the following priority:
(a)
first, pro rata to the indenture trustee, the SUBI trustee, the issuer Delaware trustee and the owner trustee, for any accrued and unpaid fees, expenses and indemnity payments pursuant to the terms of the indenture, the origination trust agreement or the trust agreement, as applicable; provided, however, that aggregate expenses payable to the indenture trustee, the SUBI trustee, the issuer Delaware trustee and the owner trustee pursuant to this clause first are limited to $500,000 per annum in the aggregate;

(b)	second, to the servicer for reimbursement of all outstanding advances;

(c)
third, pro rata, to the servicer, the servicing fee, together with amounts due in respect of unpaid servicing fees and to the administrator, the administration fee, together with any amounts due in respect of unpaid administration fees;

(d)
fourth, pro rata, to the noteholders to pay due and unpaid interest (including any overdue interest) and, to the extent permitted under applicable law, interest on any overdue interest at the related interest rate;

(e)	fifth, to the holders of the Class A-1 notes to pay outstanding principal on the Class A-1 notes;

(f)
sixth, to the holders of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis (based on the outstanding principal amount of each Class on that payment date), to pay outstanding principal on such notes;

(g)	seventh, pro rata to the indenture trustee, the SUBI trustee, the issuer Delaware trustee and the owner trustee, for any accrued and unpaid fees, expenses and indemnity payments; and

(h)	eighth, any remaining amounts to or at the direction of the holder of the certificate of the issuing entity (which initially will be the depositor).
     Each noteholder has the right to institute suit for the enforcement of the payment of principal and interest. However, no noteholder will have the right to institute any proceeding (including for the appointment of a receiver or trustee) with respect to the indenture unless:
•	that noteholder previously has given the indenture trustee written notice of a continuing indenture default;

•
noteholders holding not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute that proceeding in its own name as indenture trustee;

•	that noteholder has offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with the request to institute proceedings;

•	the indenture trustee has for 60 days after its receipt of notice, request and offer of indemnity failed to institute that proceeding; and

•
no direction inconsistent with the noteholders’ written request has been given to the indenture trustee during that 60-day period by noteholders holding at least a majority of the outstanding principal amount of the notes.

Replacement of the Indenture Trustee
     Noteholders holding at least a majority of the aggregate principal amount of the notes outstanding, voting together as a single class, may remove the indenture trustee without cause by so notifying the indenture trustee, the servicer and the issuing entity, and following that removal may appoint a successor indenture trustee. Any successor indenture trustee must (i) at all times have a combined capital and surplus of at least $50,000,000, (ii) a long-term debt rating of “A” or better by each of Standard & Poor’s and Moody’s or otherwise satisfy the Rating Agency Condition and (iii) satisfy the requirements of Section 310(a) and (b) of the Trust Indenture Act of 1939, as amended.
     The indenture trustee may resign at any time by so notifying the issuing entity, the servicer and the administrator. The issuing entity will be required to remove the indenture trustee if the indenture trustee:
•	ceases to satisfy the eligibility requirements of the indenture trustee;

•	is subject to certain events of bankruptcy, insolvency, receivership or liquidation (which, if involuntary, remain unstayed for more than 30 days); or

•	otherwise becomes incapable of acting.

     Upon the resignation or removal of the indenture trustee, or the failure of the noteholders holding at least a majority of the aggregate principal amount of the outstanding notes to appoint a successor indenture trustee following the removal without cause of the indenture trustee, the issuing entity will promptly appoint a successor indenture trustee. If a successor indenture trustee does not take office within 45 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or noteholders holding not less than a majority of the aggregate notes may petition any court of competent jurisdiction (at the expense of the issuing entity) for the appointment of a successor indenture trustee.
Compensation and Indemnity
     Pursuant to the administration agreement, the administrator will:
•	pay the indenture trustee from time to time compensation for its services in accordance with a fee letter between the administrator and the indenture trustee;

•	reimburse the indenture trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as indenture trustee; and

•
indemnify the indenture trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the issuing entity or performance of its duties as indenture trustee.

     The indenture trustee will not be indemnified by the administrator, the issuing entity, the depositor or the servicer against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the indenture trustee will not be liable:
•	for any error of judgment made by it in good faith, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

•	with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the noteholders in accordance with the terms of the indenture; and

•	for interest on any money received by it except as the indenture trustee and the issuing entity may agree in writing.
     The indenture trustee will not be deemed to have knowledge of any indenture default or other event unless an officer of the indenture trustee within its corporate trust department, who customarily performs functions similar to those performed by the persons who at the time are such officers, or to whom any corporate trust matter is referred because of that person’s knowledge and familiarity with the particular subject and who has direct responsibility for the administration of the indenture and has actual knowledge of the event or has received written notice of the event.
Access to Noteholder Lists
     If definitive notes are issued in the limited circumstances set forth in “The Notes” and if the indenture trustee is not the note registrar, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:
•	as of each record date, within five days after that record date;

•	within 30 days after receipt by the issuing entity of a written request for that list, as of not more than ten days before that list is furnished.

     Annual Compliance Statement
     The issuing entity will be required to deliver an annual written statement to the indenture trustee and each Hired Agency certifying the fulfillment of its obligations under the indenture or describing any defaults thereunder.
     Furnishing of Documents
     Copies of all reports, notices, requests, demand, certificates and any other instruments furnished to the indenture trustee under the transaction documents may be obtained by a noteholder (at its own expense) by a request in writing to the indenture trustee.
     Satisfaction and Discharge of Indenture
     The indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all of the notes or, with some limitations — including receipt of certain opinions with respect to tax matters — upon deposit with the indenture trustee of funds sufficient for the payment in full of principal and accrued interest on the notes and any fees then due and payable to the indenture trustee.
Amendment Provisions
     Each of the transaction documents (other than the indenture) may be amended without the consent of the noteholders, the indenture trustee, the issuing entity or the owner trustee subject to satisfaction of one of the following conditions: (i) the depositor, the servicer, the administrator or VW Credit (as applicable) delivers an officer’s certificate or an opinion of counsel to the indenture trustee to the effect that the amendment will not materially and adversely affect the interests of the noteholders or (ii) the Rating Agency Condition is satisfied with respect to such amendment. Except as described in the paragraph below, any term or provision may be amended with the consent of noteholders evidencing not less than a majority of the aggregate principal amount of the outstanding notes, voting as a single class; provided that any amendment that materially and adversely affects the interests of the certificateholders, the origination trustees, the indenture trustee, the issuer Delaware trustee or the owner trustee (in each case, with respect to specific transaction documents only), the servicer or the administrator (in the case of the trust agreement only) will require the prior written consent of the persons whose interests are materially and adversely affected. “Rating Agency Condition” means, with respect to any event and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, press release or other publication, or a change in that Hired Agency’s published rating criteria) by a Hired Agency that the occurrence of a certain event will not cause it to downgrade, qualify or withdraw its rating assigned to the notes; or (b) that the Hired Agency has been given notice of that event at least ten (10) days prior to the occurrence of that event (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and the Hired Agency has not issued any written notice that the occurrence of that event will cause it to downgrade, qualify or withdraw its rating assigned to the notes.
     Notwithstanding the foregoing, no amendment to any transaction document will (i) reduce the interest rate or principal amount of any note, or delay the final scheduled payment date of any note without the consent of the holder of such note, or (ii) reduce the percentage of the aggregate outstanding principal amount of the outstanding notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding principal amount of the outstanding notes which were required to consent to such matter before giving effect to such amendment.
     Under the trust agreement, the owner trustee may not take any action with respect to the following matters unless (a) at least 30 days before the taking of that action, the owner trustee gives written notice to the certificateholder and (b) the certificateholder has not notified the owner trustee in writing within 30 days after the notice is given by the owner trustee that the certificateholder has withheld consent or provided alternative direction:
•	the amendment of the indenture by a supplemental indenture where the consent of any noteholder is required;

•
the amendment of the indenture by a supplemental indenture where the consent of any noteholder is not required and such amendment materially and adversely affects the interests of the certificateholder;

•
the amendment, change or modification of the SUBI Transfer Agreement or the administration agreement, except to cure an ambiguity or defect or to amend or supplement a provision that would not materially adversely affect the certificateholder; or

•	the appointment of a successor indenture trustee or the consent to the assignment by the note registrar or the indenture trustee of its obligations.
     Amendment of the Indenture. Without the consent of the noteholders or any other person, and except as described in the paragraph below, the issuing entity and the indenture trustee, upon request by the issuing entity, may execute a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the indenture or for the purpose of modifying in any manner the rights of the noteholders subject to satisfaction of one of the following conditions: (i) the certificateholder or the administrator delivers an officer’s certificate or an opinion of counsel to the indenture trustee to the effect that the amendment will not materially and adversely affect the interests of the noteholders or (ii) the Rating Agency Condition is satisfied with respect to that amendment. In connection with any such amendment, the issuing entity must deliver an opinion of counsel to the effect that such action will not (A) affect the treatment of the notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the notes for federal income tax purposes or (C) cause the issuing entity, the depositor or the origination trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. In addition, except as described in the paragraph below, any term or provision of the indenture may be amended with the consent of noteholders evidencing not less than a majority of the aggregate principal amount of the outstanding notes, voting as a single class.
     Without the consent of each noteholder affected thereby, no supplemental indenture may:
•	reduce the interest rate or principal amount of any note, or delay the final scheduled payment date of any note;

•
reduce the percentage of the aggregate outstanding principal amount of the outstanding notes, the holders of which are required to consent to any supplemental indenture or to waive compliance with the provisions of the indenture, indenture defaults or consequences provided for in the indenture;

•	modify or alter the provisions of the proviso to the definition of the term “outstanding”;

•
reduce the percentage of the outstanding principal amount of the notes required to direct the indenture trustee to direct the issuing entity to sell the issuing entity property after an indenture default if the proceeds of such sale would be insufficient to pay the outstanding principal amount of the notes plus accrued but unpaid interest on the notes;

•
permit the creation of any lien ranking prior to or on parity with the lien of the indenture with respect to any portion of the issuing entity property or, except as otherwise permitted in the indenture, terminate the lien of the indenture on any property or deprive any noteholder of the security provided for by the lien of the indenture; or

•	impair any right to institute suit for the enforcement of certain provisions of the indenture regarding payment.
     In addition, any amendment that materially and adversely affects the interests of the indenture trustee, the owner trustee, the issuer Delaware trustee, the servicer, the certificateholders or the administrator will require the prior written consent of the persons whose interests are materially and adversely affected. The consent of the servicer, the certificateholders or the administrator will be deemed to have been given if the issuing entity does not receive a written objection from such person within ten (10) business days after a written request for such consent has been given.
LEGAL INVESTMENT
     The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There are a number of other requirements under Rule 2a-7 that must be satisfied prior to the purchase of any security, and it is the responsibility solely of the fund and its advisor to determine eligibility and satisfy those requirements.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
     Mayer Brown LLP will deliver an opinion that, based on the terms of the notes, the transactions relating to the Transaction SUBI Certificate as set forth herein and the applicable provisions of the trust agreement and related documents, the notes (other than any notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes) will be characterized as indebtedness for federal income tax purposes; and for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation.
     It is anticipated that the notes offered hereunder (other than notes, if any, with an original maturity of one year or less, which are subject to special rules with respect to original issue discount discussed in the prospectus under “Material Federal Income Tax Consequences¯ Original Issue Discount”) will not be issued with more than a de minimis amount (i.e., 1/4% of the principal amount of the notes multiplied by their weighted average life to maturity) of original issue discount (“OID”) (other than any notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, which may be subsequently considered issued with OID if sold by such person). If the notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.
     The excess of the “stated redemption price at maturity” of the notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the notes offered hereunder are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income. In the case of debt instruments as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the notes, the amount of OID which will accrue in any given “accrual period” may either increase or decrease depending upon the accrual prepayment rate.
     In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Weighted Average Life of the Notes” in this prospectus supplement.

Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.
     In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.
     Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes.
     As long as the issuing entity is the only owner of the certificate, the issuing entity will be a Tax Non-Entity for federal income tax purposes. See “Material Federal Income Tax Consequences” in the accompanying prospectus.
STATE AND LOCAL TAX CONSEQUENCES
     The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. We encourage investors to consult their own tax advisors regarding state and local tax consequences.
CERTAIN ERISA CONSIDERATIONS
General
     Subject to the following discussion the notes may be acquired by pension, profit-sharing or other employee benefit plans, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and entities deemed to hold “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
Prohibited Transactions
     Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features as of any date of determination. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the notes should not be treated as an equity interest in the issuing entity for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.
     However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition, holding and disposition of notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the administrator, the servicer, the SUBI trustee, the owner trustee, the indenture trustee, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition, holding and disposition of notes by, or on behalf of, a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE”) 90-1, regarding investments by insurance company pooled separate accounts, PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts, PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds, PTCE 96-23, regarding transactions effected by “in-house asset managers” and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.
     Governmental plans (as defined in Section 3(32) of ERISA) and specified church plans (as defined in Section 3(33) of ERISA are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.
     Each purchaser or transferee of a note, by its acceptance of that note, will be deemed to have represented that (a) it is not acquiring the note (or any interest therein) with the assets of, any “employee benefit plan” as defined in Section 3(3) of ERISA which is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code, an entity whose underlying assets include “plan assets” of the foregoing or any other employee benefit plan or arrangement that is subject to a law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code; or (b)(i) the notes are rated at least “BBB-” or its equivalent by a nationally recognized statistical rating agency at the time of purchase or transfer and (ii) its acquisition, holding and disposition of such note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, a nonexempt violation of any similar applicable law).
     Neither the issuing entity, the servicer, the administrator nor any of their respective affiliates, agents or employees will act as a fiduciary to any benefit plan with respect to the benefit plan’s decision to invest in the notes. Each fiduciary or other person with investment responsibilities over the assets of a benefit plan considering an investment in the notes must carefully consider the above factors before making an investment. Fiduciaries of benefit plans considering the purchase of notes should consult their legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
     See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the notes.

UNDERWRITING
     Subject to the terms and conditions set forth in the underwriting agreement relating to the notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the notes set forth opposite its name below:

	Class A-1	Class A-2	Class A-3	Class A-4
Underwriter	Notes	Notes	Notes	Notes	Total
Barclays Capital Inc.	$	$	$	$	$
Deutsche Bank Securities Inc.	$	$	$	$	$
Banc of America Securities LLC	$	$	$	$	$
Citigroup Global Markets Inc.	$	$	$	$	$
J.P. Morgan Securities LLC	$	$	$	$	$
RBS Securities Inc.	$	$	$	$	$
SG Americas Securities, LLC	$	$	$	$	$
Total	$158,000,000	$256,000,000	$265,000,000	$71,000,000		$750,000,000

     The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.
     The depositor has been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the offering prices set forth on the cover page of this prospectus, and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession	Reallowance Discount
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%
     If all of the classes of notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.
     There currently is no secondary market for any class of notes and there is no assurance that one will develop. The underwriters expect, but will not be obligated, to make a market in each class of notes. There is no assurance that a market for the notes will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.
     VW Credit has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereby. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.
     Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.
     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.
     It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle more than three business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.
     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, VW Credit, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.
     In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates.
     The indenture trustee, at the direction of the administrator, on behalf of the issuing entity, may from time to time invest the funds in accounts and Permitted Investments acquired from the underwriters or their affiliates.
     The notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the notes.
     The depositor will receive aggregate proceeds of approximately $                from the sale of the notes (representing    % of the initial note balance of the notes) after paying the aggregate underwriting discount of $ on the notes. Additional offering expenses are estimated to be $1,000,000.
     Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.
Offering Restrictions
     Each underwriter has severally represented to and agreed with the issuing entity that:
•
it will not offer or sell any notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•
it will not offer or sell any notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

     Each underwriter has further severally represented to and agreed with the issuing entity that:
•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom, as amended (“FSMA”)) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any offered notes in, from or otherwise involving the United Kingdom.
     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than:
     (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities; or
     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
provided that no such offer of notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 6 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.
     The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom.
FORWARD-LOOKING STATEMENTS
     This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of VW Credit, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.
     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of VW Credit, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
LEGAL PROCEEDINGS
     There are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, any origination trustee, issuing entity, servicer or the origination trust, or of which any property of the foregoing is the subject, that are material to noteholders.
LEGAL MATTERS
     Certain legal matters relating to the notes will be passed upon for the servicer and the depositor by Allen L. Strang, Esq., Attorney for VW Credit. Certain other legal matters with respect to the notes, including federal income tax matters, will be passed upon for the servicer and the depositor by Mayer Brown LLP. Mayer Brown LLP has from time to time represented VW Credit and its affiliates in other transactions. Certain legal matters for the underwriters will be passed upon by Sidley Austin LLP, New York, New York.

INDEX OF PRINCIPAL TERMS
     Set forth below is a list of certain of the more important capitalized terms used in this prospectus and the pages on which the definitions of those terms may be found.

75% Prepayment Assumption	S-33
ABS	S-33
administration agreement	S-43
administrative trustee	S-1
administrator	S-1, S-15
advance	S-47
ALG	S-25
Authorised Persons	iii
Available Funds	S-46
base residual value	S-4
Base Residual Value	S-25
base servicing agreement	S-43
benefit plan	S-61
business day	S-40
closing date	S-2, S-34
Code	S-61
collection account	S-44
collection period	S-43, S-46
Collections	S-46
cutoff date	S-4
defaulted lease	S-26
Delaware trustee	S-1
depositor	S-1, S-14, S-19
determination date	S-46
eligible account	S-45
eligible institution	S-45
ERISA	S-61
European Economic Area	S-65
Exchange Act	S-63
final scheduled payment date	S-41
first priority principal distribution amount	S-5
First Priority Principal Distribution Amount	S-50
FSMA	iii, S-65
Hired Agencies	S-7
Included Units	S-14
indenture	S-43
indenture default	S-3, S-54
indenture trustee	S-1, S-39
initial note balance	S-14
Investment Company Act	S-7, S-60
issuer Delaware trustee	S-1
issuing entity	S-1, S-14
issuing entity property	S-4
Maximum Residualized MSRP	S-25
monthly remittance condition	S-44
Moody’s	S-44
MRM ALG Residual MSRP	S-25 S-25
MSRP ALG Residual	S-25
note balance	S-41
noteholders	S-40
OID	S-60
optional purchase	S-3, S-51
origination trust	S-1, S-14
origination trust agreement	S-19
origination trustee	S-2
origination trustees	S-2
Other SUBI	S-14
owner trustee	S-1
payment date	S-2
Payment Date Advance Reimbursement	S-50
Payment Waterfall	S-50
permitted investments	S-46
Postmaturity Term Extension	S-22
Prepayment Amount	A-4
Prepayment Speeds	A-4
Principal Distribution Amount	S-40
Prospectus Directive	S-65
PTCE	S-62
Pull-Ahead Amount	S-47
Rating Agency Condition	S-58
record date	S-2, S-40
Recoveries	S-47
redemption price	S-51
regular principal distribution amount	S-6
Regular Principal Distribution Amount	S-50
regulation	S-61
related collection period	S-46
Relevant Implementation Date	S-65
Relevant Member State	S-65
repurchase payment	S-22
Retained Notes	S-64
Sales Proceeds	S-47
SEC	iii, S-39
Securities Act	S-63
Securitization Rate	S-25
securitization value	S-4
Securitization Value	S-25
servicer	S-1, S-19
Servicer Certificate	S-47
servicer replacement events	S-52
Servicing Agreement	S-21
servicing fee	S-1, S-52
SMM	A-4
sponsor	S-1
Standard & Poor’s	S-44
stated residual value	S-26
SUBI Sale Agreement	S-43
SUBI Transfer Agreement	S-43
SUBI trustee	S-1

Supplemental Servicing Fees	S-47
Targeted Note Balance	S-50
Targeted Overcollateralization Amount	S-50
targeted reserve account balance	S-6
Targeted Reserve Account Balance	S-45
Terminated Unit	S-25
Transaction SUBI	S-1, S-5, S-14
Transaction SUBI Certificate	S-1, S-14
Transaction SUBI Servicing Supplement	S-21, S-43
Transaction SUBI Supplement	S-21
Transaction SUBI Trust Agreement	S-21
transfer agreements	S-43
U.S. Bank	S-18
Unit	S-14
UTI	S-14
UTI trustee	S-1
Volkswagen AG	S-19
Volkswagen Group of America	S-19
VW Credit	ii, S-1, S-14
WTC	S-19

APPENDIX A
STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS
     The information presented in this Appendix A to the extent such information relates to VW Credit, Inc.’s experience with respect to its securitized portfolios of motor vehicle leases established prior to January 1, 2006, is not deemed to be part of this prospectus supplement, the accompanying prospectus or the registration statement.
     The assets in each of VW Credit, Inc.’s securitized portfolios consisted of the beneficial interest in a portfolio of motor vehicle leases and the related leased vehicles generated in the ordinary course of business by VW Credit Leasing, Ltd. in accordance with the underwriting procedures described under “Origination and Servicing Procedures — Underwriting Procedures” in the accompanying prospectus, and assigned by VW Credit, Inc. to Volkswagen Auto Lease/Loan Underwritten Funding, LLC on the applicable closing date as described under “Overview of the Transaction”. As of the relevant cutoff date, the motor vehicle lease contracts and leased vehicles in the securitized portfolios consisted of the characteristics provided below.

Original Pool Characteristics as of Cutoff Date

	VALT 2005-A	VALT 2006-A	VALT 2009-A
Lease Securitization Closing Date	March 3, 2005	August 3, 2006	May 12, 2009
Cutoff Date	December 26, 2004	July 1, 2006	March 28, 2009

Number of Leases	72,157	72,016	104,213
Original Book Value (1)	1,871,509,385.85	1,936,629,788.44	2,625,153,277.01
Original Securitization Value	1,685,393,259.44	1,648,380,192.94	2,295,082,185.79
Average	23,357.31	22,889.08	22,022.99
Minimum	5,779.31	8,549.25	6,861.54
Maximum	81,399.50	62,706.81	72,755.78
Percentage New Vehicles	100.00%	100.00%	100.00%
Percentage Audi Vehicles (2)	58.52%	49.76%	44.40%
Percentage Volkswagen Vehicles (2)	41.48%	50.24%	55.60%

Base Residual	1,141,931,419.65	1,156,023,383.27	1,568,723,689.90
Average	15,825.65	16,052.31	15,053.05
Minimum	4,059.57	5,638.60	3,972.50
Maximum	52,380.00	42,685.70	48,551.35

Original Term (Months)
Weighted Average (2)	42.98	36.96	38.56
Minimum	24	12	12
Maximum	60	60	60

Remaining Term (Months)
Weighted Average (2)	28.23	27.93	28.32
Minimum	5	4	2
Maximum	60	52	48

Seasoning (Months) (3)
Weighted Average (2)	14.76	9.05	10.24
Minimum	0	1	0
Maximum	52	33	58

Weighted Average FICO® Score (4) (5)	722	733	736
Minimum (5)	454	550	500
Maximum (5)	872	882	884

Base Residual as a % of Securitization Value	67.75%	70.13%	55.96%
Base Residual as a % of MSRP	47.03%	50.59%	49.06%

(1)	Original Book Value is determined based on capitalized amounts of the leases less the accumulated depreciation of the related leased vehicles.

(2)	Weighted average by Securitization Value.

(3)	Seasoning refers to the number of months elapsed since origination of the leases.

(4)	FICO® is a federally registered service mark of Fair, Isaac & Company

(5)	FICO® scores are calculated excluding accounts for which no FICO score is available at the origination of the related lease.

Distribution Of Leases As Of Cutoff Date(1)

	VALT 2005-A		VALT 2006-A		VALT 2009-A
Lease Securitization Closing Date	March 3, 2005		August 3, 2006		May 12, 2009
Cutoff Date	December 26, 2004		July 1, 2006		March 28, 2009

By Original Term
12 months	0.00	0.00%	9,343,256.85	0.57%	212,988.60	0.01%
18 months	0.00	0.00%	0.00	0.00%	0.00	0.00%
24 months	28,402,284.58	1.69%	295,657,145.26	17.94%	69,066,883.66	3.01%
27 months	2,896,790.65	0.17%	2,830,952.44	0.17%	2,706,511.40	0.12%
30 months	11,665,482.17	0.69%	11,563,237.17	0.70%	9,444,539.82	0.41%
36 months	283,636,564.45	16.83%	728,936,807.98	44.22%	1,359,204,799.75	59.22%
39 months	277,356,510.60	16.46%	171,406,101.82	10.40%	314,220,787.91	13.69%
42 months	335,762,788.29	19.92%	38,181,984.19	2.32%	106,549,540.01	4.64%
48 months	711,630,477.58	42.22%	389,389,461.00	23.62%	433,448,957.48	18.89%
60 months	34,042,361.14	2.02%	1,071,246.23	0.06%	227,177.16	0.01%

Total	1,685,393,259.44	100.00%	1,648,380,192.94	100.00%	2,295,082,185.79	100.00%

By Remaining Term(1)
1 - 6 months	24,618,571.05	1.46%	7,523,109.68	0.46%	64,837,856.58	2.83%
7 - 12 months	178,144,482.77	10.57%	31,620,318.82	1.92%	128,142,929.62	5.58%
13 - 18 months	169,686,865.76	10.07%	229,386,567.49	13.92%	98,810,661.08	4.31%
19 - 24 months	313,624,732.91	18.61%	367,456,808.55	22.29%	320,544,205.12	13.97%
25 - 30 months	221,228,992.96	13.13%	311,409,443.17	18.89%	714,880,923.98	31.15%
31 - 36 months	263,933,614.01	15.66%	453,838,299.37	27.53%	605,239,334.08	26.37%
37 - 42 months	316,032,297.09	18.75%	116,683,831.98	7.08%	289,473,335.20	12.61%
43 - 48 months	187,462,927.23	11.12%	129,842,435.92	7.88%	73,152,940.14	3.19%
49 - 54 months	1,948,394.70	0.12%	619,377.96	0.04%	0.00	0.00%
55 - 60 months	8,712,380.96	0.52%			0.00	0.00%

Total	1,685,393,259.44	100.00%	1,648,380,192.94	100.00%	2,295,082,185.79	100.00%

By Model, Top Five(1)
A4	271,879,938.33	16.13%	550,906,373.40	33.42%	600,646,415.62	26.17%
A6	508,222,740.89	30.15%	252,901,334.36	15.34%	189,371,804.23	8.25%
All Road	98,288,991.92	5.83%
Beetle
Jetta	170,569,571.10	10.12%	397,695,456.23	24.13%	527,901,661.36	23.00%
Passat	345,922,341.54	20.52%	189,935,560.35	11.52%	349,927,981.50	15.25%
Touareg			135,275,909.81	8.21%
Q7					116,900,597.41	5.09%

Total	1,394,883,583.78	82.76%	1,526,714,634.15	92.62%	1,784,748,460.12	77.76%

By State, States Representing More than 5% of Securitization Value(1)
California	301,316,651.02	17.88%	324,102,451.20	19.66%	427,866,802.07	18.64%
New York	226,623,767.48	13.45%	207,999,475.42	12.62%	297,154,558.22	12.95%
New Jersey	189,048,741.02	11.22%	154,912,514.07	9.40%	197,784,003.03	8.62%
Florida	135,426,620.92	8.04%	182,064,085.95	11.05%	289,573,095.48	12.62%
Massachusetts
Connecticut	112,786,555.27	6.69%				0.00%

Total	965,202,335.71	57.27%	869,078,526.64	52.72%	1,212,378,458.80	52.83%

(1)	As a percent of total Original Securitization Value.

Prepayment Speed Information
     Set forth below is prepayment speed information relating to VW Credit’s securitized portfolios of lease contracts. Prepayment speed information is present in the chart below for each series for as long as such series remains outstanding. For more information regarding prepayment speeds, you should refer to “Weighted Average Life of the Notes” in this prospectus supplement.
VALT 2005-A to VALT 2009-A(1)(2)

Period	VALT 2005-A	VALT 2006-A	VALT 2009-A
1	0.77%	0.60%	N/A (3)
2	0.49%	0.43%	0.59%
3	0.62%	0.37%	0.37%
4	0.64%	0.33%	0.39%
5	0.52%	0.44%	0.36%
6	0.87%	0.45%	0.35%
7	0.70%	0.47%	0.52%
8	0.80%	0.56%	0.45%
9	0.66%	0.54%	0.51%
10	0.62%	0.57%	0.66%
11	0.69%	0.76%	0.60%
12	0.90%	0.60%	0.52%
13	0.74%	0.77%	0.61%
14	0.97%	0.70%	0.47%
15	0.82%	0.75%	0.57%
16	0.93%	0.74%	0.82%
17	1.01%	0.84%	0.73%
18	0.96%	0.81%
19	0.97%	0.82%
20	1.03%	1.07%
21	0.79%	1.20%
22	0.85%	1.35%
23	0.77%	1.14%
24	0.88%	1.01%
25	0.86%	1.09%
26	0.99%	0.93%
27	0.92%	1.00%
28	1.01%	1.00%
29	1.04%	1.13%
30	0.98%	1.55%
31	0.93%	1.52%

(1)
Actual prepayments on a lease are any Monthly Lease Payments related to a lease in excess of the Monthly Lease Payment for that lease for the applicable period. These include voluntary prepayments, voluntary early terminations, payments from third parties, repurchases, repossession proceeds, funds not recovered due to charge offs and servicer advances.

The “Prepayment Amount” is defined as the change in the actual month-end Securitization Value of the pool that relates to early terminations of the related leases.

This prepayment amount is converted into a monthly Single Month Mortality Rate “SMM” expressed as a percentage which is the Prepayment Amount divided by the previous month’s actual month-end Securitization Value less the scheduled payments made during the month.

The “Prepayment Speeds” shown in the chart are derived by converting the SMM into the ABS Speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at cut-off date plus the number of months since the cut-off date.

(2)	Optional purchase exercised in month 31 for VALT 2005-A and VALT 2006-A.

(3)	First servicer report for VALT 2009-A represents two months of collections.

Delinquency Experience
     Set forth below is delinquency information relating to VW Credit’s securitized portfolios of lease contracts presented on a monthly basis.
VALT 2005-A(1)

	Securitization Value	31 - 90 Days	% of Ending	90+ Days	% of Ending
	Outstanding	Delinquent	Pool Balance	Delinquent	Pool Balance
Feb-05	1,630,175,094.69	8,512,490.80	0.52%	186,180.11	0.01%
Mar-05	1,602,408,747.68	6,743,998.34	0.42%	877,325.75	0.05%
Apr-05	1,566,403,375.13	9,722,669.91	0.62%	1,094,675.54	0.07%
May-05	1,536,345,765.02	9,775,515.99	0.64%	1,036,648.19	0.07%
Jun-05	1,506,871,969.59	11,660,725.14	0.77%	1,029,144.61	0.07%
Jul-05	1,458,056,103.04	14,113,695.16	0.97%	1,941,574.79	0.13%
Aug-05	1,413,527,542.72	13,993,148.50	0.99%	1,921,137.11	0.14%
Sep-05	1,350,007,291.70	14,533,233.62	1.08%	2,277,714.37	0.17%
Oct-05	1,303,536,904.47	13,754,501.86	1.06%	2,306,311.11	0.18%
Nov-05	1,261,248,977.30	13,936,086.32	1.10%	2,803,806.91	0.22%
Dec-05	1,209,761,374.37	13,813,077.80	1.14%	3,063,831.07	0.25%
Jan-06	1,153,437,081.96	12,349,037.89	1.07%	2,621,407.62	0.23%
Feb-06	1,111,191,207.10	9,647,063.86	0.87%	2,123,319.08	0.19%
Mar-06	1,058,805,498.85	9,066,647.61	0.86%	1,654,412.25	0.16%
Apr-06	1,019,528,669.74	9,019,055.85	0.88%	1,130,030.98	0.11%
May-06	979,589,010.04	8,377,846.18	0.86%	1,021,319.74	0.10%
Jun-06	924,428,855.27	11,547,407.94	1.25%	933,105.59	0.10%
Jul-06	880,434,510.79	11,093,641.63	1.26%	1,066,100.29	0.12%
Aug-06	831,757,473.38	10,785,809.66	1.30%	1,375,490.42	0.17%
Sep-06	777,520,761.51	9,658,170.97	1.24%	1,657,487.62	0.21%
Oct-06	735,529,157.94	8,845,038.65	1.20%	1,656,527.84	0.23%
Nov-06	688,757,679.77	8,780,933.64	1.27%	1,467,069.07	0.21%
Dec-06	643,467,004.67	8,951,290.77	1.39%	1,348,076.63	0.21%
Jan-07	601,581,327.72	8,319,684.41	1.38%	1,167,131.70	0.19%
Feb-07	562,342,788.81	6,441,782.40	1.15%	1,205,694.68	0.21%
Mar-07	519,750,115.25	6,583,860.05	1.27%	1,089,696.54	0.21%
Apr-07	486,772,816.57	5,655,023.57	1.16%	818,104.47	0.17%
May-07	456,549,062.24	5,241,207.04	1.15%	633,254.44	0.14%
Jun-07	421,352,019.68	5,059,723.27	1.20%	572,903.87	0.14%
Jul-07	392,355,334.04	5,335,458.13	1.36%	788,464.32	0.20%
Aug-07	354,564,789.39	5,348,080.15	1.51%	965,992.77	0.27%

(1)
VW Credit considers an account delinquent when an obligor fails to make at least 75% of the scheduled monthly payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

VALT 2006-A(1)

	Securitization	31 - 90 Days	% of Ending	90+ Days	% of Ending
	Value Outstanding	Delinquent	Pool Balance	Delinquent	Pool Balance
Aug-06	1,608,475,491.60	5,801,786.02	0.36%	0.00	0.00%
Sep-06	1,581,577,695.12	6,329,101.12	0.40%	546,882.39	0.03%
Oct-06	1,560,185,907.53	6,385,020.00	0.41%	702,983.00	0.05%
Nov-06	1,540,091,754.58	8,503,694.00	0.55%	766,784.00	0.05%
Dec-06	1,516,396,735.24	10,390,695.00	0.69%	885,433.00	0.06%
Jan-07	1,486,215,023.25	9,452,431.00	0.64%	1,182,088.00	0.08%
Feb-07	1,457,839,655.40	8,347,991.00	0.57%	1,272,164.00	0.09%
Mar-07	1,420,160,758.40	8,333,676.00	0.59%	1,109,226.00	0.08%
Apr-07	1,393,231,780.12	9,335,169.00	0.67%	809,836.00	0.06%
May-07	1,365,576,566.12	9,519,611.00	0.70%	941,258.00	0.07%
Jun-07	1,329,537,441.46	9,545,428.00	0.72%	1,238,345.00	0.09%
Jul-07	1,302,143,104.94	11,235,034.00	0.86%	1,633,715.00	0.13%
Aug-07	1,262,491,912.68	10,335,275.00	0.82%	2,024,662.00	0.16%
Sep-07	1,228,242,534.22	10,755,216.00	0.88%	1,706,610.00	0.14%
Oct-07	1,191,613,975.51	11,877,953.00	1.00%	1,810,114.00	0.15%
Nov-07	1,120,695,838.68	13,294,733.00	1.19%	1,550,302.00	0.14%
Dec-07	1,047,531,543.65	13,086,682.00	1.25%	2,045,949.00	0.20%
Jan-08	983,476,787.48	12,732,533.00	1.29%	2,370,432.00	0.24%
Feb-08	918,193,309.08	9,327,638.00	1.02%	2,165,772.00	0.24%
Mar-08	863,764,167.72	9,669,436.00	1.12%	1,396,072.00	0.16%
Apr-08	803,693,066.67	9,760,636.46	1.21%	1,366,946.27	0.17%
May-08	734,310,439.28	10,047,081.00	1.37%	1,613,992.00	0.22%
Jun-08	670,318,146.72	10,248,822.00	1.53%	1,406,781.00	0.21%
Jul-08	609,289,641.06	10,492,087.00	1.72%	1,259,010.00	0.21%
Aug-08	537,527,738.23	9,470,329.00	1.76%	1,559,382.00	0.29%
Sep-08	485,112,090.94	9,634,619.00	1.99%	1,610,657.00	0.33%
Oct-08	441,493,844.01	8,941,251.00	2.03%	1,571,080.00	0.36%
Nov-08	413,440,410.66	8,896,069.00	2.15%	1,575,990.00	0.38%
Dec-08	380,058,085.33	10,287,703.83	2.71%	1,681,654.57	0.44%
Jan-09	326,036,395.81	9,465,767.00	2.90%	2,165,857.00	0.66%
Feb-09	274,471,572.29	7,553,831.00	2.75%	1,914,189.00	0.70%

(1)
VW Credit considers an account delinquent when an obligor fails to make at least 75% of the scheduled monthly payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

VALT 2009-A(1)

	Securitization	31 - 90 Days	% of Ending	90+ Days	% of Ending
	Value Outstanding	Delinquent	Pool Balance	Delinquent	Pool Balance
May-09	2,224,817,905.91	17,053,340.00	0.77%	422,917.00	0.02%
Jun-09	2,185,747,834.13	16,955,658.70	0.78%	2,557,180.83	0.12%
Jul-09	2,131,046,562.11	22,100,378.89	1.04%	3,942,222.48	0.18%
Aug-09	2,089,919,538.30	20,741,381.00	0.99%	3,768,898.00	0.18%
Sep-09	2,049,540,515.95	19,737,292.64	0.96%	3,821,245.62	0.19%
Oct-09	1,995,861,246.55	20,820,081.00	1.04%	4,312,388.00	0.22%
Nov-09	1,957,211,618.82	21,948,803.00	1.12%	4,187,147.00	0.21%
Dec-09	1,913,784,905.91	22,291,277.36	1.16%	4,219,925.18	0.22%
Jan-10	1,857,296,340.40	21,945,244.97	1.18%	4,803,692.63	0.26%
Feb-10	1,809,994,677.62	20,087,551.85	1.11%	4,471,741.00	0.25%
Mar-10	1,759,246,945.56	18,756,531.51	1.07%	3,883,905.77	0.22%
Apr-10	1,688,377,673.24	18,504,331.00	1.10%	3,429,114.59	0.20%
May-10	1,642,700,663.52	17,321,144.67	1.05%	3,541,150.72	0.22%
Jun-10	1,601,515,703.30	18,580,639.05	1.16%	3,225,656.55	0.20%
Jul-10	1,545,206,313.16	19,358,222.07	1.25%	3,185,496.92	0.21%
Aug-10	1,505,868,094.93	17,951,118.56	1.19%	3,320,984.95	0.22%

(1)
VW Credit considers an account delinquent when an obligor fails to make at least 75% of the scheduled monthly payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

Credit Loss Experience
     Set forth below is credit loss information relating to VW Credit’s securitized portfolios of lease contracts presented on a monthly basis.
VALT 2005-A
Original Aggregate Securitization Value $1,685,393,529.44

	Aggregate			Cumulative Net
	Securitization			Charge-off as %
	Value On			Original Aggregate
	Charged off (1)			Securitization
	Units	Recoveries (2)	Net Charge-off	Value
Feb-05	18,127.08	476.33	17,650.75	0.00%
Mar-05	119,246.46	69,536.00	49,710.46	0.00%
Apr-05	644,371.40	445,017.00	199,354.40	0.02%
May-05	550,644.69	388,945.55	161,699.14	0.03%
Jun-05	576,494.36	378,837.24	197,657.12	0.04%
Jul-05	633,710.33	371,718.40	261,991.93	0.05%
Aug-05	725,498.41	526,539.03	198,959.38	0.06%
Sep-05	879,313.00	584,794.57	294,518.43	0.08%
Oct-05	863,022.66	567,861.19	295,161.47	0.10%
Nov-05	451,749.29	206,856.13	244,893.16	0.11%
Dec-05	577,994.37	433,587.79	144,406.58	0.12%
Jan-06	950,530.10	694,228.41	256,301.69	0.14%
Feb-06	702,042.75	471,037.58	231,005.17	0.15%
Mar-06	934,872.59	617,759.48	317,113.11	0.17%
Apr-06	1,023,889.00	404,535.04	619,353.96	0.21%
May-06	532,033.05	416,083.25	115,949.80	0.21%
Jun-06	419,594.08	320,934.03	98,660.05	0.22%
Jul-06	575,870.70	418,679.15	157,191.55	0.23%
Aug-06	377,444.60	240,401.50	137,043.10	0.24%
Sep-06	452,144.27	321,444.51	130,699.76	0.25%
Oct-06	406,344.19	263,778.37	142,565.82	0.25%
Nov-06	740,744.09	253,924.46	486,819.63	0.28%
Dec-06	313,513.69	189,205.28	124,308.41	0.29%
Jan-07	729,072.80	275,996.60	453,076.20	0.32%
Feb-07	440,524.98	329,866.66	110,658.32	0.32%
Mar-07	424,333.59	291,694.12	132,639.47	0.33%
Apr-07	326,039.69	210,484.44	115,555.25	0.34%
May-07	440,877.79	306,934.52	133,943.27	0.35%
Jun-07	418,676.43	268,899.74	149,776.69	0.35%
Jul-07	213,455.23	100,754.04	112,701.19	0.36%
Aug-07	201,725.26	155,517.83	46,207.43	0.36%

(1)
Charge-offs generally represent the total aggregate net securitization value of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (2).

(2)	Recoveries generally include the net amounts received with respect to a lease contract previously charged off.

VALT 2006-A
Original Aggregate Securitization Value $1,648,380,192.94

	Aggregate			Cumulative Net
	Securitization			Charge-off as %
	Value On			Original Aggregate
	Charged-off (1)			Securitization
	Units	Recoveries (2)	Net Charge-off	Value
Aug-06	0.00	0.00	0.00	0.00%
Sep-06	121,019.03	66,198.17	54,820.86	0.00%
Oct-06	373,982.33	303,745.02	70,237.31	0.01%
Nov-06	439,302.24	323,603.98	115,698.26	0.01%
Dec-06	366,717.12	284,553.25	82,163.87	0.02%
Jan-07	375,263.06	153,401.01	221,862.05	0.03%
Feb-07	807,624.09	510,982.58	296,641.51	0.05%
Mar-07	561,713.72	425,556.15	136,157.57	0.06%
Apr-07	813,498.96	618,137.41	195,361.55	0.07%
May-07	573,492.73	352,186.65	221,306.08	0.08%
Jun-07	849,337.66	730,493.80	118,843.86	0.09%
Jul-07	706,272.53	497,904.28	208,368.25	0.10%
Aug-07	863,208.94	619,620.11	243,588.83	0.12%
Sep-07	956,356.00	643,945.26	312,410.74	0.14%
Oct-07	741,521.34	587,667.92	153,853.42	0.15%
Nov-07	998,827.87	608,444.66	390,383.21	0.17%
Dec-07	797,936.83	553,705.45	244,231.38	0.19%
Jan-08	529,017.14	376,854.24	152,162.90	0.20%
Feb-08	919,485.51	600,066.07	319,419.44	0.21%
Mar-08	1,248,302.55	765,824.89	482,477.66	0.24%
Apr-08	649,807.54	461,377.49	188,430.05	0.26%
May-08	832,021.48	564,043.19	267,978.29	0.27%
Jun-08	729,836.56	530,777.85	199,058.71	0.28%
Jul-08	589,583.25	419,399.43	170,183.82	0.29%
Aug-08	431,896.99	240,951.73	190,945.26	0.31%
Sep-08	669,101.07	428,672.42	240,428.65	0.32%
Oct-08	634,192.46	439,784.75	194,407.71	0.33%
Nov-08	689,790.60	304,335.42	385,455.18	0.36%
Dec-08	557,022.47	256,688.00	300,334.47	0.37%
Jan-09	642,506.93	362,821.66	279,685.27	0.39%
Feb-09	809,538.33	402,652.65	406,885.68	0.42%

(1)
Charge-offs generally represent the total aggregate net securitization value of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (2).

(2)	Recoveries generally include the net amounts received with respect to a lease contract previously charged off.

VALT 2009-A
Original Aggregate Securitization Value $2,295,082,185.79

	Aggregate			Cumulative Net
	Securitization			Charge-off as %
	Value On			Original Aggregate
	Charged-off (1)			Securitization
	Units	Recoveries (2)	Net Charge-off	Value
May-09	136,976.13	91,520.50	45,455.63	0.00%
Jun-09	556,868.01	427,105.33	129,762.68	0.01%
Jul-09	1,781,248.59	1,409,759.35	371,489.24	0.02%
Aug-09	2,272,796.91	1,784,569.98	488,226.93	0.05%
Sep-09	1,952,595.99	1,348,309.36	604,286.63	0.07%
Oct-09	2,643,167.27	1,693,602.27	949,565.00	0.11%
Nov-09	2,372,638.56	1,540,274.89	832,363.67	0.15%
Dec-09	2,575,343.77	1,916,818.28	658,525.49	0.18%
Jan-10	2,245,490.60	1,261,718.61	983,771.99	0.22%
Feb-10	1,912,024.16	1,114,842.83	797,181.33	0.26%
Mar-10	2,512,654.39	1,979,450.31	533,204.08	0.28%
Apr-10	2,454,158.99	1,863,561.30	590,597.69	0.30%
May-10	1,726,263.10	1,231,017.20	495,245.90	0.33%
Jun-10	1,710,519.72	1,230,292.18	480,227.54	0.35%
Jul-10	1,723,347.46	1,284,098.15	439,249.31	0.37%
Aug-10	1,427,382.26	891,253.36	536,128.90	0.39%

(1)
Charge-offs generally represent the total aggregate net securitization value of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (2).

(2)	Recoveries generally include the net amounts received with respect to a lease contract previously charged off.

Residual Value Experience
     Set forth below is credit loss information relating to VW Credit’s securitized portfolios of lease contracts presented on a monthly basis.
VALT 2005-A
Original Aggregate Securitization Value $1,685,393,529.44

				Aggregate	Proceeds,			Cumulative
		Number of		Securitization	including			Net Residual
	Number of	Scheduled (1)		Value for	Excess Wear,		Cumulative	Losses as
	Scheduled (1)	Terminated		Scheduled (1)	Tear &		Net	% Original
	Terminated	Units	Turn-in	Terminated	Mileage	Net Residual	Residual	Securitization
	Units	Returned	Ratio	Units	collected	Losses	Losses	Value
Feb-05	0	0	0.00%	0.00	0.00	0.00	0.00	0.00%
Mar-05	0	0	0.00%	0.00	0.00	0.00	0.00	0.00%
Apr-05	0	0	0.00%	0.00	0.00	0.00	0.00	0.00%
May-05	47	17	36.17%	912,679.34	889,223.77	23,455.57	23,455.57	0.00%
Jun-05	173	38	21.97%	3,235,452.13	3,141,028.38	94,423.75	117,879.32	0.01%
Jul-05	466	185	39.70%	8,588,666.30	7,881,558.23	707,108.07	824,987.39	0.05%
Aug-05	875	414	47.31%	15,384,633.64	13,920,064.12	1,464,569.52	2,289,556.91	0.14%
Sep-05	1,510	538	35.63%	27,009,405.08	23,698,124.44	3,311,280.64	5,600,837.55	0.33%
Oct-05	996	516	51.81%	18,274,380.26	15,269,608.29	3,004,771.97	8,605,609.52	0.51%
Nov-05	1,014	454	44.77%	18,723,907.92	15,726,260.34	2,997,647.58	11,603,257.10	0.69%
Dec-05	1,351	971	71.87%	26,211,979.56	23,197,660.09	3,014,319.47	14,617,576.57	0.87%
Jan-06	1,211	688	56.81%	22,906,812.13	21,562,075.60	1,344,736.53	15,962,313.10	0.95%
Feb-06	955	547	57.28%	17,942,920.33	16,711,444.96	1,231,475.37	17,193,788.47	1.02%
Mar-06	998	540	54.11%	18,341,806.59	17,111,028.46	1,230,778.13	18,424,566.60	1.09%
Apr-06	769	385	50.07%	14,337,082.29	13,020,524.31	1,316,557.98	19,741,124.58	1.17%
May-06	752	406	53.99%	14,207,879.25	12,496,640.45	1,711,238.80	21,452,363.38	1.27%
Jun-06	1,464	1,149	78.48%	25,669,184.21	24,006,655.38	1,662,528.83	23,114,892.21	1.37%
Jul-06	1,187	935	78.77%	20,216,925.97	18,768,667.99	1,448,257.98	24,563,150.19	1.46%
Aug-06	1,649	1,304	79.08%	26,101,192.05	23,913,279.85	2,187,912.20	26,751,062.39	1.59%
Sep-06	1,821	1,416	77.76%	27,908,850.80	26,572,828.70	1,336,022.10	28,087,084.49	1.67%
Oct-06	1,584	1,175	74.18%	24,162,502.30	22,736,634.53	1,425,867.77	29,512,952.26	1.75%
Nov-06	1,850	1,367	73.89%	29,240,009.95	26,584,357.19	2,655,652.76	32,168,605.02	1.91%
Dec-06	1,807	1,378	76.26%	29,501,858.88	27,179,880.22	2,321,978.66	34,490,583.68	2.05%
Jan-07	1,392	1,076	77.30%	22,469,990.24	19,844,805.48	2,625,184.76	37,115,768.44	2.20%
Feb-07	1,427	1,190	83.39%	24,097,880.95	21,457,390.13	2,640,490.82	39,756,259.26	2.36%
Mar-07	1,320	1,053	79.77%	22,757,704.73	20,663,900.03	2,093,804.70	41,850,063.96	2.48%
Apr-07	1,082	873	80.68%	18,678,096.40	17,637,131.69	1,040,964.71	42,891,028.67	2.54%
May-07	886	703	79.35%	15,022,250.32	14,200,979.79	821,270.53	43,712,299.20	2.59%
Jun-07	1,138	886	77.86%	18,645,786.50	18,022,158.40	623,628.10	44,335,927.30	2.63%
Jul-07	1,014	808	79.68%	16,574,281.00	16,030,244.08	544,036.92	44,879,964.22	2.66%
Aug-07	1,535	1,146	74.66%	25,308,778.95	24,643,119.08	665,659.87	45,545,624.09	2.70%

(1)	Excludes repossessions and vehicles terminating prior to scheduled maturity.

VALT 2006-A
Original Aggregate Securitization Value $1,648,380,192.94

		Number of		Aggregate				Cumulative Net
		Scheduled		Securitization				Residual Losses as
	Number of	(1)		Value for	Proceeds,			% Original
	Scheduled (1)	Terminated		Scheduled (1)	including Excess		Cumulative Net	Aggregate
	Terminated	Units	Turn-in	Terminated	Wear, Tear &	Net Residual	Residual	Securitization
	Units	Returned	Ratio	Units	Mileage collected	Losses	Losses	Value
Aug-06	0	0	0.00%	0.00	0.00	0.00	0.00	0.00%
Sep-06	0	0	0.00%	0.00	0.00	0.00	0.00	0.00%
Oct-06	1	1	100.00%	18,186.27	21,979.68	(3,793.41)	(3,793.41)	0.00%
Nov-06	6	6	100.00%	138,440.15	135,003.72	3,436.43	(356.98)	0.00%
Dec-06	51	38	74.51%	1,120,270.23	1,104,490.19	15,780.04	15,423.06	0.00%
Jan-07	136	129	94.85%	2,955,527.45	2,755,732.50	199,794.95	215,218.01	0.01%
Feb-07	278	255	91.73%	5,925,613.27	5,432,476.30	493,136.97	708,354.98	0.04%
Mar-07	293	251	85.67%	6,360,855.54	6,019,061.05	341,794.49	1,050,149.47	0.06%
Apr-07	147	129	87.76%	3,406,804.70	3,360,571.58	46,233.12	1,096,382.59	0.07%
May-07	132	118	89.39%	3,086,146.70	3,134,026.79	(47,880.09)	1,048,502.50	0.06%
Jun-07	174	147	84.48%	3,935,253.06	4,015,226.49	(79,973.43)	968,529.07	0.06%
Jul-07	152	140	92.11%	3,294,892.06	3,307,818.58	(12,926.52)	955,602.55	0.06%
Aug-07	360	301	83.61%	8,021,262.04	8,006,653.90	14,608.14	970,210.69	0.06%
Sep-07	385	329	85.45%	8,812,782.44	8,569,913.55	242,868.89	1,213,079.58	0.07%
Oct-07	473	430	90.91%	11,413,834.94	10,592,984.41	820,850.53	2,033,930.11	0.12%
Nov-07	1,701	1,041	61.20%	42,153,073.85	37,915,138.23	4,237,935.62	6,271,865.73	0.38%
Dec-07	1,983	1,048	52.85%	48,971,998.14	41,964,661.34	7,007,336.80	13,279,202.53	0.81%
Jan-08	1,674	1,133	67.68%	40,802,587.86	34,507,327.80	6,295,260.06	19,574,462.59	1.19%
Feb-08	1,723	1,510	87.64%	38,755,346.56	35,115,000.32	3,640,346.24	23,214,808.83	1.41%
Mar-08	1,410	1,160	82.27%	28,787,577.34	27,082,089.70	1,705,487.64	24,920,296.47	1.51%
Apr-08	1,706	1,476	86.52%	33,948,284.92	33,302,954.64	645,330.28	25,565,626.75	1.55%
May-08	2,102	1,757	83.59%	39,304,679.94	38,374,728.69	929,951.25	26,495,578.00	1.61%
Jun-08	2,512	2,032	80.89%	42,821,038.10	43,108,850.11	(287,812.01)	26,207,765.99	1.59%
Jul-08	2,675	2,205	82.43%	43,486,943.27	46,394,673.65	(2,907,730.38)	23,300,035.61	1.41%
Aug-08	3,420	2,742	80.18%	52,723,897.27	53,391,729.47	(667,832.20)	22,632,203.41	1.37%
Sep-08	2,427	2,064	85.04%	38,679,993.93	37,872,477.41	807,516.52	23,439,719.93	1.42%
Oct-08	1,604	1,380	86.03%	27,722,319.56	26,124,392.81	1,597,926.75	25,037,646.68	1.52%
Nov-08	804	687	85.45%	14,968,657.81	12,631,987.63	2,336,670.18	27,374,316.86	1.66%
Dec-08	1,008	908	90.08%	19,933,248.04	15,961,915.53	3,971,332.51	31,345,649.37	1.90%
Jan-09	1,894	1,701	89.81%	34,358,902.91	28,142,192.79	6,216,710.12	37,562,359.49	2.28%
Feb-09	2,278	1,981	86.96%	36,306,765.87	30,687,364.90	5,619,400.97	43,181,760.46	2.62%

(1)	Excludes repossessions and vehicles terminating prior to scheduled maturity.

VALT 2009-A
Original Aggregate Securitization Value $2,295,082,185.79

		Number of						Cumulative
	Number of	Scheduled		Aggregate	Proceeds,			Net Residual
	Scheduled	(1)		Securitization	including			Losses as %
	(1)	Terminated		Value for	Excess Wear,			Original
	Terminated	Units	Turn-in	Scheduled (1)	Tear & Mileage	Net Residual	Cumulative Net	Securitization
	Units	Returned	Ratio	Terminated Units	collected	Losses	Residual Losses	Value
May-09	198	179	90.40%	3,663,990.75	3,370,954.64	293,036.11	293,036.11	0.01%
Jun-09	445	385	86.52%	8,194,393.93	7,618,059.19	576,334.74	869,370.85	0.04%
Jul-09	945	768	81.27%	13,897,875.93	13,776,377.27	121,498.66	990,869.51	0.04%
Aug-09	734	592	80.65%	9,609,702.11	9,852,072.80	(242,370.69)	748,498.82	0.03%
Sep-09	647	512	79.13%	8,986,505.33	9,295,092.02	(308,586.69)	439,912.13	0.02%
Oct-09	676	529	78.25%	9,976,136.31	10,601,371.30	(625,234.99)	(185,322.86)	-0.01%
Nov-09	400	313	78.25%	6,311,744.00	6,695,082.66	(383,338.66)	(568,661.52)	-0.02%
Dec-09	580	470	81.03%	9,350,564.55	9,622,045.51	(271,480.96)	(840,142.48)	-0.04%
Jan-10	737	612	83.04%	11,638,715.81	12,013,588.86	(374,873.05)	(1,215,015.53)	-0.05%
Feb-10	761	635	83.44%	11,231,485.44	11,286,831.13	(55,345.69)	(1,270,361.22)	-0.06%
Mar-10	1,174	998	85.01%	17,564,420.11	18,346,810.27	(782,390.16)	(2,052,751.38)	-0.09%
Apr-10	1,867	1,527	81.79%	29,773,673.29	31,273,863.24	(1,500,189.95)	(3,552,941.33)	-0.15%
May-10	1,011	890	88.03%	16,248,563.74	16,555,861.55	(307,297.81)	(3,860,239.14)	-0.17%
Jun-10	660	578	87.58%	10,339,844.45	10,069,104.24	270,740.21	(3,589,498.93)	-0.16%
Jul-10	790	653	82.66%	12,235,232.39	12,556,877.57	(321,645.18)	(3,911,144.11)	-0.17%
Aug-10	412	353	85.68%	6,220,739.22	6,770,822.52	(550,083.30)	(4,461,227.41)	-0.19%

(1)	Excludes repossessions and vehicles terminating prior to scheduled maturity.

PROSPECTUS
Auto Lease Asset Backed Securities
Volkswagen Auto Lease Trusts
Issuing Entities
Volkswagen Auto Lease/Loan Underwritten Funding, LLC
Depositor
VW Credit, Inc.
Sponsor and Servicer
     You should consider carefully the risk factors beginning on page 1 of this prospectus and the risk factors in the applicable prospectus supplement.
     The notes and the certificates will represent obligations of, or interests in, the related issuing entity only and are not interests in or obligations of Volkswagen Auto Lease/Loan Underwritten Funding, LLC, VW Credit, Inc., VW Credit Leasing, Ltd. or any of their respective affiliates. Neither the securities nor the underlying auto leases and leased vehicles are insured or guaranteed by any governmental entity.
     This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuing entity.
The Issuing Entities:
     The issuing entities may periodically issue asset-backed notes and/or certificates in one or more series with one or more classes, and each issuing entity will own:
•
a certificate evidencing a 100% beneficial interest in a pool of closed-end vehicle leases and the related leased vehicles, including the lease payments and the right to payment received from the sale or other disposition of the leased vehicles;

•	funds in the accounts of the issuing entity (including investment earnings, net of losses and investment expenses, on amounts on deposit therein); and

•	any credit enhancement issued in favor of the issuing entity.
The Securities:
•
will represent indebtedness of the issuing entity that issued those securities, in the case of the notes, or beneficial interests in the issuing entity that issued those securities, in the case of the certificates;

•	will be paid only from the assets of the issuing entity that issued those securities;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit enhancement; and

•	will be issued as part of a designated series, which may include one or more classes of notes and/or one or more classes of certificates.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 22, 2010.

OVERVIEW OF THE INFORMATION IN THIS
PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT
     We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:
•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest payments on and principal payments of the securities;

•	the leases and related leased vehicles underlying your securities;

•	the credit enhancement for each class of securities; and

•	the method of selling the securities.
     Whenever information in the applicable prospectus supplement is more specific or different than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.
     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.
     We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in this prospectus and in the applicable prospectus supplement provide the pages on which these captions are located.
     To understand the structure of, and risks related to, these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

i

ii

iii

RISK FACTORS
     An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your securities.
Your securities are either secured by, or represent beneficial interests solely in the assets of, the related issuing entity. Your securities will not represent an interest in or an obligation of VW Credit, the origination trust, the depositor or any of their respective affiliates. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related leases and any credit enhancement or cash flow enhancement for the securities. We cannot assure you that these amounts, together with sales proceeds of the related leased vehicles, will be sufficient to make full and timely distributions on your securities. The securities and the leases will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement or cash flow enhancement.

You may experience a loss or a delay in receiving payments on the securities if the assets of the issuing entity are liquidated.
If certain events of default under the indenture occur and the securities of a series are accelerated, the related indenture trustee may liquidate the assets of the related issuing entity. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the securities of that series in full. Even if liquidation proceeds are sufficient to repay the securities in full, any liquidation that causes the outstanding principal balance of a class of securities to be paid before the related final scheduled payment date will involve the prepayment risks described under “Risk Factors—Returns on your investments may be reduced by prepayments on the leases, events of default, optional redemption of the securities or reallocations of the leases and leased vehicles from the Transaction SUBI” in this prospectus.

Vicarious tort liability may result in a loss.
Some states allow a party that incurs an injury involving a vehicle to sue the owner of the vehicle merely because of that ownership. As owner of the vehicles, the origination trust may be subject to these lawsuits. Most, but not all, states, however, either prohibit these vicarious liability suits against leasing companies or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, President George W. Bush signed into law the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the origination trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. While the vast majority of courts have concluded that the Transportation Act preempts state laws permitting vicarious liability, one New York lower court has reached a contrary conclusion in a case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal.

The servicer will be required to maintain liability insurance coverage on behalf of the origination trust. However, this coverage is subject to deductibles and claims could be imposed against the assets of the origination trust which could exceed that coverage. In the event the servicer fails to maintain this liability insurance coverage, the deductible is not satisfied or the insurance coverage protecting the origination trust is insufficient to cover, or does not cover, a material claim, that claim could be satisfied out of the proceeds of the leased vehicles and leases allocated to the Transaction SUBI for your series of securities and you could incur a loss on your investment.

For a discussion of the possible liability of the origination trust in connection with the use or operation of the leased vehicles, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

You may experience a loss if defaults on the leases or residual value losses exceed the available credit enhancement.
The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Transaction SUBI certificate, together with its right to payments under any interest rate or currency swap or cap agreement or credit enhancement and available funds in certain accounts. The securities of a series represent obligations solely of the issuing entity and will not be insured or guaranteed by any entity unless otherwise indicated in the applicable prospectus supplement. Accordingly, you will rely primarily upon collections on the leases and the related leased vehicles allocated to the Transaction SUBI owned by the issuing entity for your series of securities and, to the extent available, any credit enhancement for the issuing entity, including payments under any interest rate or currency swap or cap agreement and amounts on deposit in any reserve account or similar account. Funds on deposit in any reserve account or similar account will cover delinquencies on the leases and losses on the leases and leased vehicles up to some level. However, if delinquencies and losses create shortfalls which exceed the available credit enhancement for your series of securities, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor or to others from time to time.

In establishing the stated residual value of leased vehicles, VW Credit uses an internally developed proprietary model. There is no guarantee that the assumptions regarding future events that are used to determine residual values will prove to be correct. If the stated residual values of the leased vehicles as originally determined by VW Credit are substantially higher than the sales proceeds actually realized upon the sale of the leased vehicles, you may suffer losses if the available credit enhancement for your series of securities is exceeded.

For a discussion of factors that may contribute to residual value losses, you should refer to “Risk Factors—Used car market factors may increase the risk of loss on your investment,” “Risk Factors—Increased turn-in rates may increase losses” and “Origination and Servicing Procedures—Determination of Residual Values” in this prospectus, “Risk Factors—The concentration of leased vehicles to particular models could negatively affect the issuing entity’s assets” and “—The geographic concentration of the leases, economic factors and lease performance could negatively affect the issuing entity’s assets” in the accompanying prospectus supplement.

The failure to make interest and principal payments on any securities of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date.
The amount of interest and principal required to be paid to investors prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay interest on or principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date for that series of securities.

Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your securities.
Because the Transaction SUBI will represent a beneficial interest in the related Transaction SUBI assets, you will be dependent on payments made on the leases allocated to the Transaction SUBI for your series of securities and proceeds received in connection with the sale or other disposition of the related leased vehicles for payments on your securities. The issuing entity of a series of securities will not have a direct ownership interest in the leases or a direct ownership interest or perfected security interest in the related leased vehicles, which will be titled in the name of the origination trust. It is therefore possible that a claim against or lien on the leased vehicles or the other assets of the origination trust could limit the amounts payable in respect of the Transaction SUBI certificate to less than the amounts received from the lessees of the leased vehicles or received from the sale or other disposition of the leased vehicles.

In addition, as described under “The Transaction Documents—Like Kind Exchange Program”, the indenture trustee will not have a security interest in leased vehicle sale proceeds held by the qualified intermediary, which could result in losses on your securities in the event of a bankruptcy of the servicer.

Further, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the origination trust (including the leases and the leased vehicles allocated to the related Transaction SUBI) and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes VW Credit and its affiliates. Because these liens could attach directly to the leases and leased vehicles allocated to the related Transaction SUBI and because the issuing entity does not have a prior perfected security interest in the assets of the related Transaction SUBI, these liens could have priority over the interest of the issuing entity in the assets of the related Transaction SUBI.

To the extent a third-party makes a claim against, or files a lien on, the assets of the origination trust, including the leased vehicles allocated to the related Transaction SUBI for your series of securities, it may delay the disposition of those leased vehicles or reduce the amount paid to the holder of the related Transaction SUBI certificate. If that occurs, you may experience delays in payment or losses on your investment.

For more information on the effect of third-party claims or liens on payment of the securities, you should refer to "Additional Legal Aspects of the Origination Trust and the Transaction SUBI—Allocation of Origination Trust Liabilities” in this prospectus.

If ERISA liens are placed on the origination trust assets, you could suffer a loss.
Liens in favor of the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the origination trust (including the leases and the leased vehicles allocated to a Transaction SUBI) and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes VW Credit and its affiliates which has unfunded pension liabilities under its defined benefit pension plans. Because these liens could attach directly to the leases and leased vehicles and because the issuing entity does not have a prior perfected security interest in the assets included in a Transaction SUBI, these liens could have priority over the interest of the issuing entity in the assets included in the related Transaction SUBI.

From time to time, the rating agencies rating your securities may request information with respect to any defined benefit pension plans maintained or sponsored by VW Credit or any of its affiliates. Although VW Credit will use reasonable efforts to comply with such request, there is no assurance that VW Credit will be able to provide the requested information. Any rating downgrade could result in a decline in the market value of your securities.

As of the date of this prospectus, VW Credit and its affiliates have paid all minimum required contributions with respect to their defined benefit pension plan. However, because of market conditions, the present value of accrued benefits with respect to their defined benefit pension plan currently exceeds plan assets.

The securities are not suitable investments for all investors, and may not be a suitable investment for you.
The securities are not a suitable investment for you if you require a regular or predictable schedule of payments. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, residual value, default and market risk, the tax consequences of an investment in the securities or payment on any specific date and the interaction of these factors.

The absence of a secondary market for the securities could limit your ability to resell your securities.
If you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

A depositor or sponsor bankruptcy could delay or limit payments to you.
Following a bankruptcy or insolvency of the sponsor or the depositor, a court could conclude that the Transaction SUBI certificate for your series of securities is owned by the sponsor or the depositor, instead of the issuing entity. This conclusion could be either because the transfer of that Transaction SUBI certificate from VW Credit to the depositor or from the depositor to the related issuing entity was not a true sale or because the court concluded that the depositor or the issuing entity should be treated as the same entity as the sponsor or the depositor, respectively, for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•   the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•    tax or government liens on the sponsor’s or the depositor’s property (that arose prior to the transfer of the Transaction SUBI certificate to the issuing entity) having a prior claim on collections before the collections are used to make payments on the securities; or

•    the fact that neither the issuing entity nor the indenture trustee for your series of securities has a perfected security interest in the leases and leased vehicles allocated to the Transaction SUBI and may not have a perfected security interest in any cash collections of the leases and leased vehicles allocated to the Transaction SUBI held by the servicer at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the sponsor or the depositor may affect the issuing entity and the securities, you should refer to “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—Insolvency Related Matters” in this prospectus.

Adverse events with respect to VW Credit or its affiliates or third party providers to whom VW Credit outsources its activities could affect the timing of payments on your securities or have other adverse effects on your securities.
Adverse events with respect to VW Credit or any of its affiliates or a third party provider to whom VW Credit outsources its activities could result in servicing disruptions or reduce the market value of your securities. In the event of a termination and replacement of VW Credit as the servicer, there may be some disruption of the collection activity with respect to delinquent leases and therefore delinquencies and credit losses could increase. Similarly, if VW Credit becomes unable to repurchase the beneficial interest in any Units which do not comply with representations and warranties about the Units made by VW Credit in the related SUBI Sale Agreement (for example, representations relating to the compliance of the lease contracts with applicable laws), then investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, VW Credit is an indirect wholly-owned subsidiary of Volkswagen AG. Although Volkswagen AG is not guaranteeing the obligations of the issuing entity for any series of securities, if Volkswagen AG ceased to manufacture vehicles or support the sale of vehicles or if Volkswagen AG faced financial or operational difficulties, such events may reduce the market value of Volkswagen and Audi vehicles, and ultimately the amount realized on any Volkswagen or Audi leased vehicle, including the leased vehicles allocated to the Transaction SUBI for your series of securities.

The servicer’s commingling of funds with its own funds could result in a loss.
Subject to the satisfaction of certain conditions set forth in the applicable prospectus supplement, VW Credit, as the servicer, may be able to commingle funds relating to this transaction such as security deposits, collections from the leases and proceeds from the disposition of the related leased vehicles with its own funds during each collection period and may be able to make a single deposit to the collection account on each payment date. See “The Transaction Documents—The Servicing Agreement” in this prospectus. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit such funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur. In addition, if the servicer failed to remit to the lessees the required portions of their security deposits at the expiration of their leases, the origination trust could be held liable for those portions of the security deposits, and investors in the securities could incur a loss on their investment as a result.

The return on your securities may be reduced due to varying economic circumstances.
A deterioration in economic conditions could adversely affect the ability and willingness of lessees to meet their payment obligations under the leases. As a result, you may experience payment delays and losses on your securities. Further, the market values of the related leased vehicles could increase or decrease based on economic conditions. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments, residual values and/or losses on the leases.

Used car market factors may increase the risk of loss on your investment.
The used car market is affected by supply and demand, consumer tastes, economic factors and manufacturer decisions on pricing of new car models. For instance, introduction of a new model by Volkswagen AG or its affiliates may impact the resale value of the existing portfolio of similar model types. Discount pricing incentives or other marketing incentive programs on new cars by Volkswagen AG or by its competitors that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars. Other factors that are beyond the control of the issuing entity, the depositor and the servicer could also have a negative impact on the resale value of a vehicle. If the proceeds actually realized upon the sale of the leased vehicles are substantially lower than the residual values originally established by VW Credit, you may suffer a loss on your investment.

Increased turn-in rates may increase losses.
Under each lease, the lessee may elect to purchase the related vehicle at the expiration of the lease for an amount generally equal to the stated residual value established at the inception of the lease. Lessees who decide not to purchase their related vehicles at lease expiration will expose the issuing entity to possible losses if the sale prices of those vehicles in the used car market are less than their respective stated residual values. The level of turn-ins at termination of the leases could be adversely affected by lessee views on vehicle quality, the relative attractiveness of new models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by VW Credit), the level of the purchase option prices for the related vehicles compared to new and used vehicle prices and economic conditions generally. The grant of extensions and the early termination of leases by lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the credit enhancement for your series of securities, you may suffer a loss on your investment.

The return on your securities could be reduced by shortfalls due to application of the Servicemembers Civil Relief Act.
The Servicemembers Civil Relief Act and similar laws of many states may provide relief to members of the military on active duty, including reservists, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract including nonpayment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at anytime after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charge may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and the Middle East, have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the lessee’s period of active duty status. If a lessee’s obligation to make lease payments is reduced, adjusted or extended, or if the lease is terminated early and no early termination charge is imposed, the servicer will not be required to advance those amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the securities of any series.

For more information regarding the effect of the Servicemembers Civil Relief Act, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Servicemembers Civil Relief Act” in this prospectus.

Failure to comply with consumer protection laws could result in a loss.
Federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on retail lease contracts such as the leases. The failure by the origination trust to comply with these requirements may give rise to liabilities on the part of the origination trust or the issuing entity of a series of securities (as owner of the related Transaction SUBI). Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that a portion of payment previously paid by the lessee be refunded. VW Credit will represent and warrant that each lease complies with applicable law in all material respects. If that representation and warranty relating to any lease allocated to the Transaction SUBI for a series of securities proves incorrect, materially and adversely affects the interests of the issuing entity and is not timely cured, VW Credit will be required to repurchase the beneficial interest in the noncompliant lease and related vehicle from the issuing entity. To the extent that VW Credit fails to make such a repurchase, or to the extent that a court holds the origination trust or the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the origination trust or the issuing entity. If sufficient funds are not available to make both payments to lessees and on your securities, you may suffer a loss on your investment in the securities.

For a discussion of federal and state consumer protection laws which may affect the leases, you should refer to "Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Laws” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your securities.
If a lessee sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the lessee’s obligations to repay amounts due on its lease. As a result, that lease would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the securities are insufficient to cover the applicable default amount.

VW Credit, the servicer and the depositor have limited obligations to the issuing entity with respect to repurchases.
VW Credit, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your securities. However, VW Credit will, and the depositor may, make representations and warranties about the characteristics of the leases and leased vehicles allocated to the related Transaction SUBI. If a representation or warranty made by VW Credit or the depositor is untrue, or if VW Credit or the depositor breaches a covenant with respect to a lease or a leased vehicle, then VW Credit, the depositor or another entity may be required to repurchase the beneficial interest in that lease and the related leased vehicle. In addition, in some circumstances, the servicer may be required to purchase the beneficial interest in leases and leased vehicles if a covenant made by the servicer with respect to the leases or leased vehicles is breached. While the depositor, VW Credit and the servicer may be obligated to reallocate or repurchase any beneficial interest in a lease and related leased vehicle if there is a breach of any of their respective representations and warranties relating thereto which materially and adversely affects the interests of the issuing entity, as set forth in the applicable prospectus supplement, there can be no assurance given that the depositor, VW Credit or the servicer, as applicable, will financially be in a position to fund its repurchase obligation and you might experience delays or reductions in payments on your securities.

Returns on your investments may be reduced by prepayments on the leases, events of default, optional redemption of the securities or reallocations of the leases and leased vehicles from the Transaction SUBI.
You may receive payments on your securities earlier than you expected for the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities.

•    The rate of return of principal is uncertain. The amount of distributions of principal of your securities and the time when you receive those distributions depend on the rate of payments and losses on the leases and the leased vehicles. Prepayments, liquidations of defaulted leases or reallocations from the Transaction SUBI of leases and the related vehicles that do not meet certain eligibility criteria will shorten the life of the securities to an extent that cannot be fully predicted. Further, the leases allocated to a Transaction SUBI may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related leased vehicles or for other reasons. For example, a lessee under certain circumstances may elect to terminate the lease prior to its maturity. Each of these payments will have the effect of accelerating the payment of principal and shortening the average lives of the outstanding securities of a series.

•    You may be unable to reinvest distributions in comparable investments. The occurrence of an optional redemption event or events of default resulting in acceleration may require repayment of the securities prior to the expected principal payment date for one or more classes of securities of a series. Asset-backed securities, like the securities, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

•    An early redemption of the securities from an optional redemption will shorten the life of your investment which may reduce your yield to maturity. If the Transaction SUBI is sold upon exercise of a “clean-up call” by the servicer or the depositor, as specified in the applicable prospectus supplement, the issuing entity will redeem the securities and you will receive the remaining principal amount of your securities plus any other amounts due to securityholders, such as accrued interest through the related payment date. Because your securities will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the securities remained outstanding. If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

Because the securities are in book-entry form, your rights can only be exercised indirectly.
Transfers of interests in the securities within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The securities of a series will remain in book-entry form except in the limited circumstances described under the caption “The Securities—Definitive Securities” in this prospectus. Unless and until the securities cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related security. As a result, you will only be able to exercise the rights as a securityholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge or transfer your securities to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the securities in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest and principal on the securities of any series will be paid by the related issuing entity to The Depository Trust Company as the record holder of those securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of payments from the issuing entity.

The servicer’s discretion over the servicing of the leases may impact the amount and timing of funds available to make payments on the securities.
The servicer is obligated to service the leases and related leased vehicles in accordance with its customary practices. The servicer has discretion in servicing the leases and the related leased vehicles, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. In addition, the servicer’s customary practices may change from time to time and those changes could reduce collections on the leases and related leased vehicles. Although the servicer’s customary practices at any time will apply to all vehicles and leases held by the origination trust, without regard to whether a vehicle and related lease has been allocated to a securitization transaction, the servicer is not obligated to maximize collections from the leases and related leased vehicles. Consequently, the manner in which the servicer exercises its servicing discretion or changes its customary practices could have an impact on the amount and timing of collections on the leases and the related leased vehicles, which may impact the amount and timing of funds available to make payments on the securities.

THE ISSUING ENTITIES
     With respect to each series of securities, Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “seller”), a Delaware limited liability company and a wholly owned special purpose, bankruptcy remote subsidiary of VW Credit, Inc., a Delaware corporation (“VW Credit”), will establish a separate issuing entity that will issue the securities of that series. Each issuing entity will be either a limited liability company formed pursuant to a limited liability agreement, a limited partnership formed pursuant to a limited partnership agreement or a trust formed pursuant to a trust agreement between the seller and the owner trustee specified in the applicable prospectus supplement for that issuing entity. The issuing entity will be formed in accordance with the laws of Delaware or New York as a common law trust, statutory trust, limited partnership or limited liability company, as specified in the applicable prospectus supplement. The fiscal year end of the issuing entity will be set forth in the applicable prospectus supplement. The seller will sell and assign a Transaction SUBI certificate and other specified issuing entity property to the issuing entity in exchange for the notes issued by that issuing entity. The authorized purposes of each issuing entity will be described in the applicable prospectus supplement.
     The issuing entity may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. The notes and/or certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuing entity and will be issued and secured pursuant to an indenture between the issuing entity and the indenture trustee specified in the applicable prospectus supplement. Any certificates that are issued will represent beneficial interests in that issuing entity.
     All of the motor vehicle dealers in the VW Credit network of dealers have entered into agreements pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to VW Credit Leasing, Ltd., a Delaware statutory trust (the “origination trust”). The origination trust was created in June 1999 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The origination trust issued to VW Credit the undivided trust interest representing the entire beneficial interest in the unallocated assets of the origination trust. In this prospectus, we refer to the undivided trust interest in the unallocated interest of the origination trust as the "UTI.” See “The Origination Trust—Property of the Origination Trust” in this prospectus. In connection with each issuing entity and the related series of securities, VW Credit will instruct the trustees of the origination trust:
•	to establish a special unit of beneficial interest in the origination trust (each, a “Transaction SUBI”); and

•
to allocate a separate portfolio of leases and the related vehicles leased under the leases and some related assets of the origination trust to such Transaction SUBI. A lease, the related leased vehicle and the other origination trust assets directly related to the lease and leased vehicle are collectively called a “Unit”, and all of the Units allocated to a Transaction SUBI related to any series of securities are called the “Included Units.”

     Each Transaction SUBI will represent the entire beneficial interest in the related Included Units. The origination trust will issue a certificate evidencing the Transaction SUBI (each, a "Transaction SUBI Certificate”) to or upon the order of VW Credit, as beneficiary of the UTI. Upon the creation of a Transaction SUBI, the related Included Units will no longer constitute assets of the origination trust represented by the UTI and VW Credit’s interest in the origination trust assets represented by the UTI will be reduced accordingly. Each Transaction SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the related Included Units. Each Transaction SUBI will not represent a beneficial interest in any origination trust assets other than the related Included Units. Payments made on or in respect of any origination trust assets other than the applicable Included Units will not be available to make payments on the securities. VW Credit, as beneficiary of the UTI, may from time to time cause special units of beneficial interest similar to the Transaction SUBI (each, an “Other SUBI”) to be created. Each issuing entity (and, accordingly, the related securityholders) will have no interest in the UTI, any Other SUBI or any assets of the origination trust evidenced by the UTI or any Other SUBI. See "The Origination Trust” and “The Transaction SUBI” in this prospectus.

     With respect to each series of notes and/or certificates, VW Credit will sell, transfer and assign the related Transaction SUBI Certificate to the seller. The seller will in turn transfer and assign the Transaction SUBI Certificate to the related issuing entity in exchange for the securities issued by the issuing entity. Each issuing entity will rely primarily upon collections from the leases and proceeds from the disposition of the related leased vehicles to make payments on the related series of notes and/or certificates.
     In addition and to the extent specified in the applicable prospectus supplement, the property of each issuing entity may include (collectively as follows, the “issuing entity property”):
•
a Transaction SUBI Certificate, evidencing a 100% beneficial interest in the related Transaction SUBI and the related Included Units, including the lease payments and the right to payments received after the related cutoff date and the right to payment received after the cutoff date from the sale or other disposition of the related leased vehicles;

•	the related Transaction SUBI;

•
amounts deposited in a reserve account, a principal distribution account, collection account and similar accounts (including investment earnings — net of losses and expenses — on amounts on deposit therein);

•	the rights of the depositor, as buyer, under the related SUBI Sale Agreement;

•	the rights of the issuing entity under each applicable transaction document;

•
the rights of the issuing entity as a third-party beneficiary under the Servicing Agreement, origination trust agreement and the supplements to those agreements, to the extent relating to the Included Units;

•	the rights of the issuing entity under an interest rate cap agreement or interest swap agreement and the amounts payable to the issuing entity thereunder;

•	the rights under any credit enhancement; and

•
all proceeds of the foregoing, provided that actual sales proceeds will not constitute part of the issuing entity property (as described under “Transaction Documents—The Servicing Agreement” and “—Like Kind Exchange Program” in this prospectus).

     To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account or spread account may be a part of the property of any given issuing entity or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap or cap or a guaranteed investment contract may also be a part of the property of any given issuing entity.
     If so provided in the applicable prospectus supplement, the property of an issuing entity may also include a pre-funding account, into which the depositor will deposit cash and which will be used by the issuing entity to purchase the beneficial interest in additional leases and the related leased vehicles during a specified period following the closing date for the issuing entity. The beneficial interest in additional leases and the related leased vehicles acquired by an issuing entity will be allocated to the related Transaction SUBI and will also be issuing entity property of the related issuing entity.
     Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement, limited liability company agreement or limited partnership agreement of the issuing entity, as applicable. Each issuing entity will not acquire any assets other than the issuing entity property.

     The owner trustee for any issuing entity that is a trust will be specified in the applicable prospectus supplement. See also “The Trust Agreement—The Owner Trustee” in this prospectus.
THE ORIGINATION TRUST
     VW Credit Leasing, Ltd., the “origination trust”, is a Delaware statutory trust and is governed by the trust agreement, dated as of June 2, 1999 (the “origination trust agreement”), among VW Credit, as settlor and initial beneficiary, U.S. Bank National Association (f/k/a U.S. Bank Trust National Association), as UTI trustee and administrative trustee, and Wilmington Trust Company, as Delaware trustee. To provide for the servicing of the origination trust assets, the origination trust and VW Credit, as servicer, have entered into an Amended and Restated Servicing Agreement (the “Base Servicing Agreement”), dated as of December 21, 2000. All of the motor vehicle dealers in the VW Credit network of dealers have entered into agreements pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to the origination trust. The origination trust was created in June 1999 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The origination trust issued to VW Credit the undivided trust interest representing the entire beneficial trust interest in the unallocated assets of the origination trust. In this prospectus, we refer to the undivided trust interest in the origination trust as the “UTI”. The primary business purpose of the origination trust is to take assignments of, and serve as record holder of title to, the Units in order to facilitate sale or financing transactions involving Units, including the securitization of Units in connection with the issuance of asset-backed securities.
     Except as otherwise described under “The Origination Trust Agreement and the Transaction SUBI Supplement” in this prospectus, under the origination trust agreement the origination trust has not and may not:
•
issue beneficial or other interests in the origination trust assets or securities other than (i) with respect to each issuance of notes, the related Transaction SUBI and the Transaction SUBI Certificate, (ii) one or more special units of beneficial interest, each consisting of a portfolio of leases and related leased vehicles separate from the portfolio allocated to the Transaction SUBI (each, an “Other SUBI”) and one or more certificates representing each Other SUBI (the “Other SUBI Certificates”) and (iii) the UTI and one or more certificates representing the UTI (the “UTI Certificates”);

•	borrow money on behalf of the origination trust;

•	make loans or extend credit on behalf of the origination trust;

•	underwrite securities;

•
offer securities in exchange for origination trust assets, with the exception of the Transaction SUBI Certificate issued with respect to any series of notes, Other SUBI Certificates and the UTI Certificates;

•	repurchase or otherwise reacquire any UTI Certificate or, except as permitted by or in connection with permitted financing transactions, the Transaction SUBI Certificate or any Other SUBI Certificate;

•	have any employees;

•	own any real property; or

•	except for the acquisition of origination trust assets and agreements relating to permitted financing transactions, enter into any agreements or contracts.
     For further information regarding the origination trust and the servicing of the leases and leased vehicles, you should refer to “The Origination Trust Agreement and the Transaction SUBI Supplement” and “The Transaction Document—The Servicing Agreement” in this prospectus.

The UTI Trustee and the Administrative Trustee
     U.S. Bank National Association (“U.S. Bank”), a national banking association, is the administrative trustee for the origination trust and the UTI trustee for the UTI. U.S. Bank is not affiliated with VW Credit or any of its affiliates.
     For more information regarding U.S. Bank, as UTI trustee and administrative trustee, see “The Trustees—The UTI Trustee, the Administrative Trustee and Transaction SUBI Trustee” in the applicable prospectus supplement.
The Delaware Trustee
     Wilmington Trust Company (“WTC”), a Delaware banking association, is the Delaware trustee for the origination trust. Since the creation of the origination trust, WTC has served as the Delaware trustee.
     For more information regarding WTC, as Delaware trustee, see “The Trustees—The Delaware Trustee” in the applicable prospectus supplement.
Property of the Origination Trust
     The assets of the origination trust generally consist of:
•	cash;

•	leases originated by VW Credit, a dealer or directly by the origination trust;

•	leased vehicles and all proceeds of those leased vehicles;

•	the right to proceeds from all dealer repurchase obligations, if any, relating to any lease or leased vehicle;

•	all warranty and indemnity claims against the manufacturer or distributor of a vehicle;

•	all guarantees given in connection with any lease;

•
the rights under and proceeds from insurance policies, if any, covering the leases, the related lessees or the leased vehicles, including but not limited to residual value, liability and credit life insurance;

•	any security deposits to the extent due to the lessor under the related lease; and

•	all proceeds of the foregoing.
     From time to time after the date of this prospectus and any applicable prospectus supplement, additional leases will be originated by or assigned to the origination trust and, as described below, title to the related leased vehicles will be in the name of the origination trust (or a nominee or trustee thereof on behalf of the origination trust). These additional leases will not be allocated to any existing Transaction SUBI and will not be included in any existing transaction unless otherwise described in the transaction documents.
Lease Origination and the Titling of Vehicles
     Under each lease, the origination trust (or a nominee or trustee of the origination trust) will be listed as the owner of the related leased vehicle on its certificate of title. Liens will not be placed on the certificates of title, and there will be no indication on any certificates of title to reflect the interest in the leased vehicles of the issuing entity, as holder, or the indenture trustee, as pledgee, of a related Transaction SUBI Certificate. The certificates of title to those leased vehicles registered in several states may, however, reflect a first lien or "administrative lien” held by the origination trust or the servicer that will exist solely to provide for delivery of title documentation for those leased vehicles to the servicer. Each entity that records an administrative lien (other than the origination trust) will enter into an agreement by which it acknowledges that it has no interest in the related leased vehicles and additionally waives, quitclaims and releases any claim that it may have against the leased vehicles by virtue of those liens.
     All Units owned by the origination trust will be held for the benefit of entities that from time to time hold beneficial interests in the origination trust. Those interests will be evidenced with respect to:
•	Units not allocated to a Transaction SUBI or any Other SUBI, by the UTI;

•	Units included in this transaction, by a Transaction SUBI; and

•	Units financed in another transaction, by one or more Other SUBIs.
     Entities holding beneficial interests in the origination trust will not have a direct ownership in the related leases or a direct ownership or perfected security interest in the related leased vehicles.
     An issuing entity has no direct interest in the Included Units of a related transaction. Therefore, an issuing entity does not have a perfected lien in related leases or related leased vehicles, but will have a perfected security interest or ownership interest in the related Transaction SUBI Certificate.
THE TRANSACTION SUBI
     On or prior to the closing date for each series of notes, the related Transaction SUBI will be issued by the origination trust under a supplement to the origination trust agreement to be dated as of the closing date (the “Transaction SUBI Supplement” and, together with the origination trust agreement, the “Transaction SUBI Trust Agreement”). To provide for the servicing of the Included Units relating to a series of securities, the origination trust, the servicer and the Transaction SUBI trustee will enter into a supplement to the Base Servicing Agreement to be dated as of the closing date (the “Transaction SUBI Servicing Supplement,” and together with the Base Servicing Agreement, the “Servicing Agreement”). Each Transaction SUBI will represent a beneficial interest, not a direct interest, in the related Included Units. Each Transaction SUBI will not represent an interest in any origination trust assets other than those related Included Units. An issuing entity and the noteholders will have no interest in the UTI, any Other SUBI or any assets of the origination trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of origination trust assets not represented by a Transaction SUBI will not be available to make payments on the notes of the related series. “Origination Trust Documents” relating to each series of notes will mean collectively, the Transaction SUBI Trust Agreement, the Transaction SUBI Servicing Agreement and the Transaction SUBI Certificate. For further information regarding the origination trust, you should refer to “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—The Origination Trust” in this prospectus.
     Each Transaction SUBI Certificate will evidence a beneficial interest in the origination trust assets allocated to the related Transaction SUBI, which will generally consist of the related Included Units and all proceeds of or payments on or in respect of the related leases or leased vehicles received after the applicable cutoff date.
     On or prior to each closing date, the origination trust will issue a Transaction SUBI Certificate to or upon the order of VW Credit, as UTI beneficiary. See “The Transaction Documents—Transfer and Assignment of the Transaction SUBI Certificate” in this prospectus regarding transfers of the Transaction SUBI Certificate.
ORIGINATION AND SERVICING PROCEDURES
     The following is a description of the origination, underwriting and servicing of the leased vehicles by the VW Credit as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the leased vehicles for which the related issuing entity will hold a beneficial interest.

     The leases are originated or acquired through a variety of origination channels across a wide spectrum of credit quality lessees. VW Credit will act as servicer for each transaction unless another servicer is specified in the applicable prospectus supplement.
General
     VW Credit was incorporated in Delaware on April 2, 1981 and is a wholly-owned subsidiary of Volkswagen Group of America, Inc. (“Volkswagen Group of America”). Volkswagen Group of America is a wholly-owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen Group of America, including purchasing retail installment sales contracts and leases from Volkswagen and Audi dealers. VW Credit offers a wide range of automobile-related financial products, including wholesale floor plan financing, retail auto loan and lease financing.
     The principal offices of VW Credit are located at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171. Its telephone number is (703) 364-7000.
Underwriting Procedures
     VW Credit’s underwriting standards emphasize the prospective lessee’s ability to pay and creditworthiness, as well as the asset value of the motor vehicle to be leased. Contracts that are purchased must comply with VW Credit’s underwriting standards and other requirements, as described below, under existing agreements between VW Credit and dealers. VW Credit’s underwriting, servicing and collection activities are conducted principally at processing centers located in Libertyville, Illinois, Portland, Oregon and, with respect to remarketing of off-lease vehicles, Auburn Hills, Michigan.
     Each applicant for a lease contract is required to complete a credit application. Applications submitted to VW Credit include the following information about the applicant:
•	residential information;

•	source and amount of monthly income;

•	monthly mortgage or rent payment;

•	social security number; and

•	other personal information.
     Dealers submit applications together with information about the proposed terms of the lease to VW Credit through website based systems or by facsimile. VW Credit generally obtains a credit report on the applicant from a national credit bureau selected based upon VW Credit’s assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area. In a limited number of cases, a credit report is not available because an applicant does not have an established credit history. If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant’s credit risk score, often referred to as a “credit bureau score” or a FICO®* score, which is generated using statistical models created by Fair, Isaac & Co. The credit bureau score measures the likelihood an applicant will pay an obligation as expected. Credit scores are the primary factors used as measuring devices to indicate the degree of risk on contracts offered to VW Credit by dealers.
     VW Credit also evaluates each application using a proprietary credit scoring algorithm developed by a third party credit scoring company for VW Credit and referred to as a scorecard. The scorecard is used to assess the creditworthiness of an applicant using the credit bureau data to assign the applicant a proprietary credit score.

*	FICO® is a registered trademark of Fair, Isaac & Co.

     Credit applications are automatically evaluated when received and some are approved or rejected based on VW Credit’s electronic decisioning model which uses the VW Credit-derived credit score along with the applicant’s credit bureau score. In most cases, VW Credit’s credit analysts evaluate applications for lease originations using the company’s written underwriting guidelines. The credit analyst considers the same information included in the electronic decisioning model and weighs other factors, such as the prospective lessee’s prior experience with VW Credit, and makes a credit decision based on the analyst’s assessment of the strengths and weaknesses of each application.
     VW Credit uses risk-based pricing that includes a tiered system of interest rates and advance rates representing the varying degrees of risk assigned to different ranges of credit risk. If VW Credit considers an applicant to be relatively less credit worthy and, as a result, a greater risk, VW Credit will assign the applicant a higher interest rate and lower permissible advance rates. VW Credit makes its final credit decision based upon the degree of credit risk with respect to each applicant.
     VW Credit regularly reviews and analyzes its portfolio of leases to evaluate the effectiveness of its underwriting guidelines and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions or other factors change, VW Credit may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.
Determination of Residual Values
     The value of the securities being offered under the applicable prospectus supplement will be based on the aggregate Securitization Value of the Included Units. “Securitization Value” will have the meaning set forth in the applicable prospectus supplement.
     Each lease sets forth a residual value, which we refer to in this prospectus as the “stated residual value”, established at the time of lease origination (as it may be subsequently revised in connection with an extension of a lease in accordance with customary servicing practices). The stated residual value as provided in the lease agreement is the estimated value of the vehicle at the end of the lease and is the amount used to calculate the base monthly lease payments under the lease, assuming that the lease amortizes like a loan. If we assume that the original capitalized cost of the lease is the initial principal amount of the loan, that the lease rate is the interest rate, that the lease term is the term of the loan and that all monthly payments are timely made, the stated residual value is the amount to which the outstanding balance would decline at the scheduled expiration of the lease term. When a vehicle is sold after being returned by the lessee at the end of the related lease, there will be a residual loss if the net sales proceeds of the vehicle are less than the stated residual value.
     In establishing the bi-monthly publication of residual values, VW Credit analyzes proceeds in the context of vehicle content, mileage, and lease term (among other variables), for lease vehicles sold through customer, dealer, and auction channels. The determined residual values are reviewed and approved by VW Credit leadership, as well as compared with VW Credit’s historical off-lease vehicle sales performance and various independent industry guides, such as ALG and the National Auto Research Official Used Car Market Guide Monthly (“Black Book”), for reasonableness. ALG and Black Book are independent publications of residual value percentages which are widely used throughout the automotive finance industry for estimating vehicle market values at lease termination. These values serve as a projection of a vehicle’s future resale value by expressing the future value as a percentage of a vehicle’s original manufacturer’s suggested retail price.
     The estimated future value of a leased vehicle is a major component of the leasing business. Specifically, any excess of the stated residual value of a vehicle over its actual future market value represents a residual loss at lease termination. VW Credit believes that the difference between the stated residual values and the actual value at maturity may affect consumer behavior concerning purchasing or returning a vehicle to the lessor at lease termination. Furthermore, VW Credit believes that return rates may decline as actual values are in line with or exceed stated residual value.
     All of the leases and leased vehicles that have been allocated to the applicable Transaction SUBI have been originated under the residual value policies described above. Notwithstanding the foregoing, no assurance can be given as to VW Credit’s future experience with respect to the return rates of Volkswagen and Audi vehicles relating to leases originated under these policies. In addition, no assurance can be given that VW Credit’s experience with respect to the return of off-lease Volkswagen and Audi vehicles or related residual value losses, or the experience of the issuing entity with respect to the leased vehicles, will be similar to that set forth in the residual value loss experience table set forth under “Prepayments, Delinquencies, Repossessions and Net Losses—Residual Value Loss Experience” in the accompanying prospectus supplement.
Remarketing Program
     VW Credit directs all inbound customer calls to the remarketing department 90 days prior to lease maturity. Occasionally, the remarketing consultants may proactively call lessees to determine their intent to purchase or return the related leased vehicles. At 80 days and 30 days prior to maturity, VW Credit contacts each lease customer through direct mail providing each customer with information regarding the lessee’s lease obligations, including vehicle inspection, turn-in requirements, option to purchase, financing availability and the required documentation. If the lessee indicates an intention to purchase the leased vehicle, the lessee is provided with all necessary documents to complete the purchase.
     A vehicle inspection, including digital pictures of the vehicle, normally occurs approximately 25 days prior to lease maturity and may occur at the lessee’s residence, place of business or a dealership. The lessee is provided an estimate for excess wear and use and excess mileage charges and is encouraged to file insurance claims and make repairs prior to returning the vehicle. Inspection reports and digital pictures are processed electronically and transmitted for viewing by dealers online to facilitate VW Credit’s online dealer purchase channel.
     From time to time, VW Credit has offered existing lessees special lease programs on selected models to help mitigate residual value losses. These programs may offer, among other things, the lessee waiver of lease payments, a cash card of varying value (depending on the make or model), an extended service contract at a reduced cost or reduced annual percentage rate financing. There can be no assurance that VW Credit will offer any programs in the future.
Lease Vehicle Maintenance
     Each VW Credit lease contract provides that the lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle. In addition, the lessee is responsible for all damage to the leased vehicle and for its loss, seizure or theft. At the scheduled maturity date of a VW Credit lease contract, if the lessee does not purchase the leased vehicle, the VW Credit lease contract requires the lessee to pay VW Credit the estimated cost to repair any damages to the vehicle resulting from unreasonable or “excessive” wear and use. Unreasonable or excess wear and use generally includes, but is not limited to, the following: (1) inoperative mechanical and electrical parts including power accessories, (2) any and all dents, dings, scratches, chips or rusted areas on any body or trim part, (3) gouges or tears through bumper covers, broken or dented grilles, (4) mismatched paint or any mark left by special identification, (5) seats, seat belts, headlining, door panels or carpeting which is torn, worn, stained, burned or damaged, (6) cracks, scratches, pits or chips to windshields, windows, head light lenses, sealed beams or taillight assemblies, (7) any tire not part of a matching set of five tires of the same brand, size and quality (or four with an emergency “doughnut”), any tire with less than 1/8 inch of tread or any tire with gouged, cut, torn or plugged sidewalls or (8) any missing parts, accessories and adornments, including bumpers, ornamentation, aerials, hubcaps, rear view mirrors, radio and stereo components or spare tire. VW Credit may waive all or part of the excessive wear and mileage billed to the lessee.
Methods of Vehicle Disposal
     VW Credit’s vehicle remarketing department handles the disposition of all motor vehicles for VW Credit including repossessions, early terminations and end of term leases. Each lease currently provides that upon maturity, the lessee has the option to purchase the related motor vehicle for an amount equal to the stated purchase option price. If the lessee does not exercise this option, the vehicle is returned to a franchised dealer and the vehicle is offered for sale to the returning dealer through two branded internet sites, http://www.AudiDirect.com and http://www.VolkswagenDirect.com, at a market based price adjusted for mileage and excessive damage. If the dealer to which the vehicle is returned does not exercise its option to purchase the vehicle, then the vehicle is offered for sale on the two internet sites in an auction bidding environment. Vehicles that are not purchased by the lessee or a dealer are returned to VW Credit for sale through auction. VW Credit uses a system of auto auctions throughout the United States. VW Credit has an internal target of 45 days from the time a vehicle is turned in until it is sold. Repossessions and early terminations are handled in accordance with various state requirements.
     Remarketing decisions related to auction assignment and logistics are primarily electronic. This allows VW Credit to control inventory management, flow of vehicles to the auction and placement of the vehicles to auction locations that it believes will yield the highest net recovery value.
     VW Credit has regular sales at 17 major auction locations throughout the United States. VW Credit’s highest lease volume is in the northeastern region. From time to time, auction capacity and demand for pre-owned vehicles in the northern markets may be insufficient to absorb the volume. Therefore, VW Credit may transport vehicles to different regions where it perceives a greater demand in order to maximize the vehicles’ recovery values.
     The Certified Pre-Owned Vehicle Program was established by Volkswagen Group of America to create customer and dealer demand for off-lease used Volkswagen and Audi vehicles and to enhance the value of off-lease vehicles. To qualify for the Certified Pre-Owned Vehicle Program, a vehicle must pass an inspection conducted by the related dealer based on standards set by Volkswagen Group of America. For Certified Pre-Owned vehicles, Volkswagen Group of America provides a limited warranty which covers the vehicle for a selected period of time and mileage. Each Certified Pre-Owned vehicle is covered by a roadside assistance program which is similar to that offered on new vehicles. The Certified Pre-Owned Vehicle Program is actively marketed by Volkswagen Group of America using, from time to time, both broadcast and print media.
     Occasionally, VW Credit offers incentives to lease new vehicles to lessees whose lease contracts are nearing expiration. These incentives may include waiver of one or more monthly payments otherwise payable under the related lease for leases allocated to the applicable Transaction SUBI. VW Credit will pay to the issuing entity the amount of any monthly payments so waived. These programs are employed to promote customer loyalty by offering attractive early termination options and to provide lessees with an incentive to purchase or lease new Volkswagen or Audi vehicles. These programs can also be used to shift vehicles out of peak terminating months and to increase the number of off-lease vehicles that are sold or auctioned during those months in which the purchase price for off-lease vehicles tends to be higher.
Collection and Repossession Procedures
     The customer billing process is generally initiated by the mailing of invoices on a monthly basis. Monthly payments are received at a lockbox account, mailed directly to VW Credit, or are paid electronically, including through direct debit or telephonic payment systems. Customers may enroll in a variety of recurring and one-time automated clearinghouse programs that debit funds directly from their bank accounts. As payments are received, they are electronically transferred to VW Credit and processed through VW Credit’s servicing system for the application of payments to the appropriate accounts.
     VW Credit measures delinquency by the number of days elapsed from the date a payment is due under the lease contract. VW Credit considers a payment to be past due or delinquent when a lessee fails to make at least 75% of a scheduled payment by the related due date. If a lease is between 5 and 15 days delinquent, VW Credit generally mails a notice to the lessee and initiates telephone contact requesting payment. VW Credit gains collection efficiency through the use of technology such as automated dialing, predictive dialing and behavioral scoring of all lease accounts. If the delinquent lease cannot be brought current or completely collected within 60 to 90 days, VW Credit generally assigns the vehicle to a repossession agent and attempts to repossess the related leased vehicle. VW Credit holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement or redemption and then sells or otherwise disposes of the vehicles. VW Credit’s current policy is to generally charge-off a lease contract on the earlier of (1) the date on which the proceeds of sale of the leased vehicle are applied to the lease contract and (2) the month in which the lease contract reaches its 120th day of delinquency if assigned to a repossession agent for 60 days. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the lease generally are pursued by or on behalf of VW Credit to the extent practicable and legally permitted. See “Additional Legal Aspects of the Leases and the Leased Vehicles—Deficiency Judgments” in this prospectus.

Extensions and Pull-Aheads
     VW Credit will grant extensions or deferments of motor vehicle lease contracts in accordance with its customary servicing procedures and the applicable Transaction SUBI servicing agreement. Lessees at the end of a lease who intend to lease another Volkswagen or Audi automobile but cannot do so at lease maturity, for reasons such as awaiting delivery of a new vehicle, preference for the next model year or other timing circumstances, may qualify for a lease term extension of up to a maximum of six months. In addition, in the future VW Credit may adopt incentive programs that encourage term extensions in connection with the lease of another Volkswagen or Audi automobile. If a term extension is granted for any Included Unit, VW Credit, as servicer, may be required to repurchase such Included Unit. This repurchase obligation, if any, will be described in the applicable prospectus supplement.
     VW Credit, as servicer, may also permit a lessee to terminate a lease prior to its maturity in order to allow that lessee, among other things, (1) to enter into a new lease contract for a different Volkswagen or Audi vehicle, (2) to purchase a different Volkswagen or Audi vehicle or (3) to finance a different Volkswagen or Audi vehicle. However, an early termination with respect to any lease allocated to the Transaction SUBI will not be permitted unless all Pull-Ahead Amounts due and payable by the lessee under that lease on or before the date of the lessee’s election to terminate the lease have been paid by or on behalf of the lessee and are deposited in the collection account within the time period required for the servicer to deposit collections into the collection account. Following this early termination, the servicer will charge the lessee any applicable excess wear and use charges and excess mileage charges in accordance with its customary servicing practices with respect to leases that are terminated early by the related lessee in the absence of a “pull-ahead” or other marketing program.
     "Pull-Ahead Amount” will have the meaning set forth in the applicable prospectus supplement.
Delinquency, Repossession and Loss Data
     Information concerning VW Credit’s experience with respect to its entire portfolio of new and used Volkswagen and Audi motor vehicle leases, which includes leases owned by VW Credit or the origination trust and leases that have been sold but are still being serviced by VW Credit will be set forth in the applicable prospectus supplement.
     There is no assurance that VW Credit’s delinquency, repossession and loss experience with respect to its leases and the related leased vehicles in the future, or the experience of the issuing entity with respect to the leases and the leased vehicles, will be similar to that set forth in any prospectus supplement.
THE LEASES
General
     The leases allocated to the applicable Transaction SUBI consist of retail closed-end leases for new or used Volkswagen and Audi motor vehicles. Each of the leases was originated by a dealer in the ordinary course of that dealer’s business and assigned to the origination trust in accordance with the underwriting procedures described under “Origination and Servicing Procedures—Underwriting Procedures” in this prospectus.
     The leases allocated to the applicable Transaction SUBI consist of retail closed-end leases for motor vehicles. Over the term of the lease, the lessee is required to make substantially equal monthly payments intended to cover the cost of financing the related leased vehicle, scheduled depreciation of the leased vehicle and certain sales, use or lease taxes. From each payment billed with respect to a leased vehicle, the monthly payment amount that represents the financing cost and depreciation of the leased vehicle (including any capitalized amounts, such as service contract premiums) will be available to the issuing entity to make payments in respect of the related securities. At the scheduled end of the lease term, under the lease the lessee has two options:
     (1) the lessee can purchase the leased vehicle for an amount (the “maturity date purchase option amount”) equal to the sum of (a) the purchase option amount specified in the lease, (b) the purchase option fee specified in the lease, if any, (c) any other fees and taxes related to the purchase of the leased vehicle and (d) any due and unpaid payments and other charges under the lease; or
     (2) the lessee can return the leased vehicle to, or upon the order of, the lessor and pay an amount equal to (a) the turn-in fee, if any, specified in the lease, (b) any amounts assessed by the servicer as a result of excessive wear and use, excess mileage, taxes, parking tickets or fines and (c) any due and unpaid payments under the lease.
     An amount equal to the sales proceeds from sales of leased vehicles to the lessees, dealers or at auction and all amounts assessed and collected by the servicer in connection with excessive wear and use and excess mileage charges upon return of the leased vehicles will be available to the issuing entity to make payments in respect of the notes. Because the leases are closed-end leases, the lessees will not be responsible for any amount by which the stated residual value of the leased vehicle exceeds the sales proceeds received for the leased vehicle at expiration of the lease.
     Each lease allocated to a Transaction SUBI is selected from those retail closed-end leases held in the origination trust’s portfolio that meet specific criteria. See “The Leases” in the applicable prospectus supplement.
Early Termination
     Each lease provides that the lessee or the lessor may terminate the lease before the scheduled end of the lease term (an “early termination”) in the circumstances discussed below. A lessee has the right to request an early termination provided that the lessee is not in default under the lease. In addition, in the future VW Credit may adopt incentive plans that encourage lessees to terminate leases before the related scheduled end of term. See “Origination and Servicing Procedures—Extensions and Pull-Aheads” in this prospectus. The lessee may purchase the leased vehicle for an amount equal to (x) the maturity date purchase option amount, plus (y) the monthly payment amount times the number of monthly payments not yet due with respect to related lease, minus (z) unearned rent charges calculated under the scheduled actuarial method under the lease.
     In addition to purchasing the leased vehicle, a lessee has the right to cause an early termination by returning the leased vehicle to the lessor and paying an amount (an “early termination amount”) equal to (i) the turn-in fee, if any, specified in the lease, plus (ii) any due and unpaid payments under the lease, plus (iii) the costs of retaking, storing and selling the leased vehicle, plus (iv) any fees and taxes related to the early termination, plus (v) the monthly payment amount times the number of monthly payments not yet due with respect to related lease, minus (vi) unearned rent charges calculated under the scheduled actuarial method under the lease, minus (vii) the amount the leased vehicle sale price exceeds the purchase option amount, plus (viii) to the extent the purchase option amount exceeds the leased vehicle sale price, the lesser of (1) any amounts assessed by the servicer as a result of excessive wear and use or excess mileage, prorated annually, and (2) the amount by which the maturity date purchase option amount exceeds the leased vehicle sale price.
     The “leased vehicle sale price” of a leased vehicle is determined under the related lease pursuant to one or more of the following methods, as specified in the lease:
     (1) by agreement between the lessee and the lessor;
     (2) by the disposition of the leased vehicle in a commercially reasonable manner;
     (3) within ten days of the early termination, by an independent third-party appraiser acceptable to the lessee and the lessor and paid for by the lessee of the wholesale value of the leased vehicle that could be received at sale;
     (4) if the leased vehicle is damaged, destroyed, stolen, abandoned or confiscated by any governmental authority, the leased vehicle is declared a total loss by the lessee’s insurance carriers, and the lessee has complied with the insurance requirements set forth in the lease at the time of the loss, the amount of the applicable insurance deductible owed by the lessee and the proceeds of the settlement of the insurance claim, unless the lessor agrees to a higher amount; or

     (5) in some states, if the lessor elects to retain ownership of the leased vehicle for re-lease or other use, the wholesale value of the leased vehicle as specified in the current edition of the NADA Official Used Car Guide.
     Each lease also allows the lessor to cause an early termination of the lease and repossess the related leased vehicle upon a lessee default. Events of default under a lease include, but are not limited to (1) the failure by a lessee to make a payment when due, (2) the failure of the lessee to provide truthful information on the credit application, (3) the failure of the lessee to timely or properly perform any obligation under the lease, or (4) the bankruptcy or other insolvency of the lessee.
     If the lessor terminates a lease early due to a lessee default, the lessee will owe the early termination amount, including any reasonable attorneys’ fees and court costs, to the extent permitted by law.
     The lessor may also cause an early termination of a lease if the related leased vehicle is damaged, destroyed, stolen, abandoned or confiscated by any governmental authority. If the lessor causes an early termination of the lease and the lessee has complied with the insurance requirements, paid the deductible and has satisfied all of the obligations under the lease, the lessor will accept the insurance loss proceeds as satisfaction in full of the lessee’s early termination amount. If the lessor causes an early termination and the lessee has not complied with the lease insurance requirements, has not paid the deductible or has not satisfied all of its obligations under the lease, the lessee will owe the lessor an amount equal to the difference between the early termination amount and any loss insurance proceeds received by the lessor with respect to the related leased vehicle.
Representations, Warranties and Covenants
     The Included Units relating to an issuing entity will be identified in a schedule to the related Transaction SUBI Supplement. In each SUBI Sale Agreement, VW Credit will make representations and warranties with respect to each lease and related leased vehicle, including, among other things, that each lease met the eligibility criteria described under “The Leases—Characteristics of the Units—Eligibility Criteria and Portfolio Characteristics” in the applicable prospectus supplement as of the related cutoff date. On the applicable closing date, the seller will assign all of its rights under the SUBI Sale Agreement to the related issuing entity.
     Each SUBI Sale Agreement will also provide that if VW Credit, the seller or any other person identified in the applicable prospectus supplement discovers a breach of any representation or warranty referred to in the preceding paragraph that materially and adversely affects the related issuing entity’s interest in the related lease or leased vehicle, which breach is not cured in all material respects on or before the end of the collection period in which the servicer discovers such incorrectness (either pursuant to notice or otherwise), then the applicable Unit will be reallocated to the UTI on the payment date related to that collection period. In connection with this reallocation, VW Credit will be required to deposit into the related collection account a repurchase payment for the applicable Unit in an amount specified in the applicable prospectus supplement.
     The repurchase payment must be made by VW Credit as of the payment date immediately following the day on which the related cure period ended. Upon making that payment, the related Unit will no longer constitute an Included Unit.
Insurance
     Each lease contract requires the lessee to obtain and maintain vehicle liability and physical damage insurance on the leased vehicle. VW Credit’s dealer agreements include a requirement that the dealer provide VW Credit with written evidence that the lessee has physical damage and liability insurance which meets the requirements of the lease contract at the inception of the lease. The amount of insurance required by the lease contracts is at least equal to the amount required by applicable state law, subject to customary deductibles. VW Credit requires the policy to name the origination trust as additional insured with respect to liability and insured and loss payee with respect to physical damage. VW Credit currently monitors the ongoing status of insurance and attempts to cause the lessee to reinstate insurance in the event the lessee has allowed the policy to lapse; nevertheless, there can be no assurance that each leased vehicle will continue to be covered by liability and physical damage insurance for the entire term of the lease or that VW Credit will continue to monitor insurance while the notes remain outstanding.
     VW Credit does not require lessees to carry credit disability, credit life, credit health or other similar insurance coverage which provides for payments to be made on the leases on behalf of lessees in the event of disability or death. To the extent that the lessee obtains any of these insurance coverages, payments received on that coverage may, if permitted by applicable law, be applied to payments on the related lease to the extent that the lessee’s beneficiary chooses to do so.
PRE-FUNDING ARRANGEMENT
     To the extent provided in the applicable prospectus supplement for a series of securities, the related servicing agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuing entity commits to purchase additional beneficial interest in additional Units from the seller following the date on which the issuing entity is established and the related securities are issued. With respect to a series of securities, the pre-funding arrangement will require that any subsequent beneficial interest in additional Units transferred to the Transaction SUBI held by an issuing entity conform to the requirements and conditions in the related SUBI Transfer Agreement, including all of the same eligibility criteria as the initial leases. If a pre-funding arrangement is used in connection with the issuance of a series of securities, the servicer or the issuing entity will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the securityholders. Up to 50% of the proceeds received from the sale of the securities will be deposited into the pre-funding account on the related closing date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent beneficial interest in additional units from the seller. Upon each conveyance of subsequent Units to the applicable issuing entity, an amount equal to the purchase price paid by the seller to VW Credit will be released from the pre-funding account and paid to the seller. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the pre-funding account may be invested in eligible investments, as specified in the applicable prospectus supplement. Information regarding the subsequent beneficial interest in additional Units, if applicable, will be included in one or more reports filed by the issuing entity under Item 1 of Form 10-D with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
     The use of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the beneficial interest in additional Units on the closing date and during a specified period following the closing date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the beneficial interest in additional Units by the seller and VW Credit and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.
     You should be aware that the initial leases and the subsequent leases may be originated using credit criteria different from the criteria applied to the Included Units disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent leases may vary as a result of increases or decreases in the credit quality of the related lessees within the predefined acceptable range, which variations could impact the performance of the overall pool of leases. The portfolio of initial leases may also be subject to greater seasoning than the subsequent leases due to the length of time elapsed from the dates of origination of those leases and the sale of those leases to the related issuing entity.
     Accordingly, less historical performance information may be available with respect to the subsequent leases. Moreover, following the transfer of subsequent leases to the applicable issuing entity, the characteristics of the entire pool of leases included in the issuing entity property may vary from those of the lessees initially transferred to the issuing entity.
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS
     Information regarding maturity, prepayment and yield considerations with respect to each series of notes and certificates is set forth under “Weighted Average Life of the Notes” in the applicable prospectus supplement. The rate of payment of principal of the securities of any series will depend on the rate of payments on the related

Included Units (including scheduled monthly payments on and prepayments and liquidations of the leases) and losses on the Included Units, which cannot be predicted with certainty.
     A prepayment of a lease in full (including payment in respect of the stated residual value of the related leased vehicle) may be in the form of:
•	net proceeds resulting from early lease terminations;

•	sales proceeds following a default under the lease; or

•	repurchase payments made by VW Credit or the servicer.
     The rate of prepayment on the leases may be influenced by a variety of economic, social and other factors, including the availability of competing lease programs and the conditions in the used motor vehicle market. In general, prepayments of leases will shorten the weighted average life of the related series of securities, which is the average amount of time during which each dollar of the principal amount or certificate balance, as applicable, of a security is outstanding. As the rate of payment of principal on (or the certificate balance of) the securities of any series will depend primarily on the rate of payment — including prepayments — of the related leases, the final payment of principal of (or the final distribution on) a class of a series of securities could occur significantly earlier than the applicable final scheduled payment date. If lease prepayments cause the principal of, or certificate balance on, the related class of securities to be paid earlier than anticipated, the related securityholders will bear the risk of being able to reinvest principal payments at interest rates at least equal to the applicable interest rate.
     Historical levels of lease delinquencies and defaults, leased vehicle repossessions and losses and residual value losses are discussed under “Origination and Servicing Procedures—Delinquency, Repossession and Loss Data” in this prospectus. VW Credit can give no assurances that the leases will experience the same rate of prepayment or default or any greater or lesser rate than VW Credit’s historical rate, or that the residual value experience of leased vehicles related to leases that are scheduled to reach their maturity dates will be the same as VW Credit’s historical residual value loss experience for all of the retail leases in its portfolio (including leases that VW Credit has sold to third parties but continues to service).
     The effective yield on, and average life of, the securities of any series will depend upon, among other things, the amount of scheduled and unscheduled payments on or in respect of the related leases and related leased vehicles and the rate at which those payments are paid to the holders of the securities. In the event of prepayments of the leases, related securityholders who receive those amounts may be unable to reinvest the related payments received on their securities at yields as high as the related interest rate. The timing of changes in the rate of prepayments on the leases and payments in respect of the related leased vehicles may also significantly affect an investor’s actual yield to maturity and the average life of the securities. A substantial increase in the rate of payments on or in respect of the leases and related leased vehicles (including prepayments and liquidations of the leases) may shorten the final maturity of, and may significantly affect the yield on, the securities.
     The yield to an investor who purchases securities of any series in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the leases is actually different than the rate the investor anticipates at the time it purchases those securities.
     In sum, the following factors will affect an investor’s expected yield:
     (1) the price the investor paid for the securities of any series;
     (2) the rate of prepayments, including losses, in respect of the leases and the related leased vehicles; and
     (3) the investor’s assumed reinvestment rate.

     These factors do not operate independently, but are interrelated. For example, if the rate of prepayments on the leases and the related leased vehicles is slower than anticipated, the investor’s yield will be lower if interest rates exceed the investor’s expectations and higher if interest rates fall below the investor’s expectations. Conversely, if the rate of prepayments on or in respect of the leases and the related leased vehicles is faster than anticipated, the investor’s yield will be higher if interest rates surpass the investor’s expectations and lower if interest rates fall below the investor’s expectations.
     In addition, any securities outstanding for a series will be paid in full if and when the depositor or the servicer, as specified in the applicable prospectus supplement, elects to purchase the related Transaction SUBI Certificate from the issuing entity on any related payment date when the aggregate unpaid principal amount of those securities is less than or equal to a threshold percentage of the initial principal amount of those securities, as identified in the applicable prospectus supplement. Any securities of those series then outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest.
NOTE FACTORS, CERTIFICATE FACTORS AND OTHER INFORMATION
     The “note factor” for each class of notes will be a seven-digit decimal that the servicer will compute prior to each payment date with respect to that class of notes. The note factor represents the remaining outstanding principal amount of that class of notes as of that payment date (after giving effect to payments made on that payment date), expressed as a fraction of the initial outstanding principal amount of that class of notes. Each note factor will initially be 1.0000000, and will thereafter decline to reflect reductions in the principal amount of the related class of notes. A noteholder’s portion of the principal amount of the notes will be the product of (i) the original denomination of the note and (ii) the applicable note factor.
     The “certificate factor” for each class of certificates will be a seven-digit decimal that the servicer will compute prior to each payment date with respect to that class of certificates. The certificate factor represents the remaining outstanding certificate balance of that class of certificates as of that payment date (after giving effect to payments made on that payment date), expressed as a fraction of the initial outstanding principal amount of that class of certificates. Each certificate factor will initially be 1.0000000, and will thereafter decline to reflect distributions to the related class of certificates. A certificateholder’s portion of the certificate balance of the certificates will be the product of (i) the original balance of the certificates and (ii) the applicable certificate factor.
     Noteholders and/or certificateholders of a series will receive monthly reports concerning payments received on the related Included Units, the note factor and/or certificate factor, if applicable, and various other items of information. See “Description of the Transfer Agreements and the Administration Agreement—Servicer Certificate” in the applicable prospectus supplement.
USE OF PROCEEDS
     The net proceeds from the sale of securities of a given series will be applied by the seller (1) to purchase the related Transaction SUBI Certificate and the beneficial interest in leases and leased vehicles from VW Credit pursuant to the related transaction documents, (2) to deposit any amounts, if applicable, to a pre-funding account, a reserve account or to fund any other collateral account, and (3) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the seller’s general funds and may be dividended to VW Credit, as the sole equity member of the seller.
THE SELLER AND DEPOSITOR
     The seller and depositor, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a wholly owned special purpose, bankruptcy remote subsidiary of VW Credit, was formed as a limited liability company named Volkswagen Auto Lease Underwritten Funding, LLC under the laws of the State of Delaware on August 9, 2002. Volkswagen Auto Lease Underwritten Funding, LLC changed its name to Volkswagen Auto Lease/Loan Underwritten Funding, LLC on December 15, 2006. The principal offices of the seller are located at 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171 and the telephone number is (703) 364-7000. The seller was organized solely for the limited purpose of acquiring beneficial interests in the origination trust and associated rights, acquiring motor vehicle loans and installment sales contracts from VW Credit, issuing securities and engaging in related transactions. The seller’s limited liability company agreement limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes. Since its inception, the seller has been engaged in these activities solely as (i) the purchaser of beneficial interests in the origination trust from VW Credit pursuant to purchase agreements, (ii) the seller of beneficial interests in the origination trust to securitization trusts pursuant to sale agreements, (iii) the depositor that formed various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities. In 2006, the seller expanded its purposes and activities and has since acted as purchaser of motor vehicle loans and installment sales contracts from VW Credit pursuant to purchase agreements and the seller of motor vehicle loans and installment sales contracts to securitization trusts pursuant to sale and servicing agreements.
THE SECURITIES
     A series of securities may include one or more classes of notes and certificates. Each issuing entity will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained under “—The Notes” and “—The Certificates” in the applicable prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the other transaction documents and the applicable prospectus supplement.
The Notes
     With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.
     Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Securityholders will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the applicable prospectus supplement. See “The Securities—Definitive Securities” in this prospectus.
     The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the applicable prospectus supplement. Payments of interest on the notes of a series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of “Strip Notes” entitled to:
•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.
     Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the depositor’s, servicer’s or another entity’s exercising of its option to purchase the assets of the issuing entity.

     To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to their notes, in the manner and to the extent set forth in the applicable prospectus supplement.
     If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for those payments could be less than the amount of interest payable on the notes on any payment date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to that class of noteholders, of the aggregate amounts available to be distributed on the notes of that series.
     With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the leases and related leased vehicles, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of leases and related leased vehicles. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.
The Certificates
     If the issuing entity is a trust, the series may include one or more classes of certificates. The certificates will be issued by the issuing entity pursuant to the terms of a trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The applicable prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the applicable prospectus supplement.
     Unless the applicable prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available in the denominations specified in the applicable prospectus supplement and in book-entry form only, other than the certificates sold to the depositor, as described in the applicable prospectus supplement.
     The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the applicable prospectus supplement. Distributions of interest on certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of such certificates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of “Strip Certificates” entitled to:
•	distributions of principal with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no distributions of principal.
     Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of that series as more fully described in the applicable prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

     If the depositor, the servicer or another entity exercises its option to purchase the assets of an issuing entity in the manner and on the respective terms and conditions described under “The Transaction Documents—Termination” in this prospectus, the outstanding certificates may be redeemed as set forth in the applicable prospectus supplement.
     With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the leases and related leased vehicles, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of leases and the related leased vehicles. If an issuing entity issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the applicable prospectus supplement.
Revolving Period and Amortization Period
     If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of securities of a series and ending on the date set forth in the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in the applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a class of securities of a series. During the revolving period, all collections of principal otherwise allocated to the securities may be:
•
used by the issuing entity during the revolving period to acquire the beneficial interest in additional leases and the related leased vehicles which satisfy the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in permitted investments for later distribution to securityholders; or

•	applied to those securities of the related series as then are in amortization, if any.
     The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period, a description of the party with authority to add, remove or substitute assets during the revolving period and the procedures for temporary re-investment of funds, will be described in the applicable prospectus supplement.
     An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to those payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the leases and related leased vehicles may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.
     Each issuing entity which has a revolving period may also issue to the depositor a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by that issuing entity. As further described in the applicable prospectus supplement, the value of that retained interest will fluctuate as the amount of issuing entity property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced.
Series of Securities
     Each issuing entity will issue only one series of securities; however, each series may contain one or more classes of notes and/or certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration
     Each class of securities offered by the applicable prospectus supplement will be available only in book-entry form except in the limited circumstances described under “—Definitive Securities” in this prospectus. All securities will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their securities through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The securities will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.
     Investors electing to hold their securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobounds, except that there will be no temporary global securities and no “lock-up” or restricted period.
     Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry securities for distribution to holders of book-entry securities in accordance with DTC’s procedures.
     Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the securities.
Definitive Securities
     The securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only if:
•
the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the indenture trustee or the administrator, as applicable, is unable to locate a qualified successor;

•	the administrator, at its option, elects to terminate the book-entry system through DTC; or

•
after an event of default, beneficial owners representing in the aggregate a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement), advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

     Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth in this prospectus, the applicable prospectus supplement and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive securities were registered on (i) for any definitive securities, the close of business on the last business day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs, (ii) for any book-entry securities, the close of business on the business day immediately preceding such payment date or redemption date, or (iii) any other day specified in the applicable prospectus supplement (the “Record Date”). Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.
     Securities in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
Access to Securityholder Lists
     If definitive securities are issued in the limited circumstances set forth above, and if the indenture trustee is not the registrar for the securities, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the securityholders:
•	as of each Record Date, within five days of that Record Date; and

•	within 30 days after receipt by the issuing entity of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.
     Neither the trust agreement nor any applicable indenture will provide for the holding of annual or other meetings of securityholders.
Statements to Securityholders
     With respect to each series of securities, on each payment date the owner trustee or indenture trustee, as applicable, will include with each payment or distribution to each securityholder a statement (prepared by the servicer) setting forth for that payment date and the related collection period, at a minimum, the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of securities:
     (i) the amount of collections for that collection period;
     (ii) the amount of available funds for that collection period;
     (iii) the amount of interest accrued since the preceding payment date on each class of notes;
     (iv) the outstanding balance of each outstanding class of securities issued by an issuing entity, in each case before giving effect to payments on that payment date;
     (v) (A) the amount on deposit in the reserve account and the targeted reserve account balance, each as of the beginning and end of the related collection period, (B) the amount to be deposited in the reserve account in respect of that payment date, if any, (C) the amount, if any, to be withdrawn from the reserve account on that payment date, (D) the balance on deposit in the reserve account on that payment date after giving effect to withdrawals therefrom or deposits thereto in respect of that payment date and (E) the change in that balance from the immediately preceding payment date;
     (vi) the aggregate amount being paid on that payment date in respect of interest on and principal of each class of the notes;
     (vii) payments of principal on the notes for that payment date;
     (viii) the note factor for each class of the notes, after giving effect to distributions to the securityholders on that payment date;

     (ix) the aggregate amount of residual losses and credit losses for that collection period;
     (x) the amount of advances by the servicer included in available funds for that collection period;
     (xi) the amount of any advance reimbursement for that collection period;
     (xii) the amounts released to the holders of the issuing entity’s certificates on that payment date; and
     (xiii) the servicing fee and the administration fee for that collection period.
     Unless definitive securities are issued, DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. See “Reports to Noteholders” in the accompanying prospectus supplement.
     Within a reasonable period of time after the end of each calendar year during the term of each issuing entity, but not later than the latest date permitted by applicable law, the owner trustee, indenture trustee or paying agent will furnish information required to complete federal income tax returns to each person who on any Record Date during the calendar year was a registered securityholder. See “Material Federal Income Tax Consequences” in this prospectus.
Restrictions on Ownership and Transfer
     To the extent described in the applicable prospectus supplement, there may be restrictions on ownership or transfer of any securities of a series. Further, the securities of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of securities. See “Risk Factors—The securities are not suitable investments for all investors, and may not be a suitable investment for you” in this prospectus. In addition, because the securities of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors—The absence of a secondary market for the securities could limit your ability to resell your securities” in this prospectus.
THE TRANSACTION DOCUMENTS
     The following summary describes the material terms of:
•	each “SUBI sale agreement” pursuant to which the depositor will purchase the Transaction SUBI Certificate from VW Credit;

•	each “SUBI transfer agreement” pursuant to which the issuing entity will purchase the Transaction SUBI Certificate from the depositor;

•
each “administration agreement”, if any, pursuant to which VW Credit or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity; and

•	the Servicing Agreement and each “Transaction SUBI Servicing Supplement” pursuant to which the servicer will agree to service the Included Units.
     Forms of the transaction documents described above have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable SUBI sale agreement, SUBI transfer agreement, administration agreement, the Servicing Agreement, the Transaction SUBI Servicing Supplement and the applicable prospectus supplement.
Transfer and Assignment of the Transaction SUBI Certificate
     Transfer and Assignment by VW Credit. Prior to the issuance of a series of securities by the issuing entity, pursuant to the relevant SUBI sale agreement, VW Credit will sell and assign to the depositor, without recourse, all of its right, title and interest in the Transaction SUBI Certificate, including its security interest in VW Credit’s beneficial interest of the Included Units.
     Contribution and Assignment by the Depositor. Prior to the issuance of a series of securities by the issuing entity, the depositor will sell, contribute and/or assign to that issuing entity, without recourse, pursuant to the relevant SUBI transfer agreement, all of depositor’s right, title and interest in and to the Transaction SUBI Certificate, assign to the issuing entity all of its rights under the related SUBI Sale Agreement and deliver the related Transaction SUBI Certificate to the issuing entity.
     Immediately following the transfer of the Transaction SUBI Certificate to the related issuing entity, the issuing entity will pledge its interest in the issuing entity property, which includes the Transaction SUBI Certificate, to the indenture trustee as security for the notes or to the owner trustee as security for the certificates, as specified in the applicable prospectus supplement. See “Description of the Indenture” in this prospectus for more information regarding the Indenture.
     Representations and Warranties. After the transfer of the applicable Transaction SUBI Certificate to the issuing entity, VW Credit will be obligated to cause the repurchase of any Units which do not comply with representations and warranties about the Units made by VW Credit in the related SUBI Sale Agreement. Those representations and warranties relate primarily to the origination of the Units and do not typically relate to the creditworthiness of the related lessees, the collectibility of the leases or the resale value of the related leased vehicles at termination or expiration of the leases. See “The Leases—Representations, Warranties and Covenants” in this prospectus. In addition, VW Credit, as servicer, may be required to cause the repurchase of Units in other circumstances to the extent set forth in the applicable prospectus supplement or in this prospectus in “Origination and Servicing Procedures—Extensions and Pull-Aheads.” The repurchase price of a Unit will be specified in the applicable prospectus supplement.
The Servicing Agreement
     Under the Servicing Agreement for each issuing entity, the servicer will manage the origination trust as agent for, and subject to the supervision, direction and control of, the origination trust. The obligations of the servicer include, among other things, acquiring vehicles and originating leases on behalf of the origination trust, collecting and posting payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements and reporting required tax information (if any) to lessees, disposing of returned vehicles, commencing legal proceedings to enforce leases and servicing the leases, including accounting for collections and generating federal income tax information. In this regard, the servicer will make reasonable efforts to collect all amounts due on or in respect of the leases. The servicer will be obligated to service the leases in accordance with the customary practices of the servicer with respect to the vehicles and leases held by the origination trust, without regard to whether those vehicles and leases have been allocated into a SUBI portfolio, as those practices may be changed from time to time (the “customary servicing practices”), using the same degree of skill and attention that the servicer exercises with respect to all comparable retail automotive leases that it services for itself or others.
     As holder and pledgee of a Transaction SUBI Certificate, each issuing entity and the related indenture trustee, respectively, will be third-party beneficiaries of the related Transaction SUBI Servicing Supplement.
     Each Transaction SUBI Servicing Supplement will require the servicer to apply for and maintain all licenses and make all filings required to be held or filed by the origination trust in connection with the ownership of leases and leased vehicles and to take all necessary steps to evidence the origination trust’s ownership on the certificates of title to the leased vehicles.
     The servicer will be responsible for filing all periodic sales and use tax or property tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and a business trust and other governmental filings, registrations or approvals arising with respect to or required of the origination trust.
Custody of Lease Documents and Certificates of Title
     To reduce administrative costs and facilitate servicing of the leases and VW Credit’s own portfolio of leases, the origination trust has appointed the servicer as its agent and bailee of the leases, the certificates of title relating to the leased vehicles and any other related items that from time to time come into possession of the servicer. Such documents will not be physically segregated from other leases, certificates of title or other documents related to other leases and vehicles owned or serviced by the servicer, including leases and vehicles which are assets allocated to the UTI or Other SUBI Assets. The servicer may delegate specific custodian duties to sub-contractors who are in the business of performing those duties. (For example, the servicer has hired a third-party to hold original certificates of title for vehicles that it services.) The accounting records and certain computer systems of VW Credit will reflect the allocation of the leases and leased vehicles to the Transaction SUBI relating to a series of notes and the interest of the holders of the related Transaction SUBI Certificate in those leases and leased vehicles.
The Collection Account and Permitted Investments
     With respect to each issuing entity, the servicer, the owner trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related owner trustee or indenture trustee on behalf of the related securityholders and any other secured party described in the applicable prospectus supplement into which, among other things, payments received on or in respect of the leases and the leased vehicles and amounts released from any reserve or spread account will be deposited for payment to the related securityholders as described in the applicable prospectus supplement. Funds in the collection account will be invested in permitted investments by the indenture trustee, acting at the direction of the administrator. Permitted investments made with respect to the collection account will generally mature no later than the day before the next following payment date and income from amounts on deposit in the collection account which are invested in permitted investments will be applied as set forth in the applicable prospectus supplement.
     The accounts to be established with respect to each issuing entity, including any reserve or spread account and related collection accounts, will be described in the applicable prospectus supplement.
Servicing Fee
     The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each Transaction SUBI Servicing Supplement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. The servicer or its designee will also be entitled to retain, as additional compensation, supplemental servicing fees as described in the applicable prospectus supplement. To the extent specified in the applicable prospectus supplement, the servicer or its designee may also be entitled to receive net investment income from permitted investments as additional servicing compensation. The servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents.
Collections
     General. Under the Transaction SUBI Servicing Supplement for each issuing entity, unless the monthly remittance condition described under “—Monthly Remittance Condition” below is satisfied, the servicer will deposit an amount equal to collections into the related collection account within two business days of identification by the servicer. For a description of what constitutes "Collections,” please see “Description of the Transfer Agreements and the Administration Agreement—Payments on the Notes—Determination of Available Funds” in the applicable prospectus supplement. If the monthly remittance condition is satisfied, then VW Credit as servicer will remit an amount equal to collections it receives into the collection account on the following payment date.
     Consistent with its customary servicing practices, the servicer may, in its discretion, extend the original maturity date of any lease. However, if the servicer grants a postmaturity term extension, the servicer will be required to purchase that Included Unit, as described under "Origination and Servicing Procedures—Extensions and Pull-Aheads” in this prospectus. The servicer may also, in accordance with its customary servicing practices, waive any late payment charges, excess wear and use charges, excess mileage charges or any other fees that may otherwise be collected in the ordinary course of servicing the leases.
     Monthly Remittance Condition. Each Transaction SUBI Servicing Supplement will require the servicer to make deposits of an amount equal to all collections received on or in respect of the Included Units into the collection account within two business days after identification unless the monthly remittance condition is satisfied. If the monthly remittance condition as specified in the applicable prospectus supplement is satisfied, then the servicer may make deposits of an amount equal to all collections received during any collection period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the collection account on the following payment date. See “Risk Factors—The servicer’s commingling of funds with its own funds could result in a loss” in this prospectus.
Credit and Cash Flow Enhancement
     The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series will be set forth in the applicable prospectus supplement.
     Credit and cash flow enhancements are intended to enhance the likelihood of receipt by the securityholders of the full amount of interest and principal due on their securities.
     Credit and cash flow enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of your securities. If losses on leases and related leased vehicles exceed the credit enhancement available, securityholders will bear their allocable share of the loss. The amount and the type of credit and payment enhancements for each class of securities will be described in the applicable prospectus supplement, but will be limited to the types of credit and cash flow enhancement arrangements specified in this prospectus.
     Applicable credit enhancements may include the following:
•
A reserve account or cash deposit available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the securities, priority principal payments and final principal payments if collections on the leases and related leased vehicles were insufficient. Any amounts remaining on deposit after payment of all fees and expenses owing by the issuing entity and amounts owing on the securities would be returned to the depositor or other provider of the cash or deposit.

•
Excess interest available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the securities, and principal payments on the securities. The amount of excess spread will depend on factors such as APRs, interest rates on the securities, prepayments, yield supplement overcollateralization amounts and losses.

•	Overcollateralization, which is the amount by which the aggregate securitization value of the Included Units exceeds the incentive rate leases (also known as “subvented leases”).

•	Yield supplement discount arrangements for subvented leases where the payments due under certain subvented leases are discounted at both the implicit lease rate and at a higher rate and the aggregate difference of the discounted payments in each month is subtracted from the aggregate securitization value in order to increase the amount of principal required to be paid on each payment date.
•
One or both of the following structural features: subordination that will cause more junior classes of securities to absorb losses before more senior classes and “turbo” payments where interest as well as principal collections from the leases and related leased vehicles will be used to repay a class or classes of securities and no amounts are released to the residual until such class or classes are paid.

     Applicable cash flow enhancements may include the following:
•
Interest rate swaps where the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives a payment based on LIBOR and interest rate caps where the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent LIBOR exceeds a stated, or capped, amount.

•
Currency swaps where the issuing entity makes fixed payments in one currency on a monthly or quarterly basis to a swap counterparty and receives a payment in a second currency based on the exchange rate between the two currencies.

•
Guaranteed investment contracts or guaranteed rate agreements under which in exchange for either a fixed one-time payment or a series of periodic payments the issuing entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the applicable prospectus supplement.

•
Third party payments or guarantees, under which a third party would pay amounts specified in the applicable prospectus supplement if other assets of the issuing entity were insufficient to make required payments or would pay if assets of the issuing entity were unavailable, such as collections held by the servicer at the time of a bankruptcy proceeding, or worth less than expected, such as the residual values of the leased vehicles.

•
Surety bonds or insurance policies, which would be purchased for the benefit of the holders of any specified class of securities to assure distributions of interest or principal with respect to that class in the manner and amount specified in the applicable prospectus supplement.

•
Letters of credit, under which the issuer of a letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, and under the circumstances and subject to any conditions specified in the applicable prospectus supplement.

     Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act of 1933, as amended (the “Securities Act”) under a new registration statement, unless exempt from registration under the Securities Act.
     The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

Like Kind Exchange Program
     VW Credit has implemented a Like Kind Exchange Program (the “LKE Program”) for its lease portfolio. Previously, VW Credit recognized a taxable gain on the resale of most vehicles returned to the origination trust upon lease termination. The LKE Program is designed to permit VW Credit to defer recognition of taxable gain by exchanging relinquished vehicles for new vehicles (the “replacement vehicles”):
•
The LKE Program requires the proceeds from the sale of relinquished vehicles, including the leased vehicles, to be assigned to, and deposited directly with, a qualified intermediary rather than being paid directly to VW Credit as servicer.

•	The qualified intermediary uses the proceeds of the sale, together with additional funds, if necessary, to purchase replacement lease vehicles.

•
Because the servicer will use the sales proceeds of the leased vehicles to acquire replacement vehicles, the servicer will deposit an amount equal to those sales proceeds at the required time into the collection account, however, in no event will the actual sales proceeds be deposited into the collection account except after the exercise of remedies upon an event of default under the indenture.

•
The LKE Program also requires that there be no security interest in the amounts held by the qualified intermediary. Consequently, the indenture trustee will waive any security interest in any amounts held by the qualified intermediary.

     Because the servicer will deposit amounts equal to the sales proceeds of leased vehicles at the required time into the collection account, the LKE program is not anticipated to have any adverse impact on the amounts and timing of payments to be received by the issuing entity from the disposition of leased vehicles. However, in the event of a bankruptcy of the servicer, the indenture trustee would not be a secured creditor with respect to any amounts then held by the qualified intermediary and, in that event, investors could incur losses.
Notification of Claims
     The servicer will promptly notify VW Credit (in the event that VW Credit is not acting as the servicer) and the trustees of the origination trust upon its learning that a claim of whatever kind that would be indemnified by the servicer under the Servicing Agreement relating to a series of notes.
Advances
     If and to the extent specified in the applicable prospectus supplement, on each payment date the servicer may be required to advance monthly payments on leases and/or the sales proceeds for the related leased vehicles due or expected but not received (or not received in full) during and prior to the related collection period. However the servicer will not be obligated to make an advance if funds available in the related collection account on that payment date are sufficient to make specified payments to the securityholders and other parties on that payment date. Further, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that that advance is not likely to be repaid from future cash flows from the related Transaction SUBI assets. No advances will be made with respect to defaulted leases. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the leases, rather than guaranteeing or insuring against losses. Accordingly, all advances will be reimbursable to the servicer, without interest, from collections on all the leases and leased vehicles prior to any distributions on the notes.
Sale and Disposition of Leased Vehicles
     Under the Servicing Agreement for each issuing entity and in accordance with the servicer’s customary servicing practices, the servicer on behalf of the related issuing entity will use commercially reasonable efforts to enforce the provisions of the leases and to repossess or otherwise take possession of the leased vehicle related to any lease that may have terminated or expired or that the servicer may have determined (in accordance with its customary servicing practices) to be in default. See “Origination and Servicing Procedures—Collection and Repossession Procedures” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Deficiency Judgments” in this prospectus.
Insurance on Leased Vehicles
     Each lease will require the related lessee to maintain in full force and effect during the related lease term a comprehensive collision and physical damage insurance policy covering the actual cash value of the related leased vehicle and naming the origination trust as loss payee. See “The Leases—Insurance” for more information regarding insurance requirements. However, the servicer is not required to monitor whether the lessees have insurance, and the servicer will have no liability in the event any lessee fails to acquire that insurance.
Servicer Records, Determinations and Reports
     The servicer will retain or cause to be retained all computer and/or manual records with respect to the related Included Units and the collections relating to each Included Unit in accordance with its customary servicing practices with respect to similar types of vehicles. Upon the occurrence and continuance of a servicer default and termination of the servicer’s obligations under the related Transaction SUBI Servicing Supplement, the servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the related Included Units to a successor servicer.
     For each series of securities, the servicer will perform some monitoring and reporting functions on behalf of the depositor, the issuing entity and the noteholders, including the preparation and delivery to the issuing entity, the indenture trustee, the administrator and each paying agent, on or before each determination date prior to the satisfaction and discharge of the indenture, of a certificate setting forth all information necessary to make all distributions required on the related payment date, and to prepare statements setting forth the information described in this prospectus under “The Securities—Statements to Securityholders.” The servicer will also deliver an annual officer’s certificate specifying the occurrence and status of any servicer default.
Evidence as to Compliance
     The Transaction SUBI Servicing Supplements will provide that a firm of independent registered public accountants (who may also render other services to the servicer, the depositor or their respective affiliates) will annually furnish to the servicer, the depositor, the indenture trustee and, if applicable, the related credit enhancement provider, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the Transaction SUBI Servicing Supplement in all material respects.
     In addition, on or before March 30 of each calendar year such accountants will also furnish a report that expresses an opinion, or states that an opinion cannot be expressed, concerning the servicer’s assessment of compliance with the applicable servicing criteria.
     Transaction SUBI Servicing Supplements will also provide for delivery by the servicer, on or before March 30 of each calendar year, to the related issuing entity, and, if applicable, the related credit enhancement provider:
•
a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions that are backed by the same types of assets as those backing the securities; and

•
an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of performance under the applicable Transaction SUBI Servicing Supplement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the applicable Transaction SUBI Servicing Supplement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.
     The servicer will also give the related issuing entity, indenture trustee, the administrator, each rating agency hired by the sponsor to rate the securities and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related Transaction SUBI Servicing Supplements.
     For so long as the issuing entity is required to report under the Exchange Act, an annual report of Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.
     The Transaction SUBI Servicing Supplements will also provide that the servicer will deliver to each of the rating agencies hired by the sponsor to rate the securities, the issuing entity and the indenture trustee an annual certificate of an officer of the servicer with respect to certain Plans that are subject to ERISA and maintained or sponsored by the servicer or any of its ERISA affiliates.
Security Deposits
     The origination trust’s rights related to the Included Units will include all rights under the leases to any refundable security deposits which may be paid by the lessees at the time the leases are originated. As part of its general servicing obligations, the servicer will retain possession of each security deposit remitted by the lessees and will apply the proceeds of these security deposits in accordance with the terms of the leases, its customary servicing practices and applicable law, including applying a security deposit in respect of any related lessee’s default or failure to pay all amounts required to be paid under the related lease or resulting from excess mileage or unreasonable wear to the related leased vehicle. However, in the event that any lease becomes a Charged-off Lease or, if earlier, the related leased vehicle is repossessed, the related security deposit will, to the extent provided by applicable law and that lease, constitute a Collection. On the payment date related to the collection period in which the security deposit becomes a Collection, the servicer will deposit those amounts in the collection account. The origination trust may not have an interest in the security deposits that is enforceable against third parties until they are deposited into the collection account. Each security deposit, after deduction for amounts applied towards the payment of any amount resulting from the related lessee’s default or failure to pay any amounts required to be paid under that lease or damage to the related leased vehicle, will be returned to the related lessee by the servicer; provided, however, that the servicer may retain a security deposit (including any interest thereon) until the related lessee has repaid all other charges owed under that lease. Unless required by applicable law, the servicer will not be required to segregate security deposits from its own funds. Any income earned from any investment on the security deposits by the servicer will be for the account of the servicer as additional servicing compensation (to the extent permitted by law and the applicable lease, and to the extent investment earnings are not required to be paid to the applicable lessee).
Servicer Replacement Events
     The servicer replacement events under any Transaction SUBI Servicing Supplement will be specified in the applicable prospectus supplement.
     Upon the occurrence of any servicer replacement event, the sole remedy available to the holder of the Transaction SUBI Certificate will be to remove the servicer and appoint a successor servicer, as provided in the applicable prospectus supplement. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, and a bankruptcy trustee or similar official has been appointed for the servicer, the trustee or such official may have the power to prevent the servicer’s removal.
Rights Upon Default by the Servicer
     Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related servicing agreement will be described in the applicable prospectus supplement.

Amendment
     Each of the transaction documents and each indenture may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement, the related transaction documents and each indenture, the transaction documents and each indenture may be amended without the consent of the securityholders.
Termination
     The Servicing Agreement for each issuing entity will terminate upon the earlier to occur of (a) the termination of the origination trust, (b) with respect to the servicer, the resignation or removal of the servicer with respect to that SUBI in accordance with the terms of the related Servicing Agreement, which will effect a termination only with respect to the related SUBI assets and not with respect to any other origination trust assets or (c) upon the mutual written determination of the origination trust and VW Credit.
The Administrator
     VW Credit or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the closing date, will perform the administrative obligations required to be performed by the issuing entity under the indenture or trust agreement, as applicable, and the other transaction documents. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement.
Bankruptcy Provisions
     Each party to the transaction documents relating to a series of securities (including the trustees of the origination trust, the owner trustee, the indenture trustee, if any, the issuing entity, the servicer and the administrator), each holder or pledgee of a Transaction SUBI (by virtue of its acceptance of the Transaction SUBI or pledge thereof) and each security holder and security owner (by accepting a security or a beneficial interest in a security) will covenant that for a period of one year and one day after payment in full of all amounts due under any financing involving any interest in the UTI, the related Transaction SUBI or any Other SUBI, that person will not institute or join in, any bankruptcy, reorganization, insolvency or liquidation proceeding or other similar proceeding against or to make a general assignment for the benefit of (or any creditor of) the origination trust, the depositor, the issuing entity or any other special purpose entity that holds a beneficial interest in the origination trust.
Repurchase Obligations
     VW Credit will make representations and warranties in the SUBI Sale Agreement with respect to the Units, including that each lease complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to any lease and the related leased vehicle, the result has certain material adverse effects and the breach is not timely corrected or cured, VW Credit will be required under the SUBI Sale Agreement to deposit an amount equal to the repurchase payment in respect of the applicable Unit into the collection account. VW Credit is subject from time to time to litigation alleging that the leases or its leasing practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of VW Credit’s representations or warranties. See “The Leases—Representations, Warranties and Covenants” in this prospectus for further information regarding the foregoing representations and warranties and the servicer’s obligations with respect thereto.
DESCRIPTION OF THE INDENTURE
     The following summary describes material terms of the indenture pursuant to which the issuing entity will issue a series of notes. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture and the applicable prospectus supplement.
Modification of Indenture
     See “The Transaction Documents—Amendment” in this prospectus and “Description of the Transfer Agreements and the Administration Agreement—Amendment Provisions” in the applicable prospectus supplement.
Events of Default Under the Indenture; Rights Upon Event of Default
     With respect to the notes of a given series, what constitutes an “event of default” under the related indenture will be specified in the applicable prospectus supplement.
     The failure to pay principal of a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.
     With respect to each series of securities, the rights and remedies of the related indenture trustee, the related holders of the securities and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.
Material Covenants
     Each indenture will provide that each issuing entity will not, among other things:
•
engage in any activities other than financing, acquiring, owning, pledging and managing the related Transaction SUBI Certificate and the other collateral as contemplated by the related indenture and the other related transaction documents;

•	sell, transfer, exchange or otherwise dispose of any of its assets, except as expressly permitted by the related indenture and the other transaction documents;

•
claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series — other than amounts withheld from such payments under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law — or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•
permit (1) the validity or effectiveness of the related indenture to be impaired, (2) the lien of the related indenture to be amended, hypothecated, subordinated, terminated or discharged, (3) any person to be released from any covenants or obligations under that indenture except as may be expressly permitted thereby, (4) any adverse claim (other than liens permitted under the transaction documents) to be created on or extend to or otherwise arise upon or burden any part of the related issuing entity property, or any interest therein or the proceeds therefrom or (5) (except as provided in the transaction documents) the lien of the indenture to not constitute a first priority security interest in related issuing entity property;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the related transaction documents;

•	dissolve or liquidate in whole or in part, except as permitted by the transaction documents; or

•	merge or consolidate with any other person.

Annual Compliance Statement
     Each issuing entity will be required to file annually with the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.
Indenture Trustee’s Annual Report
     If required by the Trust Indenture Act of 1939, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:
•	any change to its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make advances, the character and amount of any advances made by it under the indenture which remain unpaid on the date of the report;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the related notes or the issuing entity property and that has not been previously reported.
Documents by Indenture Trustee to Noteholders
     The indenture trustee, at the expense of the issuing entity, will deliver to each noteholder, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the indenture trustee) to enable such holder to prepare its federal and state income tax returns.
     The indenture trustee for each series of notes will furnish to any noteholder promptly upon receipt of a written request by that noteholder (at the expense of the requesting noteholder), duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the indenture trustee under the transaction documents.
Satisfaction and Discharge of Indenture
     An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of the related notes or, subject to specified limitations — upon deposit with the indenture trustee of funds sufficient for the payment in full of principal of and accrued interest on the notes.

The Indenture Trustee
     The indenture trustee for each issuing entity that issues notes will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuing entity may resign at any time, in which event the issuing entity will be obligated to appoint a successor trustee for such issuing entity. The issuing entity will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuing entity will be obligated to appoint a successor trustee for the notes of the applicable issuing entity. In addition, a majority of the outstanding principal amount of the controlling class or of all the notes (as specified in the applicable prospectus supplement), may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuing entity does not become effective until acceptance of the appointment by the successor trustee for such issuing entity.
     Additional matters relating to the indenture trustee are described under “The Trustees” in the applicable prospectus supplement.
THE TRUST AGREEMENT
The Owner Trustee
     The owner trustee for any issuing entity that is a trust will be specified in the applicable prospectus supplement. The owner trustee’s liability in connection with the issuance and sale of the related notes is limited solely to the express obligations of the owner trustee set forth in the related issuing entity trust agreement. The owner trustee of each issuing entity may resign at any time (and, if the owner trustee ceases to be eligible, must resign immediately) by giving written notice to the administrator, the servicer, the depositor, the related indenture trustee and the holder of the issuing entity’s certificate or as otherwise provided in the prospectus supplement, whereupon the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. The depositor or the administrator may remove an owner trustee if the owner trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the owner trustee of an issuing entity, the depositor and the administrator, acting jointly, will appoint a successor owner trustee. The principal offices of the applicable issuing entity and the related owner trustee will be specified in the applicable prospectus supplement.
Authority and Duties of the Owner Trustee
     An owner trustee will administer an issuing entity in the interest of the holder of the related issuing entity’s certificate, subject to the terms of the related transaction documents, in accordance with the issuing entity’s trust agreement and the other transaction documents applicable to a series of notes.
     The owner trustee will not be required to perform any of the obligations of the issuing entity under any related transaction document that are required to be performed by the related servicer, depositor, administrator or the indenture trustee applicable to a series of notes.
     The owner trustee for each issuing entity will not manage, control, use, sell, dispose of or otherwise deal with any part of the related issuing entity’s property except in accordance with (i) the powers granted to and the authority conferred upon that owner trustee pursuant to the related issuing entity’s trust agreement, (ii) the other transaction documents to which the issuing entity or the trustee is a party, and (iii) any document or instruction delivered to that owner trustee pursuant to the related trust agreement. In particular, the owner trustee for each issuing entity will not transfer, sell, pledge, assign or convey the related Transaction SUBI Certificate except as specifically required or permitted by the transaction documents relating to that series of notes.

THE ORIGINATION TRUST AGREEMENT AND THE TRANSACTION SUBI SUPPLEMENT
The Transaction SUBI, Other SUBIs and the UTI
     VW Credit, as the UTI beneficiary, is the initial beneficiary of the origination trust. The UTI beneficiary will hold the UTI, which represents an exclusive and undivided beneficial interest in all origination trust assets other than (a) any origination trust assets allocated to Other SUBIs and (b) the Included Units. The UTI beneficiary in the future may cause the UTI trustee to create Other SUBIs which the UTI beneficiary may sell or pledge in connection with financings similar to the transaction described in this prospectus. Each holder or pledgee of the UTI will be required to expressly waive any claim to all origination trust assets other than the UTI assets and to fully subordinate any of those claims in the event that the waiver is not given full effect. Each holder or pledgee of any Other SUBI will be deemed to have waived any claim to all origination trust assets, except for the related Other SUBI assets, and to fully subordinate those claims in the event that the waiver is not given effect. Except under the limited circumstances described in this prospectus under “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—Allocation of Origination Trust Liabilities” and “The Origination Trust Agreement and the Transaction SUBI Supplement—The Transaction SUBI, Other SUBIs and the UTI,” the Included Units relating to a series of notes will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBI. Origination trust assets allocated to the UTI and any Other SUBI Assets will not be available to make payments in respect of, or pay expenses relating to, the Transaction SUBI relating to a series of notes.
     Each Transaction SUBI and each Other SUBI will be created pursuant to a separate supplement to the origination trust agreement, which will amend the origination trust agreement only with respect to the particular SUBI to which it relates. Each Transaction SUBI Supplement will amend the origination trust agreement only as it relates to the related Transaction SUBI.
     All origination trust assets, including the Included Units relating to a series of notes, will be owned by the origination trust. Those Included Units will be segregated from the rest of the origination trust assets on the books and records of the origination trust and the servicer, and the holders of other beneficial interests in the origination trust — including the UTI and any Other SUBIs — will have no rights in or to those Included Units. Under the origination trust agreement, liabilities of the origination trust relating to a series of notes will be respectively allocated to the Included Units, the UTI Assets and Other SUBI Assets if incurred in each case with respect thereto, or will be allocated pro rata among all origination trust assets if incurred with respect to the origination trust assets generally.
Resignation and Removal of the Trustees
     The UTI trustee, the administrative trustee, the Delaware trustee and the SUBI trustee may at any time resign by giving thirty (30) days prior written notice to the UTI beneficiary and the related issuing entity relating to a series of notes, as holder of the related Transaction SUBI Certificate. Upon receiving the notice of resignation, the holder of the UTI (in the case of the UTI trustee, administrative trustee or Delaware trustee) or the holder of the applicable SUBI (in the case of a SUBI trustee) will promptly appoint a successor trustee who meets the eligibility requirements set forth in the origination trust agreement by written instrument.
     If at any time (a) a trustee fails to be qualified in accordance with the origination trust agreement, (b) any representation or warranty made by a trustee pursuant to the origination trust agreement proves to have been untrue in any material respect when made, (c) a trustee is legally unable to act, (d) in certain events of bankruptcy or insolvency of a trustee, or (e) the holder of the UTI Certificate or any Transaction SUBI Certificate otherwise desires, in its sole discretion, to remove and replace the applicable trustee with respect to the UTI or the Transaction SUBI represented by such certificate, then such trustee may be removed upon written notice by the holder of the applicable UTI Certificate or SUBI Certificate or the assignee or pledgee of such UTI Certificate or SUBI Certificate in connection with a financing.
     If a trustee resigns or is removed, the holder of the applicable UTI Certificate or Transaction SUBI Certificate shall promptly appoint a successor trustee by written instrument. Any resignation or removal of a trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

     A trustee will be under no obligation to exercise any of the discretionary rights or powers vested in it by the origination trust agreement, or to institute, conduct or defend any litigation under the origination trust agreement or in relation thereto, unless the party requesting such action has offered to such trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.
Indemnity of Trustees
     Each of the UTI trustee, the administrative trustee, the Delaware trustee and the SUBI trustee and any trust agent will be indemnified and held harmless (but only out of and to the extent of the origination trust assets allocated to the portfolio for which such trustee acts as trustee) with respect to any loss, liability or expense, including reasonable attorneys’ and other professionals’ fees and expenses, arising out of or incurred in connection with (a) any of the origination trust assets (including, without limitation, any claims relating to leases, leased vehicles, consumer fraud, consumer leasing act violations, misrepresentation, deceptive and unfair trade practices, and any other claims arising in connection with any lease, personal injury or property damage claims arising with respect to any leased vehicle or any claim with respect to any tax arising with respect to any origination trust asset) or (b) such entity’s acceptance or performance of the trusts and duties contained under the origination trust agreement, with any allocation of such indemnification among the origination trust assets to be made as provided for in the origination trust agreement, provided, however, that none of the UTI trustee, the administrative trustee, the Delaware trustee, the SUBI trustee or any trust agent will be indemnified or held harmless out of the origination trust assets as to any claim (i) for which the UTI beneficiary, a servicer or any of their respective affiliates is liable and has paid, (ii) incurred by reason of such entity’s willful misfeasance, bad faith or gross negligence, or (iii) incurred by reason of such entity’s breach of its respective representations and warranties pursuant to any servicing agreement or of the origination trust agreement. The UTI trustee shall in no event have any recourse to any SUBI assets, including such SUBI assets which were UTI assets at the time a claim against the UTI trustee arose, and no SUBI trustee shall have any recourse to any UTI assets or any trust assets allocated to any other SUBI.
Issuing Entity as Third-Party Beneficiary
     As the holder and pledgee of a Transaction SUBI Certificate, each issuing entity and the related indenture trustee, respectively, will be third-party beneficiaries of the Transaction SUBI Trust Agreement as it relates to the related Transaction SUBI.
Termination
     The origination trust will dissolve and the obligations and responsibilities of the UTI Beneficiary and the owner trustee will terminate upon the later to occur of the full payment of all amounts owed under the origination trust agreement, all of the Trust Agreements and Indentures and any financing in connection with all SUBIs.
Notes Owned by the Issuing Entity, the Depositor, the Servicer, the Administrator and Their Affiliates
     In general, except as otherwise described in this prospectus and the transaction documents relating to a series of notes, so long as any notes are outstanding, any notes owned by the issuing entity of a series of notes, the depositor, the servicer (so long as VW Credit or one of its affiliates is the servicer), the administrator or any of their respective affiliates will be entitled to benefits under those transaction documents, equally and proportionately to the benefits afforded other owners of the notes except that those notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of the related noteholders have given any request, demand, authorization, direction, notice, consent or other action under the transaction documents (unless all notes are then owned by these entities).
Information Requests
     The parties to the transaction documents relating to a series of notes will agree to provide any information reasonably requested by the servicer, the related issuing entity, the depositor or any of their affiliates, at the expense of the servicer, the related issuing entity, the depositor or any of their affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.
Securities and Exchange Act Filing
     Each issuing entity will authorize the servicer and the depositor, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the issuing entity and/or the notes required to be filed pursuant to the Exchange Act, and the rules and regulations thereunder.
ADDITIONAL LEGAL ASPECTS OF THE
ORIGINATION TRUST AND THE TRANSACTION SUBI
The Origination Trust
     The origination trust is a Delaware statutory trust. As a Delaware statutory trust, the origination trust may be eligible to be a debtor in its own right under the Bankruptcy Code. See “Risk Factors—A depositor or sponsor bankruptcy could delay or limit payments to you” in this prospectus. As such, the origination trust may be subject to insolvency laws under the Bankruptcy Code or similar state laws (“insolvency laws”). If so, the automatic stay under the Bankruptcy Code and similar state provisions could result in a delay in payments to noteholders, and claims against the origination trust assets could have priority over the beneficial interest in those assets represented by the Transaction SUBI Certificate as more fully described under “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.
Structural Considerations
     Unlike many structured financings in which the holders of the securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the issuing entity for each series of securities will not directly own the related Transaction SUBI assets. Instead, the origination trust will own the origination trust assets, including all Transaction SUBI assets, and the origination trustee will take actions with respect thereto in the name of the origination trust on behalf of and as directed by the beneficiaries of the origination trust (i.e., the holders of the UTI Certificate and all Other SUBI Certificates). The primary asset of each issuing entity will be a Transaction SUBI Certificate evidencing a 100% beneficial interest in the related Transaction SUBI assets, and the indenture trustee for that series of notes will take action with respect thereto in the name of the issuing entity and on behalf of the related noteholders and the depositor. Beneficial interests in the leases and leased vehicles represented by the Transaction SUBI Certificate, rather than direct legal ownership, are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the leased vehicles in the name of the transferee. The origination trustee will segregate the Transaction SUBI assets allocated to a series of notes from the other origination trust assets on the books and records each maintains for these assets. Neither the servicer nor any holders of other beneficial interests in the origination trust will have rights in those Transaction SUBI assets, and payments made on any origination trust assets other than those Transaction SUBI assets generally will not be available to make payments on the related series of notes or to cover expenses of the origination trust allocable to such Transaction SUBI assets.
Allocation of Origination Trust Liabilities
     The origination trust assets are and may in the future continue to be comprised of several portfolios of Other SUBI assets, together with the Included Units and the UTI assets. The UTI beneficiary may in the future pledge the UTI as security for obligations to third-party lenders, and may in the future create and sell or pledge Other SUBIs in connection with other financings. Pursuant to the origination trust agreement, as among the beneficiaries of the origination trust, an origination trust liability relating to a particular portfolio of origination trust assets will be allocated to and charged against the portfolio of origination trust assets to which it belongs. Origination trust liabilities and expenses incurred with respect to the origination trust assets generally will be borne pro rata among all portfolios of origination trust assets. The Transaction SUBI trustee and all of the trustees and the beneficiaries of the origination trust, including the issuing entity for any series of notes, will be bound by that allocation. In particular, the origination trust agreement will require the holders from time to time of the UTI

Certificate and any Other SUBI Certificates to release and waive any claim they might otherwise have with respect to the Included Units and to fully subordinate any claims to the Included Units in the event that such waiver is not given effect. Similarly, the holders of the securities, or beneficial interests therein, will be deemed to have waived any claim they might otherwise have with respect to the UTI assets or any Other SUBI assets. See “The Origination Trust Agreement and the Transaction SUBI Supplement—The Transaction SUBI, Other SUBIs and the UTI” in this prospectus.
     Because the issuing entity and the indenture trustee will not own directly or have a direct security interest in the Included Units, and since their respective interests generally will be an indirect beneficial ownership interest and a security interest in the indirect beneficial ownership interest, claims of third-party creditors of the origination trust will take priority over the interests of the issuing entity and the indenture trustees in those Included Units. Potentially material examples of those claims could include:
     (1) tax liens arising against the depositor, VW Credit, the origination trust, the UTI beneficiary or the related issuing entity;
     (2) liens arising under various federal and state criminal statutes;
     (3) certain liens in favor of the Pension Benefit Guaranty Corporation; and
     (4) judgment liens arising from successful claims against the origination trust arising from the operation of leased vehicles titled in the name of the origination trust.
     See “Risk Factors—If ERISA liens are placed on the origination trust assets, you could suffer a loss,” “Risk Factors—Vicarious tort liability may result in a loss,” “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” and “—Consumer Protection Laws” for a further discussion of these risks.
     The UTI beneficiary may create and sell or pledge Other SUBIs in connection with other financings. Each holder or pledgee of the UTI or any Other SUBI will be required to expressly disclaim any interest in the Transaction SUBI and the Included Units, and to fully subordinate any claims to the Transaction SUBI and the Included Units in the event that this disclaimer is not given effect.
Insolvency Related Matters
     As described under “The Origination Trust Agreement and the Transaction SUBI Supplement—The Transaction SUBI, Other SUBIs and the UTI” and “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—Allocation of Origination Trust Liabilities” in this prospectus, each holder or pledgee of the UTI Certificate and any Other SUBI Certificate will be required to expressly disclaim any interest in the Included Units and to fully subordinate any claims to the Included Units in the event that disclaimer is not given effect. Similarly, the holder and pledgee of the Transaction SUBI Certificate will be required to expressly disclaim any interest in the UTI assets and Other SUBI assets and to fully subordinate any claims to the UTI assets and Other SUBI assets in the event that disclaimer is not given effect. Although no assurances can be given, the depositor believes that in the unlikely event of a bankruptcy of VW Credit, the Included Units relating to a series of notes would not be treated as part of VW Credit’s bankruptcy estate. In addition, steps have been taken to structure the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by VW Credit under any insolvency laws will result in consolidation of the assets and liabilities of the origination trust, the depositor or the issuing entity with those of VW Credit. With respect to the depositor, these steps include its creation as a separate, special purpose limited liability company of which VW Credit is the sole equity member, pursuant to a limited liability agreement containing certain limitations, including the requirement that the depositor must have at all times at least one independent director and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of the member and all directors, including the independent director.
     However, delays in payments on a series of notes and possible reductions in the amount of those payments could occur if:

•
a court were to conclude that the assets and liabilities of the origination trust, the depositor or the related issuing entity should be consolidated with those of VW Credit in the event of the application of applicable insolvency laws to VW Credit;

•	a filing were to be made under any insolvency law by or against the origination trust, the depositor or the related issuing entity; or

•	an attempt were to be made to litigate any of the foregoing issues.
     If a court were to conclude that the transfer of a Transaction SUBI Certificate from VW Credit to the depositor, or the transfer of the Transaction SUBI Certificate from the depositor to the related issuing entity were not a true sale, or that the depositor and the related issuing entity should be treated as the same entity as VW Credit for bankruptcy purposes, any of the following could delay or prevent payments on related series of the notes:
•
the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the Bankruptcy Code that permit substitution of collateral in certain circumstances;

•	certain tax or government liens on VW Credit’s property having a prior claim on collections before the collections are used to make payments on the notes; or

•
the related issuing entity not having a perfected security interest in the Included Units, on sales proceeds held by the qualified intermediary (as described under “The Transaction Documents—The Servicing Agreement—Like Kind Exchange Program”) or any cash collections held by VW Credit at the time that VW Credit becomes the subject of a bankruptcy proceeding.

     In an insolvency proceeding of VW Credit, (1) repurchase payments made by VW Credit, as servicer, in respect of certain Included Units, (2) payments made by VW Credit on certain insurance policies required to be obtained and maintained by lessees pursuant to the leases, (3) unreimbursed advances made by VW Credit, as servicer, pursuant to the Transaction SUBI Servicing Agreement and (4) payments made by VW Credit to the depositor may be recoverable by VW Credit as debtor-in-possession or by a creditor or a trustee in bankruptcy of VW Credit as a preferential transfer from VW Credit if those payments were made within one year prior to the filing of a bankruptcy case in respect of VW Credit. In addition, the insolvency of VW Credit could result in the replacement of VW Credit as servicer, which could in turn result in a temporary interruption of payments on any series of notes. See “Risk Factors—A depositor or sponsor bankruptcy could delay or limit payments to you” and “—Adverse events with respect to VW Credit or its affiliates or third party providers to whom VW Credit outsources its activities could affect the timing of payments on your securities or have other adverse effects on your securities” in this prospectus.
     On each closing date, Mayer Brown LLP, special counsel to the depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if VW Credit were to become a debtor in a case under the United States Bankruptcy Code (the “Bankruptcy Code”), in a properly presented and decided case, (i) the bankruptcy court would determine that the transfer of the applicable Transaction SUBI Certificate pursuant to the SUBI Sale Agreement constitutes a sale of such Transaction SUBI Certificate to the depositor by VW Credit, as opposed to a loan, and, therefore, (1) the Transaction SUBI Certificate would not be property of VW Credit’s bankruptcy estate under Section 541 of the Bankruptcy Code, and (2) Section 362(a) of the Bankruptcy Code would not operate to stay payments by the servicer of collections on the Included Units in accordance with the transfer agreements; and the bankruptcy court would not substantively consolidate the assets and liabilities of VW Credit, on the one hand, with those of the depositor or the origination trust, on the other hand. Among other things, that opinion will assume that each of the origination trust (or the Transaction SUBI trustee when acting on its behalf) and the depositor will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of VW Credit, not commingling its respective assets with those of VW Credit, doing business in a separate office from VW Credit and not holding itself out as having agreed to pay, or being liable for, the debts of VW Credit. In addition, that opinion will assume that except as expressly provided by the origination trust agreement and the Servicing Agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), VW Credit generally will not guarantee the obligations of the origination trust or the depositor to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in its capacity as servicer acting under and in accordance with the Servicing Agreement or in its capacity as administrator under the administration agreement. Each of VW Credit, the origination trust and the depositor intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of the origination trust and the depositor. Such a legal opinion, however, will not be binding on any court.
     If a case or proceeding under any insolvency law were to be commenced by or against any of VW Credit, the origination trust or the depositor, and a court were to order the substantive consolidation of the assets and liabilities of any of those entities with those of VW Credit or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Transaction SUBI Certificate (and possible reductions in the amount of those distributions) to the issuing entity, and therefore to the noteholders, could occur.
     VW Credit, as the UTI beneficiary, will treat its conveyance of each Transaction SUBI Certificate to the depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any insolvency law were commenced by or against VW Credit, and VW Credit as debtor-in-possession or a creditor, receiver or bankruptcy trustee of VW Credit were to take the position that the sale, transfer and assignment of each Transaction SUBI Certificate by VW Credit to the depositor should instead be treated as a pledge of that Transaction SUBI Certificate to secure a borrowing by VW Credit, delays in payments of proceeds of that Transaction SUBI Certificate to the related issuing entity, and therefore to the noteholders, could occur or (should the court rule in favor of that position) reductions in the amount of those payments could result. On each closing date, Mayer Brown LLP, special counsel to the depositor, will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, in the event that VW Credit were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the related Transaction SUBI Certificate to the depositor, the sale, transfer and assignment of the Transaction SUBI Certificate from VW Credit to the depositor would be characterized as an absolute sale, transfer and assignment, and the Transaction SUBI Certificate and the proceeds thereof would not be property of VW Credit’s bankruptcy estate. As indicated above, however, such a legal opinion is not binding on any court.
     As a precautionary measure, the depositor will take the actions requisite to obtaining a security interest in each Transaction SUBI Certificate allocated to a series of notes as against VW Credit which the depositor will assign to the related issuing entity and the issuing entity will pledge to the indenture trustee. The indenture trustee will perfect its security interest in the Transaction SUBI Certificate. Accordingly, if the conveyance of the Transaction SUBI Certificate by VW Credit to the depositor were not respected as an absolute sale, transfer and assignment, the depositor (and ultimately the related issuing entity and the indenture trustee as successors in interest) should be treated as a secured creditor of VW Credit, although a case or proceeding under any insolvency law with respect to VW Credit could result in delays or reductions in distributions on the Transaction SUBI Certificate as indicated above, notwithstanding that perfected security interest.
     In the event that the servicer were to become subject to a case under the Bankruptcy Code, certain payments made within one year of the commencement of that case (including advances and repurchase payments) may be recoverable by the servicer as debtor-in-possession or by a creditor or a trustee-in-bankruptcy as a preferential transfer from the servicer. See “Risk Factors—A depositor or sponsor bankruptcy could delay or limit payments to you” in this prospectus.
ADDITIONAL LEGAL ASPECTS OF THE LEASES AND THE LEASED VEHICLES
Vicarious Tort Liability
     Although the origination trust will own the leased vehicles allocated to the Transaction SUBI and the related issuing entity will have a beneficial interest in the leased vehicles (as evidenced by a Transaction SUBI Certificate), the related lessees and their respective invitees will operate the leased vehicles. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act (as discussed below), the origination trust and the origination trust assets may be subject to liability to that injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) provide that the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several).
     For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident, and the owner’s liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the leased vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.
     In contrast to California and many other states, in New York, where a large number of leases were originated, the holder of title of a motor vehicle, including an origination trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of that motor vehicle. It is not clear whether there is a limit on an owner’s liability. In the context of the denial of a motion brought by a defendant to dismiss a claim based on the negligent use or operation of a motor vehicle, the Court of Appeals of New York ruled that a finance company acting as an agent for an origination trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease. As a result of the ruling in New York, losses could arise if lawsuits are brought against either the origination trust or VW Credit, as agent of the origination trust, in connection with the negligent use or operation of any leased vehicles owned by the origination trust, including the leased vehicles allocated to the Transaction SUBI. This case was decided prior to the enactment of the Transportation Act.
     The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act was intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on a titling trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that these laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a recent case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal.
     The origination trust maintains insurance, and VW Credit is a named insured under the origination trust’s applicable insurance policies. However, in the event that all applicable insurance coverage were to be exhausted (including the coverage provided by the contingent and excess liability insurance policies) and damages in respect of vicarious liability were to be assessed against the origination trust, claims could be imposed against the origination trust assets, including any leased vehicles allocated to a Transaction SUBI, and in certain circumstances, with respect to a leased vehicle that is an Other SUBI Asset or a UTI Asset. If any of these claims were imposed against the origination trust assets, investors in the notes could incur a loss on their investment.
Repossession of Leased Vehicles
     In the event that a default by a lessee has not been cured within a certain period of time after notice, the servicer will ordinarily retake possession of the related leased vehicle. Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Other jurisdictions permit repossession without notice (although in some states a course of conduct in which the lessor has accepted late payments has been held to create a right of the lessee to receive prior notice), but only if the repossession can be accomplished peacefully. If a breach of the peace is unavoidable, the lessor must seek a writ of possession in a state court action or pursue other judicial action to repossess the leased vehicle.
     After the servicer has repossessed a leased vehicle, the servicer may, to the extent required by applicable law, provide the lessee with a period of time within which to cure the default under the related lease. If by the end of that period the default has not been cured, the servicer will attempt to sell the leased vehicle. The net repossession proceeds therefrom may be less than the remaining amounts due under the lease at the time of default by the lessee.
Deficiency Judgments
     The proceeds of the sale of a leased vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease, a deficiency judgment can be sought in those states that do not directly prohibit or limit those judgments. However, in some states, a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.
     Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.
     In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.
Consumer Protection Laws
     Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including:
     (1) the amount and type of all payments due at the time of origination of the lease;
     (2) a description of the lessee’s liability at the end of the lease term;
     (3) the amount of any periodic payments and manner of their calculation;
     (4) the circumstances under which the lessee may terminate the lease prior to the end of the lease term;
     (5) the capitalized cost of the vehicle; and
     (6) a warning regarding possible charges for early termination.

     Most states have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the origination trust as owner or lessor of the leases and may also apply to the issuing entity of a series as holder of the Transaction SUBI Certificate. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the servicer, the origination trust and the Transaction SUBI trustee, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the servicer, the origination trust and the Transaction SUBI trustee may be subject to setoff as a result of any noncompliance.
     Many states have adopted “lemon laws” providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any leased vehicle become subject to a lemon law, a lessee could compel the origination trust to terminate the related lease and refund all or a portion of payments that previously have been paid with respect to that lease. Although the origination trust may be able to assert a claim against the manufacturer of any such defective leased vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the origination trust to terminate the related lease, the lease will be deemed to be a Charged-off Lease and amounts received thereafter on or in respect of that lease will constitute sales proceeds. A “Charged-off Lease” means a lease that has been written off by the servicer in connection with its customary servicing practices for writing off leases. As noted below, the servicer will represent and warrant to the trustees as of the applicable cutoff date that the related leases and leased vehicles comply with all applicable laws, including lemon laws, in all material respects. Nevertheless, there can be no assurance that one or more leased vehicles will not become subject to return (and the related lease terminated) in the future under a lemon law.
Servicemembers Civil Relief Act
     The Servicemembers Civil Relief Act and similar laws of many states may provide relief to members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at anytime after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charge may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and the Middle East, have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the lessee’s period of active duty status. Thus, if a lease goes into default, there may be delays and losses occasioned by the inability to exercise the origination trust’s rights with respect to the lease and the related leased vehicle in a timely fashion. If a lessee’s obligations to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes.
Other Limitations
     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable insolvency laws, may interfere with or affect the ability of the servicer to enforce the rights of the origination trust under the leases. For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease to another party even though that lease prohibits assignment.
     Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
General
     The following is a general discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based upon current provisions of the Code, existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.
     We suggest that investors consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions or challenge the conclusions reached herein. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the issuing entity involving debt issued by a trust with terms similar to those of the notes. This discussion is directed solely to investors that hold the notes as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, noteholders that hold the notes as part of a hedge, straddle, integrated or conversion transaction, or noteholders whose functional currency is not the United States dollar, some of which may be subject to special rules. Prospective investors are encouraged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.
     This summary does not purport to deal with all aspects of federal income taxation that may be relevant to holders of notes in light of their personal investment circumstances nor to certain types of holders of notes subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations).
Tax Status of the Notes and the Issuing Entity
     Mayer Brown LLP, as special tax counsel to the depositor, will deliver an opinion that, subject to the assumptions and qualifications contained in that opinion, for federal income tax purposes under existing law: (i) the notes will be treated as debt and (ii) the issuing entity will not be classified as an association (or publicly traded partnership) taxable as a corporation. This opinion will be based on the assumption that, among other things, the notes will be issued pursuant to the terms of the transaction documents and that those terms will be complied with.
Possible Alternative Characterization
     Although as described above, special tax counsel will deliver an opinion that the notes properly will be treated as debt for federal income tax purposes, no ruling will be sought from the IRS on the characterization of the notes for federal income tax purposes and the opinion of tax counsel will not be binding on the IRS. Thus, no assurance can be given that such a characterization will prevail. Were the IRS to contend successfully that the notes were not debt obligations for federal income tax purposes, the issuing entity would be classified for federal income tax purposes as a partnership.

     If the notes (whether some or all the classes of notes) were treated as equity interests in a partnership, the issuing entity would be treated as a “publicly traded partnership” if the notes are considered listed on an exchange or traded on a secondary market or the substantive equivalent. No effort will be made to monitor the notes, and they may very well be so treated if considered equity. A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of “qualifying income.” The issuing entity is not expected to qualify for the “qualifying income” exception.
     If the issuing entity was treated as a publicly traded partnership taxable as a corporation, the issuing entity would be subject to United States federal income taxes (and state and local taxes) at a corporate tax rates on its net income. Distributions on the notes might not be deductible in computing the issuing entity’s taxable income, and distributions to the noteholders would probably be treated as dividends to the extent paid out of after-tax earnings. Such an entity-level tax could result in reduced distributions to noteholders, or the noteholders could be liable for a share of such tax. In addition, payments on recharacterized notes to foreign holders would be subject to withholding tax regardless of whether the issuing entity is taxed as a corporation or a partnership.
     Alternatively, if the issuing entity were treated as a partnership other than a publicly traded partnership taxable as a corporation, the issuing entity itself would not be subject to federal income tax, but noteholders that were determined to be equity, interests may have adverse federal income tax consequences. For example, tax-exempt holders, including pension plans could recognize “unrelated business taxable income,” foreign holders would be subject to federal income tax and tax filing requirements, individuals may be required to recognize additional income and corresponding non-deductible expenses, and all noteholders treated as equity holders may have adverse timing and character consequences.
     Because the issuing entity will treat the notes as indebtedness for federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the notes discussed above.
     Except where indicated to the contrary, the following discussion assumes that the notes are debt for federal income tax purposes.
Stated Interest
     Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a note owner’s method of tax accounting.
Original Issue Discount
     A note will be treated as issued with original issue discount (“OID”) if the excess of its “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years based on the anticipated weighted average life of the note to its maturity. It is expected that the notes will be issued with de minimis OID. Generally, the issue price of a note should be the first price at which a substantial amount of the notes included in the issue of which such note is a part is sold to other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is expected to equal the principal amount of the related note. Any amount not treated as OID because it is de minimis OID must be included in income (generally as gain from the sale of that note) as principal payments are received on the related note in the proportion that each such payment bears to the original principal amount of that senior note.
     If the notes were treated as issued with OID, a note owner would be required to include OID in income before the receipt of cash attributable to that income using the constant-yield method. Under the constant-yield method, the amount of OID includible in income is the sum of the daily portions of OID with respect to the related note for each day during the taxable year or portion of the taxable year in which the note owner holds that note. The amount of OID includible in income by a note owner would be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period.

     Such OID would generally equal the product of the yield to maturity of the related note (adjusted for the length of the accrual period) and its adjusted issue price at the beginning of the accrual period, reduced by any payments of “qualified stated interest.” Accrual periods with respect to a note may be any set of periods (which may be of varying lengths) selected by the note owner as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on such note occurs on either the final or first day of an accrual period.
     The adjusted issue price of a note will be the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to that note in all prior periods, other than “qualified stated interest payments.” Qualified stated interest payments are interest payments on the notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the obligation.
Market Discount
     The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the note owner purchases a note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the related notes were issued with OID, its original issue price (as adjusted for accrued original issue discount, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) that gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related note multiplied by a fraction, the numerator of which is the number of days the note owner held that note and the denominator of which is the number of days from the date the note owner acquired that note until its maturity date. The note owner may elect, however, to determine accrued market discount under the constant-yield method.
     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A note owner may elect to include market discount in gross income as it accrues and, if that note owner makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which that election applies. The adjusted basis of a note subject to that election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.
Total Accrual Election
     A note owner may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading “—Original Issue Discount,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “—Amortizable Bond Premium”) or acquisition premium.
     In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing note owner’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing note owner, and no payments on the note will be treated as payments of qualified stated interest. This election will generally apply only to the note with respect to which it is made and may not be revoked without the consent of the IRS. Note owners should consult with their own advisers as to the effect in their circumstances of making this election.
Amortizable Bond Premium
     In general, if a note owner purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), that note owner will be considered to have purchased such note with “amortizable bond premium” equal to the amount of that excess. That note owner may elect to amortize the bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the note. That note owner’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any elections to amortize the bond premium as an offset to interest income will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the note owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a note owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of such note.
Short-Term Debt
     An owner of a note, which has a fixed maturity date not more than one year from the issue date, will generally not be required to include OID income on the note as it accrues. That general rule may not apply, however, if the owner holds the instrument as part of a hedging transaction, as a stripped bond or stripped coupon or if the holder is:
•	an accrual method taxpayer;

•	a bank;

•	a broker or dealer that holds the note as inventory;

•	a regulated investment company or common trust fund; or

•	the beneficial owner of specified pass-through entities specified in the Code.
     An owner of a note who is not required to include OID income on the note as it accrues will instead include the OID accrued on the note in gross income as principal is paid thereon, at maturity and upon a sale or exchange of the note. Such owner would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of any interest income and OID accrued on that note. However, the owner may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the owner in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a note on a straight-line basis, unless the owner irrevocably elects, under Treasury regulations, to apply a constant interest method, using the owner’s yield to maturity and daily compounding.
Disposition of the Notes
     A note owner’s adjusted tax basis in a note will be its cost, increased by the amount of any OID, market discount, acquisition discount and gain previously included in income with respect to the note, and reduced by the amount of any payments on such note that is not qualified stated interest and the amount of bond premium previously amortized with respect to such note. A note owner will generally recognize gain or loss on the sale or retirement of a note equal to the difference between the amount realized on the sale or retirement and the tax basis of the note. Such gain or loss will be capital gain or loss (except to the extent attributable to accrued but unpaid interest or as described under “—Market Discount”) and will be long-term capital gain or loss if their note was held for more than one year.
Net Investment Income
     Recently enacted legislation generally imposes a tax of 3.8% on the “net investment income” of certain individuals, trusts and estates for taxable years beginning after December 31, 2012. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States persons should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Information Reporting and Backup Withholding
     The indenture trustee will be required to report annually to the IRS, and to each note owner, the amount of interest paid on the notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each note owner (other than note owners who are not subject to the reporting requirements) will be required to provide, under penalty of perjury, a certificate containing the note owner’s name, address, correct federal taxpayer identification number (which includes a social security number) and a statement that the note owner is not subject to backup withholding. This statement may be made in a Form W-9 or substantially similar substitute form. Should a non-exempt note owner fail to provide the required certification or should the IRS notify the indenture trustee or the issuing entity that the note owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee will be required to withhold (or cause to be withheld) on the interest otherwise payable to the note owner, and remit the withheld amounts to the IRS as a credit against the note owner’s federal income tax liability.
Tax Consequences to Foreign Investors
     The following information describes the United States federal income tax treatment of investors that are not U.S. persons (each, a “foreign person”). The term “foreign person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia (unless in the case of an entity treated as a partnership treasury regulations are adopted that provide otherwise), (iii) an estate whose income is subject to United States federal income tax regardless of its source of income or (iv) a trust treated as a U.S. Person under Section 7701(a) of the Code.
     Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person, generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (i) is not actually or constructively a “10 percent shareholder” of the issuing entity or VW Credit, or a “controlled foreign corporation” with respect to which the issuing entity or VW Credit is a “related person” within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalty of perjury, certifying that the note owner is a foreign person and providing that foreign person’s name and address. The statement may be made on a Form W-8BEN or substantially similar substitute form, and the foreign person must inform the withholding agent of any change in the information on the statement within 30 days of the change. If a certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by Form W-8BEN or substitute form provided by the foreign person to the organization or institution holding the certificate on behalf of the foreign person. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If that interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.
     Any capital gain realized on the sale or other taxable disposition of a U.S. note by a foreign person will be exempt from United States federal income and withholding tax provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.
     If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the note owner (although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its

“effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.
     The federal tax discussions set forth above are included for general information only and may not be applicable depending upon a note owner’s particular tax situation. The discussion above also does not address the applicability of state or local tax laws to the purchase, ownership or disposition of the affected notes. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.
STATE AND LOCAL TAX CONSEQUENCES
     The above discussion does not address the tax treatment of the notes or the issuing entity under any state or local tax laws. The activities to be undertaken by the servicer in servicing the leases and leased vehicles and collecting lease payments will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any issuing entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.
TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS
     Treasury Regulations directed at “potentially abusive” tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. You may be required to report your investment in the securities even if your securities are treated as debt for federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.
     You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the securities, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.
CERTAIN ERISA CONSIDERATIONS
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, specific types of Keogh Plans, other plans covered by Section 4975 of the Code and entities deemed to hold “plan assets” of any of the foregoing (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
Exemptions Available to Debt Instruments
     Transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor (the “ regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of

ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the regulation applied. An equity interest is defined under the regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “Certain ERISA Considerations” in the applicable prospectus supplement.
     Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition, holding and disposition of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an originator, the servicer, the depositor, the issuing entity, an underwriter, the administrator, the owner trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the acquisition, holding and disposition of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.
     Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements or the prohibited transaction provisions under Section 4975 of the Code discussed above; however, governmental plans may be subject to substantially similar state or local laws.
     We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
Underwriter Exemption
     The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict of interest rules of ERISA with respect to the initial acquisition, holding and subsequent disposition by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle leases such as the receivables offered in this prospectus. The exemption defines a qualified motor vehicle lease as a motor vehicle lease where (a) the issuing entity owns or holds a security interest in the lease, (b) the issuing entity owns or holds a security interest in the leased motor vehicle and (c) the issuing entity’s security interest in the leased motor vehicle is at least as protective of the issuing entity’s rights as the issuing entity would receive under a motor vehicle installment contract.

     The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:
     (1) the acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party.
     (2) the notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS, Inc.
     (3) the sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuing entity represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.
     (4) The owner trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the “restricted group,” other than the underwriter. The restricted group consists of the underwriter, the indenture trustee, the seller, the owner trustee, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle receivables constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets of the issuing entity as of the date of initial issuance of the notes or certificates and any affiliate of these parties.
     (5) The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.
     (6) The issuing entity satisfies the following requirements:
     (a) the corpus of the issuing entity consists solely of assets of the type which have been included in other investment pools;
     (b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates; and
     (c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.
     (7) The legal document establishing the issuing entity contains restrictions necessary to ensure that the assets of the issuing entity may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the receivables sale and servicing agreements prohibit all parties from filing an involuntary bankruptcy or insolvency petition against the issuing entity and a true sale opinion is issued in connection with the transfer of assets to the issuing entity.
     (8) The acquisition of additional receivables, during the pre-funding period must satisfy the following requirements:
     (a) all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

     (b) the additional receivables do not result in a lower credit rating;
     (c) the characteristics of the additional receivables are substantially similar to those of the motor vehicle receivables described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the seller;
     (d) the pre-funded amount must not exceed 25% of the original aggregate certificate balance of the offered certificates; and
     (e) the pre-funding period must end the earlier of:
     (x) three months or ninety days after the closing date for that transaction;
     (y) the date on which an event of default occurs; or
     (z) the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any, or other agreement(s) among the seller, a servicer and trustee.
     (9) The underwriter’s exemption permits interest-rate swap contract to be assets of an issuing entity if certain conditions are satisfied. An interest-rate swap (a “swap” or “swap agreement”) is a permitted issuing entity asset if it:
     (a) is an “eligible swap”. An “eligible swap” is one which:
     (1) is denominated in U.S. dollars;
     (2) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;
     (3) has a notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations;
     (4) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);
     (5) has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of certificates are fully repaid; and
     (6) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging;
     (b) is with an “eligible counterparty”. An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term credit rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency;
     (c) is purchased by a “qualified plan investor”. A “qualified plan investor” is an employee benefit plan or plans where the decision to buy such class of certificates is made on behalf of the employee benefit plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the certificates and such fiduciary is either
     (1) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14 (a QPAM generally would include for these purposes insurance companies, savings and loan associations, banks and registered investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements); or
     (2) an “in-house asset manager” under PTCE 96-23 (see below); or
     (3) has total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time the certificates are acquired by the employee benefit plan;
     (d) if a “rating dependent swap” (where the rating of a class of certificates is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:
     (1) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or
     (2) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).
In the event that the servicer fails to meet these obligations, employee benefit plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter’s exemption will prospectively cease to be applicable to any class of certificates held by an employee benefit plan which involves such ratings dependent swap;
     (e) if a “non-ratings dependent swap” (those where the rating of the certificates does not depend on the terms and conditions of the swap) the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     (1) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);
     (2) cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or
     (3) terminate the swap agreement in accordance with its terms; and
     (f) permits the issuing entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.
     Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition, holding and disposition of securities by benefit plans sponsored by the seller, the underwriters, the owner trustee, the administrator, the indenture trustee, the servicer, the insurer, the swap counterparty or any “obligor” (as defined in the underwriter’s exemption) with respect to receivables included in the issuing entity constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets in the restricted group, or any affiliates of these parties. Moreover, the exemptive relief from the self-dealing/ conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:
•	a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•
immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuing entity containing assets sold or serviced by the same entity; and

•
in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the restricted group.

     The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuing entity, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the issuing entity. All transactions relating to the servicing, management and operations of the issuing entity will be carried out in accordance with the administration agreement, indenture and receivables sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.
     Each purchaser that is purchasing the notes or certificates in reliance on the underwriter’s exemption will be deemed to represent that it qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB- (or the equivalent rating), the note or certificate could no longer be transferred to a plan in reliance on the exemption, other than to an insurance company general account that meets the requirements of Section I and III of PTCE 95-60. If the ratings decline below one of the four highest generic rating categories from Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS, Inc. each transferee will be deemed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

     For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “Certain ERISA Considerations” in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuing entity will be deemed to hold plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Code.
PLAN OF DISTRIBUTION
     The depositor may offer and sell the securities of a series in one or more of the following ways: (1) directly to one or more purchasers; (2) through agents or (3) through underwriters. Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series that are offered and sold through underwriters, the depositor will agree to sell or cause the related issuing entity to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.
     If market conditions permit, the depositor may decide to increase the amount of securities being offered and the size of the related pool of motor vehicle leases and related leased vehicles in a particular transaction subsequent to the delivery of the preliminary prospectus. If the aggregate securitization value of the portfolio of leases and related leased vehicles, the amount of each class of securities and the credit enhancement related thereto are proportionally increased, and if there are no material changes to the composition of the portfolio of leases and leased vehicles on a percentage basis, then it is expected that no additional disclosure would be provided prior to the time the securities are sold.
     Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, is, and any agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be, an underwriter of those securities under the Securities Act and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.
     In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
     Each applicable prospectus supplement will either:
•
set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•
specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

     Each underwriting agreement will provide that VW Credit and/or the depositor, as specified, will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Each issuing entity may invest funds in accounts of that issuing entity in permitted investments acquired from the underwriters or from VW Credit, the depositor or any of their affiliates.

     Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.
     Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.
FORWARD-LOOKING STATEMENTS
     This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by VW Credit, the issuing entity or the depositor, in press releases and in oral and written statements made by or with VW Credit’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of VW Credit, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. VW Credit, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.
     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of VW Credit, the issuing entity or the depositor to control or predict. The forward- looking statements made in this prospectus are accurate as of the date stated on the cover of this prospectus. VW Credit, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
RATINGS OF THE SECURITIES
     Each class of securities specified as being offered by the applicable prospectus supplement will be initially rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of VW Credit. The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies that are rating the offered securities. The rating does not address the expected schedule of principal repayments on a class of securities other than to say that principal will be returned no later than the final maturity date for that class of securities. We believe that the rating agencies that are rating the offered securities will continue to monitor those ratings while the offered securities are outstanding, although they will not be contractually required to do so. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency rating the offered securities. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless such person or entity and the form of credit enhancement to be provided is identified in the applicable prospectus supplement. An issuing entity may also issue non-investment grade or unrated securities that are not offered under this prospectus and applicable prospectus supplement. A rating is based on each rating agency’s independent evaluation of the leases and related leased vehicles and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.
REPORTS TO SECURITYHOLDERS
     Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the related sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of VW Credit to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.
WHERE YOU CAN FIND MORE INFORMATION
     Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as depositor, has filed a registration statement with the SEC relating to the securities. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports will be prepared, signed and filed with the SEC by the depositor or the servicer on behalf of each issuing entity. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, NE, Washington, D.C., 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F. Street, NE, Washington D.C., 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at http//www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuing entity of that series.
     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Volkswagen Auto Lease/Loan Underwritten Funding, LLC, 2200 Ferdinand Porsche Drive, Herndon, Virginia 20171 or calling us at (703) 364-7000.

LEGAL MATTERS
     Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the depositor by Mayer Brown LLP, Chicago, Illinois.

INDEX OF PRINCIPAL TERMS
     Set forth below is a list of certain of the more important terms used in this prospectus and the pages on which the definitions of those terms may be found.

administration agreement	35
administrative lien	18
amortizable bond premium	58
amortization period	32
Base Servicing Agreement	17
benefit plan	61
Black Book	21
capital assets	56
certificate factor	29
Charged-off Lease	55
Clearstream	33
Code	44
Collections	37
customary servicing practices	36
DTC	33
early termination	25
early termination amount	25
eligible counterparty	64
eligible swap	64
equity interest	62
ERISA	61
Euroclear	33
event of default	44
Exchange Act	27
foreign person	60
Included Units	15
incorporate by reference	69
in-house asset managers	62
insolvency laws	49
IRS	56
issuing entity property	16
leased vehicle sale price	25
lemon laws	11,55
LKE Program	40
market discount rules	58
maturity date purchase option amount	24
note factor	29
OID	57
origination trust	15,17
origination trust agreement	17
Origination Trust Documents	19
Other SUBI	15,17
Other SUBI Certificates	17
owner	53
portfolio interest	60
prohibited transaction	61
PTCE	62,65
Pull-Ahead Amount	24
QPAM	65
qualified plan investor	65
qualified professional asset managers	62
qualified stated interest	58
qualified stated interest payments	58
regulation	61
replacement vehicles	40
restricted group	63
revolving period	32
Securities Act	39
seller	15
Servicing Agreement	19
stated redemption price at maturity	57
stated residual value	21
Strip Certificates	31
Strip Notes	30
SUBI sale agreement	35
SUBI transfer agreement	35
subvented leases	38
swap	64
swap agreement	64
Transaction SUBI	15
Transaction SUBI Certificate	15
Transaction SUBI Servicing Supplement	19,35
Transaction SUBI Supplement	19
Transaction SUBI Trust Agreement	19
Transportation Act	4
U.S. Bank	18
Unit	15
UTI	15,17
UTI Certificates	17
Volkswagen AG	20
Volkswagen Group of America	20
VW Credit	15
WTC	18

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the seller, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the accompanying prospectus, respectively.

Volkswagen Auto Lease Trust 2010-A
Issuing Entity

Class A-1 Notes   % $158,000,000
Class A-2 Notes   % $256,000,000
Class A-3 Notes   % $265,000,000
Class A-4 Notes   % $71,000,000

Volkswagen Auto Lease/Loan Underwritten Funding, LLC
Depositor

VW Credit, Inc.
Sponsor and Servicer

PROSPECTUS
SUPPLEMENT

Joint Bookrunners

Barclays Capital	Deutsche Bank Securities

Co-Managers

BofA Merrill Lynch
Citi
J.P. Morgan
RBS
SOCIETE GENERALE
Until     , 2010, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.